Exhibit 99.1
Explanatory Statement
This Current Report on Form
8-K
(including this Exhibit 99.1, the “Form
8-K”)
is being filed to reflect certain retrospective revisions for discontinued operations and changes in reportable segments described under the heading “Business” below that have been made to the consolidated financial statements of Surgalign Holdings, Inc. (formerly known as RTI Surgical Holdings, Inc.) (“we,” “us,” “Surgalign” or the “Company”) in its Annual Report on Form
10-K
for the year ended December 31, 2019 that was previously filed with the Securities and Exchange Commission (“SEC”) on June 8, 2020 (the “2019 Form
10-K”).
In particular, this Form
8-K
contains a revised description of Surgalign’s “Business,” “Properties,” “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk,” and “Financial Statements and Supplementary Data”.

PART I

ITEM 1.	BUSINESS.
Company Overview
Surgalign Holdings, Inc. (formerly known as RTI Surgical Holdings, Inc.) is a global medical technology company advancing the science of spine care, focused on delivering innovative solutions that drive superior clinical and economic outcomes. Surgalign is building off a legacy of high quality and differentiated products and continues to invest in clinically validated innovation to deliver better surgical outcomes and improve patients’ lives. Surgalign markets products throughout the United States and in more than 50 countries worldwide through an expanding network of top independent distributors. Surgalign, a member of Advanced Medical Technology Association” (“AdvaMed”), is headquartered in Deerfield, Illinois, with commercial, innovation and design centers in Marquette, Michigan, and Wurmlingen, Germany.
On July 20, 2020, the Company completed the disposition of its original equipment manufacturer businesses (“OEM Businesses”), and became a business focused on spinal implants and technology. The Company divested the OEM Businesses pursuant to the transactions (the “Transactions”) contemplated by the Equity Purchase Agreement , dated as of January 13, 2020, as amended by that certain First Amendment to Equity Purchase Agreement dated as of March 6, 2020, that certain Second Amendment to Equity Purchase Agreement, dated as of April 27, 2020 and that certain Third Amendment to Equity Purchase Agreement, dated as of July 8, 2020 (as amended the “OEM Purchase Agreement”), by and between Surgalign and Ardi Bidco Ltd. (the “Buyer”), an entity owned and controlled by Montagu Private Equity LLP, and the agreements ancillary to the OEM Purchase Agreement. As a result of the disposition, among other things, the Company’s OEM Businesses and business related to processing donated human musculoskeletal and other tissue and bovine and porcine animal tissue in producing allograft and xenograft implants using BIOCLEANSE
®
, TUTOPLAST
®
and CANCELLE
®
SP sterilization processes were sold to the Buyer and its affiliates for a purchase price of $440 million in cash, subject to certain adjustments. Further, pursuant to the terms of the OEM Purchase Agreement, the Company and its subsidiaries sold to the Buyer and its affiliates all of the issued and outstanding shares of RTI OEM, LLC (which, prior to the Transactions, was converted to a corporation and changed its name to “RTI Surgical, Inc.”), RTI Surgical, LLC (which, prior to the Transactions, was converted to a corporation and changed its name to “Pioneer Surgical Technology, Inc.”), Tutogen Medical (United States), Inc. and Tutogen Medical GmbH. The Transactions were previously described in the Definitive Proxy Statement on Schedule 14A filed by the Company with the SEC on June 18, 2020. Subsequent to the consummation of Transactions, the Company’s name was changed to Surgalign Holdings, Inc., operating as Surgalign Spine Technologies. Where obvious and appropriate from the context, references herein to Surgalign or the Company refer to the Company including the disposed OEM Businesses.
The OEM Businesses met the criteria within ASC 205-20 to be reported as discontinued operations because the Transactions were a strategic shift in business that had a major effect on the Company’s operations and financial results. Therefore, the Company is reporting the historical results of the OEM Businesses including the results of operations and cash flows as discontinued operations, and related assets and liabilities were retrospectively reclassified as assets and liabilities of discontinued operations for all periods presented herein. Unless otherwise noted, applicable amounts in the prior year have been recast to conform to this discontinued operations presentation. See Note 5 of the Consolidated Financial Statements in Part IV, Item 15, “Exhibits and Financial Statement Schedules” of this Exhibit for additional information. Unless otherwise indicated, the following information relates to continuing operations. A more complete description of our business prior to the Transactions is included in Item 1. “Business”, in Part I of the Annual Report on Form 10-K for the year ended December 31, 2019 that was previously filed with the Securities and Exchange Commission (“SEC”) on June 8, 2020.
Our principal office is located at 520 Lake Cook Road, Suite 315, Deerfield, Illinois, and our phone number is (224) 303-4651. Additional information can be found in our periodic and current reports filed with the SEC. Copies of our current and periodic reports filed with the SEC are available at the SEC’s website at www.sec.gov and our website at www.surgalign.com. under the caption “Investors—Financials.”
Strategy
In 2019, we continued to implement a focused strategy to expand our spine operations and create long-term, profitable growth for the company. The core components of our strategy were:

•	Reduce Complexity. We worked to reduce complexity in our organization by divesting non-core assets and investing in core competencies.

•	Drive Operational Excellence. We worked to optimize material cost and drive operational efficiency to reduce other direct costs by pursuing world class manufacturing.

•
Accelerate Growth.
We invested in innovative, niche, high growth product categories leveraging core competency in the spine market; utilizing core technologies to expand OEM relationships and drive organic growth; and building relevant scale in our spinal portfolio to improve our importance to the consolidating healthcare market driven increasingly by integrated delivery networks and group purchasing organizations.

Segments
Prior to the Transactions, the Company operated two reportable segments: Spine and OEM. Subsequent to the Transactions, the Company operates one reportable segment.
Corporate Information
Regeneration Technologies, Inc. (“RTI”) was incorporated in 1997 in Florida as a wholly-owned subsidiary of the University of Florida Tissue Bank (“UFTB”). RTI began operations on February 12, 1998 when UFTB contributed its allograft processing operations, related equipment and technologies, distribution arrangements, research and development activities and certain other assets to RTI. At the time of its initial public offering in August 2000, RTI was reincorporated in the State of Delaware. In July 2013, RTI completed the acquisition of Pioneer Surgical Technology, Inc. (“Pioneer Surgical”) and, in connection with the acquisition, changed its name from RTI Biologics, Inc. to RTI Surgical, Inc. In August 2017, RTI completed the sale of substantially all of the assets related to the Cardiothoracic closure business (the “CT Business”) to A&E Advanced Closure Systems, LLC (a subsidiary of A&E Medical Corporation). On January 4, 2018, RTI Surgical, inc. entered the sacroiliac joint fusion market with the acquisition of Zyga Technology, Inc. (“Zyga”), which was acquired through the merger of one of the Company’s wholly-owned subsidiaries with and into Zyga. On March 8, 2019, we acquired Paradigm Spine, LLC (“Paradigm”) in a cash and stock transaction. In connection with the Paradigm transaction, the Company restructured and RTI Surgical, Inc. became a wholly-owned subsidiary of RTI Surgical Holdings, Inc.
On July 20, 2020, the Company completed the sale of the OEM Businesses and, in connection with the transaction, changed its name from RTI Surgical Holdings, Inc. to Surgalign Holdings, Inc. and we became a pure-play spine company trading on The Nasdaq Global Select Market with the ticker symbol “SRGA.”
COVID-19
The coronavirus
(COVID-19)
pandemic, as well as the corresponding governmental response, has had significant negative effects on the majority of the U.S. economy and has adversely affected the Company’s business. The consequences of the outbreak and impact on the economy continues to evolve and the full extent of the impact is uncertain as of the date of this filing. The outbreak has already had, and continues to have, a material adverse effect on the Company’s business, operating results and financial condition and has significantly disrupted the operations of the Company.
At times throughout 2020, many hospitals and other medical facilities canceled elective surgeries, reduced and diverted staffing and diverted other resources to patients suffering from COVID-19 and limited hospital access for non-patients,
including our direct and indirect sales representatives. Because of the
COVID-19
pandemic, surgeons and their patients have been required, or are choosing, to defer procedures in which our products would be used, and many facilities that specialize in the procedures in which our products would be used have closed or reduced operating hours. These circumstances have negatively impacted the ability of our employees and distributors to effectively market and sell our products. In addition, even after the pandemic subsides and/or governmental orders no longer prohibit or recommend against performing such procedures, patients may continue to defer such procedures out of concern of being exposed to COVID-19 or for other reasons.
The
COVID-19
pandemic has also caused adverse effects on general commercial activity and the global economy, which has led to an economic slowdown and recession, and which has adversely affected our business, operating results or financial condition. The adverse effect of the pandemic on the broader economy has also negatively affected demand for procedures using our products, and could cause one or more of our distributors, customers, and suppliers to experience financial distress, cancel, postpone or delay orders, be unable to perform under a contract, file for bankruptcy protection, go out of business, or suffer disruptions in their business. This could impact our ability to provide products and otherwise operate our business, as well as increase our costs and expenses.
The
COVID-19
pandemic has also led to and could continue to lead to severe disruption and volatility in the global capital markets, which could increase our cost of future capital and adversely affect our ability to access the capital markets in the future.
The above and other continued disruptions to the Company’s business as a result of
COVID-19
has resulted in a material adverse effect on the Company’s business, operating results and financial condition. The full extent to which the
COVID-19
pandemic will impact the Company’s business will depend on future developments that are highly uncertain and cannot be accurately predicted, including the possibility that new adverse information may emerge concerning
COVID-19
and additional actions to contain it or treat its impact may be required.
In response to the
COVID-19
novel coronavirus pandemic and the resulting federal and local guidelines, the Company furloughed or reduced the hours of a majority of its U.S.-based employees during the second quarter of 2020. While the Company’s employees have since returned to work, the Company cannot predict when its operations will return to pre-pandemic levels and will continue to carefully monitor the situation and the needs of the business.
Industry Overview
Defects in bone and other human tissue can be caused by a variety of sources including trauma, congenital defects, aging, revision of joint replacements, infectious disease, cancer and other similar conditions. The predominant method used to repair injured or defective bone and tissue is surgical intervention, primarily through the use of surgical implants. When considering a surgical procedure for bone or tissue repair, surgeons and patients have a number of treatment options including:

•	metals and synthetics;

•	“xenograft” tissue from an animal source;

•	“autograft” tissue from the patient; and

•	“allograft” tissue from another human donor.
Depending on the specific surgery, surgeons may elect to use any number of these treatment options. We offer a broad line of metal, synthetic, xenograft and allograft solutions to meet their needs.
Metals and Synthetics
The medical community has used metal and synthetic materials for implant procedures for many years. Metal and synthetic technologies are used to create both surgical implants as well as instruments used in surgical procedures. These implants are used in a variety of procedures in spine, trauma and other areas. Typical metals used include surgical stainless steel and titanium. These materials are chosen for their strength and durability. Synthetic implants provide alternative implant options for surgeons and reliable availability due to the variable supply of xenograft, autograft and allograft. One common example of a synthetic material is polyetheretherketone (“PEEK”). A recent trend has emerged for advanced materials in spinal interbody devices. Surgalign has a position in that space through its Fortilink family of products, which is produced by additive manufacturing (i.e.
3-D
printing) using a proprietary polyetherketoneketone (“PEKK”) material called TETRAfuse
®
3-D.
The Company’s exclusive supplier of TETRAfuse
®
3-D
is Oxford Performance Materials, Inc. Metals and Synthetics are included in both continuing and discontinued operations.

Xenograft Tissue
Xenograft tissue-based implants are common in many areas of medicine including cardiac and vascular procedures, soft tissue repair and wound care. Xenograft based implants are also used in the repair of bone defects in orthopedic surgery as carriers for demineralized bone matrix and bone morphogenic protein products. The production of xenograft implants involves recovering animal tissue, typically from cattle (bovine) or pigs (porcine), processing and sterilization, and then transplanting the xenograft implant into a human patient. Xenograft Tissue is included in discontinued operations.
Autograft and Allograft Tissue
Many surgeons use autograft and allograft tissue in their surgical procedures to take advantage of their natural characteristics. Autograft procedures involve a surgeon harvesting tissue from one part of a patient’s body for transplant to another part of the body. Allograft tissues are recovered from cadaveric donors, processed for certain intended uses and then transplanted by a surgeon into the patient’s body to make the needed repair.
Autograft and allograft bone implants are not only “osteoconductive,” meaning they provide a scaffold for new bone to attach itself to, but can be “osteoinductive” as well, meaning they stimulate the growth of new tissue. Autograft and Allograft Tissue are both included in discontinued operations.
Marketing and Distribution
We market and distribute our implants through direct distribution channels and a combination of both exclusive and non-exclusive
OEM distributors depending upon the product category. Our implants for our continuing operations are used in the following markets: spine, and orthobiologics. Our implants range from metals, synthetics, allografts and xenografts that are precision machined for specific surgical applications, to grafts conventionally processed for general surgical uses.
Continuing Operations
The following discussion relates to continuing operations:
Spine
The human spine consists of four regions: cervical (neck region), thoracic (back region attached to the ribs), lumbar (lower back), and sacral (tail bone). We design, manufacture, and distribute surgical implants, instruments, and biologics used in the treatment of conditions affecting the spine caused by degenerative conditions, deformities or traumatic injury. Our principal implant offering includes a wide variety of systems composed of components such as spine screws and rods, spinal spacers, plates, and various biologics offerings all designed to support, enhance, or promote spinal fusion. Our principal implant offerings by market segment are as follows:

•	Thoracolumbar : Streamline ® TL Spinal Fixation System, Quantum ® Spinal Fixation System, Streamline ® MIS Spinal Fixation System, MIS FusionTM Instrumentation, Contact ® Anterior Lumbar Plate System

•	Cervical : Streamline ® Posterior Cervical Spinal Fixation System, Slimfuse ® Anterior Cervical Plate System, Aspect ® Anterior Cervical Plate System

•	Lateral : Clarity ® Retractor System, Lat-FuseTM Lateral Plate System

•	Interbody : C PlusTM PEEK IBF System, BulletTM PEEK IBF System, Cross-Fuse II ® PEEK VBR/IBF System

•	Biologics : The BioSet ® DBM, BioReady ® DBM, and BioAdapt ® DBM families of paste implants

•	Synthetics : nanOss ® advanced bone graft substitute

International
Internationally we market and distribute our implants through a direct distribution organization and a network of independent distributors.
Discontinued Operations
The following discussion relates to discontinued operations:
Sports
Many repetitive use and sports-related injuries can be addressed with allograft implants. The most prevalent surgeries in the knee include repairs to the anterior cruciate ligament, articular cartilage repair, and meniscus transplantation. The most prevalent surgeries in the shoulder include rotator cuff repair and articular cartilage repair. Our principal sports medicine allografts are tendons for ligament reconstruction, fresh osteochondral grafts for cartilage repair, and our meniscal allografts for advanced meniscus injuries. Many of our sports medicine tendon allografts utilize our patented pre-shaped
technology, which greatly reduces preparation time in the operating room and are generally easier to implant than non pre-shaped
allografts. We also distribute Matrix HD human dermis implants for wound repair and soft tissue augmentation. We also market and distribute implants for abdominal wall repair, and plastic and reconstructive surgery. These implants are processed through our validated Tutoplast
®
tissue sterilization process, which has a proven track record of safety and performance. Principal products include Cortiva human dermis, Fortiva porcine dermis and Tutopatch and Tutomesh bovine pericardium.
OEM Channels
We also market and distribute our implants through relationships with OEM distributors.
Our spine interbody allograft implants are marketed and distributed domestically through our non-exclusive
relationships with Aesculap Implant Systems, Inc., Integra Life Sciences Corporation (“Integra”), Medtronic, PLC (“Medtronic”), Orthofix International NV (“Orthofix”), Stryker Spine, a division of Stryker Corporation (“Stryker”), and Zimmer Biomet Holdings, Inc. (“Zimmer”).
Our allograft paste implants are marketed and distributed under Puros
®
DBM by Zimmer and BIO DBMTM by Stryker.
Our surgical specialty implants are marketed and distributed through distributors including: Integra for dural repair applications; Davol, Inc., a subsidiary of C. R. Bard, Inc. (“Davol”) for hernia repair and breast reconstruction; Katena Products, Inc. for ophthalmology and Coloplast A/S of Denmark (“Coloplast”) for urology.
Our allograft dental implants including cancellous and cortical bone and human and bovine membranes primarily for dental procedures related to augmenting ridge restoration are distributed exclusively by Zimmer.
Our trauma implants are distributed through Zimmer and DePuy Synthes (“Synthes”), a Johnson & Johnson Inc. subsidiary. Zimmer across all implants represents approximately 18% of our total revenues.
Our cardiothoracic hardware implants are distributed through A&E.

The BIOCLEANSE
®
Tissue Sterilization Process
We have developed and utilized in the United States the patented BIOCLEANSE
®
tissue sterilization process, which is an automated, pharmaceutical grade chemical sterilization process for musculoskeletal bone and certain soft tissue. This process is fully validated to kill or inactivate all classes of conventional pathogens, viruses, microbes, bacteria and fungi. Our BIOCLEANSE
®
process is able to remove greater than 99% of the blood, fats, lipids and other unwanted materials from the tissue we process. An important element of the BIOCLEANSE
®
process is that while it removes unwanted materials embedded within the tissue, it maintains the tissue’s structural integrity and compression strength. Studies have shown that bone tissue sterilized with the BIOCLEANSE
®
process maintains the same compression strength as untreated tissue.
The BIOCLEANSE
®
process has been reviewed by the U.S. Food and Drug Administration (“FDA”) which concluded that BIOCLEANSE
®
was a validated tissue sterilization process demonstrated to prevent contamination of tissue grafts. To our knowledge, no other tissue sterilization process related to human tissue in our industry has been reviewed or approved by the FDA. It should be noted that the FDA does not have a formal approval process in place for tissue related processing techniques.
Two types of preserved allografts are processed using the BIOCLEANSE
®
process: soft tissue, consisting of tendons and cartilage; and bone tissue, consisting of various configurations of cancellous and cortical bone material. Tendons and cartilage are used to repair/replace native tissue primarily in sports medicine reconstructive surgeries. Processed cortical and cancellous bone materials are used in a wide variety of applications in spine and orthopedic surgeries.
The TUTOPLAST
®
Tissue Sterilization Process
The TUTOPLAST
®
tissue sterilization process utilizes solvent dehydration and chemical inactivation to remove blood, lipids and extraneous materials, and inactivate viruses and break down RNA and DNA into fragments not capable of replication and disease transmission while preserving the biological and mechanical properties.
Two types of preserved allografts are processed using the TUTOPLAST
®
process: soft tissue, consisting of fascia lata, pericardium, dermis, sclera and cornea; and bone tissue, consisting of various configurations of cancellous and cortical bone material. Processed pericardium, fascia lata and dermis are collagenous tissue used to repair, replace or line native connective tissue primarily in dental, ophthalmology, urology, plastic and reconstructive surgeries. Dermis is also used in hernia repair and pelvic floor reconstruction. Sclera and cornea are used in ophthalmology procedures such as anterior and posterior segment patch grafting applications for glaucoma, retina and trauma surgery and oculoplastics, as well as contour wrapping of an orbital implant. Processed cortical and cancellous bone material is used in a wide variety of applications in spine, orthopedic and dental surgeries.
The CANCELLE
®
SP DBM Sterilization Process
DBM-based
pastes and putties are sterilized through the CANCELLE
®
SP process, which is designed to preserve protein activity. In their final form, the DBM implants serve as bone void fillers in many applications, including spinal, general orthopedic, joint reconstruction and dental surgeries.
CANCELLE
®
SP is a proprietary process that sterilizes DBM pastes and putties while simultaneously allowing them to maintain their osteoinductive (“OI”) potential, which is verified by 100% lot testing after sterilization. The determination of OI potential is made by lot release animal studies or testing for certain protein markers. These tests are not necessarily predictive of human clinical results. Through a combination of oxidative treatments and acid or alcohol washes, debris is removed and pathogens are inactivated. Cleansing rinses remove residual chemicals, maintaining biocompatibility and preserving the utility of the graft. The CANCELLE
®
SP irradiation dose is delivered terminally for most pastes and putties to achieve device-level sterility (“SAL 10-6”).
Tissue Recovery
Tissue recovery is the actual removal of tissue from a donor after legal authorization has been obtained. Authorization is obtained by the tissue recovery group. We contract with independent FDA registered tissue recovery groups that specialize in this activity. Tissue recovery personnel aseptically recover tissue within 24 hours following a donor’s death, using surgical instruments and sterile techniques similar to those used in hospitals for routine surgery. Recovered tissue is placed on wet or dry ice, then transported by the donor recovery agency to the tissue processor or possibly a research institution.

Under U.S. law, human tissue cannot be bought and sold. However, the law permits the recovery of reasonable payments for the provision of certain services, such as those involved in recovering, processing and storing tissue and related to the advancement of tissue processing technologies; all types of activities in which we are involved.
Donor recovery groups recover a variety of tissue types from donors including the fibula, femur, tibia, humerus, ilium, pericardium, fascia lata, dermis, costal cartilage, sclera, tendons and ligaments. We believe that our established relationships with recovery organizations are sufficient to meet our ongoing operation demands. These contracted tissue recovery organizations are responsible for obtaining appropriate authorization and conducting federally-mandated donor screening, such as a donor risk assessment interview with the next of kin. Each donor is evaluated against current acceptance criteria prior to donor tissue being sent to our processing facility. Upon receipt of the tissue, we conduct pre-processing
donor screening to determine donor medical suitability for transplantation.
Pre-processing
screening performed by us includes laboratory testing and a donor medical eligibility assessment. With respect to laboratory testing, we perform an extensive panel of serological and microbiological tests using Clinical Laboratory Improvements Amendment (“CLIA”) approved laboratories and FDA test kits. These results are subject to stringent criteria in order to release the donor tissue to the processing stage.
We have relationships with tissue donor recovery agencies across the United States. We also have relationships outside the United States. We believe additional recovery group relationships would be available if needed and consequently that the loss of any one of our sources of donor tissue would not have a material impact on our operating results.
We continue to develop new xenograft tissue implants. Implants processed from xenograft tissue are regulated by the FDA as devices and require approval or licenses from the FDA prior to marketing in the United States. The sources of our bovine animal tissues are regulated closed herds. We believe that our established relationships with our sources of xenograft animal tissues are sufficient to meet our demands for our ongoing operations. We believe the continued development of our xenograft implants will help us meet unmet demand for certain allografts and also allow us to develop new biological implants that cannot currently be made due to structural limitations of human tissue.
Research and Development
Our strategy has been to develop new implants, technologies and surgical techniques within our current markets, and to develop additional technologies for other markets to address unmet clinical needs. We have done this by building on our core technology platforms TETRAfuse
®
3-D,
which is reported in continuing operations, as well as BIOCLEANSE
®
, TUTOPLAST
®
and CANCELLE
®
SP, which are reported in discontinued operations, precision machining, assembled grafts, tissue-mediated osteoinduction and our metal and synthetics design and production expertise. We have worked and continue to work on developing differentiated technologies and investing in generating the necessary clinical data to drive demand and support appropriate reimbursement. We operate a dedicated research team working on advanced technologies, and have embedded development/technical teams who work with the business/marketing teams focused on expanding the scope and scale of existing competencies such as metal and synthetics manufacturing to meet specific surgical needs.
In 2019, we launched one new product in spine with respect to continuing operations, which was the CervAlign Anterior Cervical Plate System, and new implants and product enhancements in sports and general orthopedics with respect to discontinued operations, in each case, developed by our research and development teams. In 2018, we launched six new implants and product enhancements, collectively, in spine with respect to continuing operations and in sports and general orthopedics with respect to discontinued operations, in each case, developed by our research and development teams. With respect to continuing operations, January 2018 marked the first clinical use of the Fortilink-TS and Fortilink-L product systems, which were followed by the full commercial launch of the Fortilink-TS system in May 2018. The Fortilink systems are the second and third in a family of devices to incorporate our TETRAfuse 3D Technology. Also, the ViBone biologic product was introduced through a focused and exclusive partnership with Aziyo Biologics. Enhancements were made to Streamline OCT system, continuing the history of continuously improved features and options; performance improvements were made to our synthetic biologic line with the release of nanOss 3D Plus. Additionally, with respect to discontinued operations, in 2018 we began the manufacture and initial commercial use of the Thorecon sternal closure system in association with our partner A&E.

Intellectual Property
Our business depends upon the significant
know-how
and proprietary technology we have developed and curated. To protect this know-how
and proprietary technology, we rely on a combination of trade secret laws, patents, licenses, trademarks and confidentiality agreements. The intended effect of these intellectual property rights is to define zones of exclusive use of the covered intellectual property. The duration of patent rights generally is 20 years from the date of filing of priority application, while trademarks, once registered, generally have a term of 10 years but can be renewed so long as the trademarks continue to be used. Our trademarks and service marks provide our company and our products with a degree of brand recognition in our markets. However, we do not consider any single patent, trademark or service mark material to our business strategy, financial condition or results of operations. Further, we have entered into exclusive and non-exclusive
licenses relating to third-party technologies. In addition, we rely on our know-how,
including proprietary tissue recovery techniques and processes, research and development, tissue processing and quality assurance.
Our U.S. and foreign holdings include, without limitation, patents, patent applications and trade secrets relating to or covering certain spinal implants synthetic bone graft substitutes; interbody fusion and motion implants; spinal and orthopedic plates; spinal rods, cables and screws and spinal fixation systems and related instrumentation.
The medical device industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement. As the number of entrants into our market increases, the risk of an infringement claim against us, as well as the risk of a third party infringing on our patents, grows.
While we attempt to ensure that our implants and methods do not infringe, misappropriate or otherwise violate other parties’ patents and proprietary rights, our competitors or other third parties may assert that our current implants, and the methods we employ, are covered by patents held by them. In addition, our competitors and other third parties may assert that future implants and methods we may employ infringe their patents. If third parties claim that we infringe upon, misappropriate or otherwise violate their intellectual property rights, we may incur liabilities and costs and may have to redesign or discontinue selling the affected implant. Even if we were to prevail, any litigation could be costly and time-consuming and would divert the attention of our management and key personnel from our business operations. We are currently and have in the past been, and may in the future be, involved in litigation relating to intellectual property.
Competition
Competition in the medical implant industry is intense and subject to rapid technological change and evolving industry requirements and standards. Companies within the industry compete based on design of related instrumentation, efficacy of implants, service and relationships with the surgical community, depth of range of implants, scientific and clinical results and pricing. Many of our competitors are substantially larger than we are, with much greater resources. In some cases, our customers compete with us in multiple product categories.
We consider our principal competitors in the spine implant and orthobiologic markets to include Medtronic plc, DePuy Synthes, NuVasive, Inc., Stryker Corporation, Global Medical, Inc., Alphatec Holdings Inc., SeaSpine Holdings Corporation, and Orthofix Medical, Inc.
Government Regulation and Corporate Compliance
Government Regulation
Our products described in this section are included in both continuing and discontinued operations.
Government regulation plays a significant role in the design and distribution of allograft tissue implants and medical devices. We procure, where applicable, process/manufacture, and market our allograft tissue implants and medical devices worldwide. Although some standardization exists, each country in which we do business has its own specific regulatory requirements. These requirements are dynamic in nature and, as such, are continually changing. New regulations may be promulgated at any time and with limited notice. While we believe that we are in material compliance with all existing pertinent international and domestic laws and regulations, there can be no assurance that changes in governmental administrations and regulations, or their interpretation or application, will not adversely affect our operations. Failure to comply with applicable requirements could result in fines, injunctions, civil penalties, recall or seizure of products, suspension of production, inability to market current products, criminal prosecution, and/or refusal of the government to authorize the marketing of new products.
In the United States, most of our allograft implants are regulated by the FDA solely under Title 21 of the Code of Federal Regulations (“CFR”), Parts 1270 and 1271, “Current Good Tissue Practice for Human Cell, Tissue, and Cellular and Tissue-Based Products” (“cGTPs”). Xenograft tissues and some of our allograft- containing implants are regulated as medical devices and subject to FDA 21 CFR, Part 820 Current Good Manufacturing Practices (“cGMPs”) for Medical Devices and related statutes from the FDA. In addition, our U.S. operation is subject to certain state and local regulations, as well as compliance to the standards of the tissue bank industry’s accrediting organization, the American Association of Tissue Banks (“AATB”).

In Germany, allografts are classified as drugs and the German government regulates such implants in accordance with German Drug Law. On April 7, 2004, the European Commission issued a human tissue directive to regulate allografts within the European Union (“EU”). Our Neunkirchen facility is presently licensed by the German Health Authorities and in compliance with applicable international laws and regulations, allowing us to market our human and animal tissue implants globally.
The FDA and international regulatory bodies conduct periodic compliance inspections of both our U.S. and our German processing facilities. All operations are registered with the FDA Center for Devices and Radiological Health (the “CDRH”) for device manufacturing locations and the Center for Biologics Evaluation and Research (the “CBER”) for human tissue recovery, processing and distribution locations and are certified to ISO 13485:2003 and transitioning to ISO 13485:2016. The Alachua facility is also accredited by the AATB and is licensed in the states of Florida, New York, California, Maryland, Delaware and Illinois. The Neunkirchen facility is registered with the German Health Authority as a pharmaceutical and medical device manufacturer and is subject to German Drug Law. We believe that worldwide regulation of allografts and xenografts is likely to intensify as the international regulatory community focuses on the growing demand for these implants and the attendant safety and efficacy issues of citizen recipients.
We currently market and distribute allografts that are subject to the FDA’s “Human Tissue Intended for Transplantation” and “Human Cells, Tissues, and Cellular and Tissue-Based Products” regulations. Under these regulations, we are required to perform donor screening and infectious disease testing and to document this screening and testing for each donor from whom we process tissue, and to process tissues in compliance with cGTP. The FDA has authority under the rules to inspect human tissue processing facilities, and to detain, recall, or destroy tissues for which appropriate documentation and evidence of compliance is not available. We are not required to obtain pre-market
approval or clearance from the FDA for allografts that meet the regulation’s definition of “human tissue.”
The FDA may regulate certain allografts as medical devices, drugs, or biologics, which would require that we obtain approval or product licensure from the FDA. This would occur in those cases where the allograft is deemed to have been “more than minimally manipulated or indicated for non-homologous
use.” In general, “homologous use” occurs when tissue is used for the same basic function that it fulfilled in the donor. The definitional criteria for making these determinations appear in the FDA’s rules. If the FDA decides that certain of our current or future allografts are more than minimally manipulated or indicated for non-homologous
use, it would require licensure, approval or clearances of those allografts. Allografts requiring such pre-market
review are subject to pervasive and continuing regulation by the FDA. We would be required to list these allografts as a drug, as a medical device, or as a biologic, and to manufacture them in specifically registered or licensed facilities in accordance with cGMPs. We would also be subject to post-marketing surveillance and reporting requirements. In addition, our manufacturing facilities and processes would be subject to periodic inspection to assess compliance with cGMPs. Our labeling and promotional activities would be subject to scrutiny by the FDA and, in certain instances, by the Federal Trade Commission. The export of drugs, devices, and biologics is also subject to more intensive regulation than is the case for human tissue implants.
Our research, development and clinical programs, as well as our manufacturing, marketing and commercial operations, are subject to extensive regulation in the United States and other countries. Most notably, all of our implants distributed in the United States are subject to the federal Food, Drug, and Cosmetic Act and the Public Health Services Act as implemented and enforced by the FDA. The regulations that cover our implants and facilities vary widely based on implant type and classification both in the United States, and from country to country. The amount of time required to obtain approvals or clearances from regulatory authorities also differs from country to country.
Unless an exemption applies, most of the medical devices that we wish to commercially distribute in the United States are covered by premarket notification (“510(k)”) clearance from the FDA. The FDA classifies medical devices into one of three classes. Devices deemed to pose lower risks are placed in either Class I or II, with the Class II devices typically requiring the manufacturer to submit to the FDA a premarket notification requesting permission to commercially distribute the device. This process is generally known as 510(k) clearance. Some low risk devices are exempted from this requirement. Devices deemed by the FDA to pose the greatest risks, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a previously cleared 510(k) device, are placed in Class III, requiring approval through the lengthy premarket approval application (“PMA”) process. Manufacturers of most Class II medical devices are required to obtain 510(k) clearance prior to marketing their devices. To obtain 510(k) clearance, a company must submit a premarket notification demonstrating that the proposed device is “substantially equivalent” in intended use and in technological and performance characteristics to another legally marketed 510(k)-cleared “predicate device.” By regulation, the FDA’s performance goals are to clear or deny a 510(k) premarket notification within 90 FDA review days of submission of the application. As a practical matter, clearance may take longer. The FDA may require further information, including clinical data, to make a determination regarding substantial equivalence. After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, requires a new 510(k) clearance or could require a PMA approval.
Class III medical devices are required to undergo the PMA approval process in which the manufacturer must establish the safety and effectiveness of the device to the FDA’s satisfaction. A PMA application must provide extensive preclinical and clinical trial data as well as information about the device and its components regarding, among other things, device design, manufacturing, and labeling. Also, during the review period, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. In addition, the FDA will typically conduct a preapproval inspection of the manufacturing facility to ensure compliance with the FDA’s Quality System Regulations (21 CFR Part 820) (“QSR”). FDA reviews of PMA applications generally can take between one and three years, or longer. We have one FDA PMA approved device: the Coflex Interlaminar Stabilization
®
device.
The medical devices that we develop, manufacture, distribute, and market are subject to rigorous regulation by the FDA and numerous other federal, state, and foreign governmental authorities. The process of obtaining FDA clearance and other regulatory approvals to develop and market a medical device, particularly from the FDA, can be costly and time-consuming, and there can be no assurance that such approvals will be granted on a timely basis, if at all. While we believe that we have obtained, or will be able to obtain, all necessary clearances and approvals for the manufacture and sale of our implants and that they are, or will be, in material compliance with applicable FDA and other material regulatory requirements, there can be no assurance that we will be able to continue such compliance. After an implant is placed on the market, numerous regulatory requirements continue to apply. Those regulatory requirements may include, as applicable: product listing and establishment registration; QSRs, which requires manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process; labeling regulations (including unique device identification (“UDI”) requirements), and FDA prohibitions against the promotion of products for uncleared, unapproved, or off-label
uses or indications; clearance of product modifications that could significantly affect safety or efficacy or that would constitute a major change in intended use of one of our cleared devices; Medical Device Reporting regulations, which require that manufacturers report to FDA if their device may have caused or contributed to a death or serious injury, or has malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction of the device or a similar device were to recur; post-approval restrictions or conditions, including post-approval study commitments; post-market surveillance regulations, which apply when necessary to protect the public health or to provide additional safety and effectiveness data for the device; the FDA’s recall authority, whereby it can ask, or under certain conditions order, device manufacturers to recall from the market a product that is in violation of governing laws and regulations; regulations pertaining to voluntary recalls; and notices of corrections or removals.
We and certain of our suppliers also are subject to announced and unannounced inspections by the FDA to determine our compliance with FDA’s QSR and other regulations. If the FDA were to find that we or certain of our suppliers have failed to comply with applicable regulations, the agency could institute a wide variety of enforcement actions, ranging from a public Warning Letter to more severe sanctions such as: fines and civil penalties against us, our officers, our employees or our suppliers; unanticipated expenditures to address or defend such actions; delays in clearing or approving, or refusal to clear or approve, our products; withdrawal or suspension of approval of our products or those of our third-party suppliers by the FDA or other regulatory bodies; product recall or seizure; interruption of production; operating restrictions; injunctions; and criminal prosecution. Moreover, governmental authorities outside the United States have become increasingly stringent in their regulation of medical devices, and our products may become subject to more rigorous regulation by
non-U.S.
governmental authorities in the future. U.S. or
non-U.S.
government regulations may be imposed in the future that may have a material adverse effect on our business and operations. The EU has nationally transposed regulations based on the European Commission (“EC”) Medical Device Directives (“MDD”) for the control of medical devices with which manufacturers must comply. New

Medical Device Regulations (“MDR”) were slated to replace MDD effective May 26, 2020 in the EU. As of April 23, 2020, implementation of the EU MDR has been delayed until May 26, 2021. Manufacturers must have received Conformitè Europèene (“CE”) certification from a “notified body” in order to be able to sell products within the member states of the EU. Certification allows manufacturers to stamp the products of certified plants with a CE mark. Products covered by the EC directives that do not bear the CE mark cannot be sold or distributed within the EU. We have received certification for all currently existing manufacturing facilities and products that we distribute in the EU.
All medical devices currently distributed in the EU under MDD are likely impacted by the upcoming implementation of MDR. MDR may also include products, such as human tissue, not traditionally considered medical devices in the EU. Additionally, MDR, among other things, increases regulatory requirements for several medical device groupings applicable to our implants distributed in the EU, including strengthening notified body oversight for Class I reusable surgical instruments, and up-classifying
spinal devices in contact with the spinal column. We received MDR certification in October 2020.
Our products may be reimbursed by third-party payers, such as government programs, including Medicare, Medicaid, and Tricare or private insurance plans and healthcare networks. Third-party payers may deny reimbursement if they determine that a device provided to a patient or used in a procedure does not meet applicable payment criteria or if the policy holder’s healthcare insurance benefits are limited. Also, third-party payers may challenge the medical necessity and prices paid for our products and services.
The False Claims Act, Anti-Kickback Statute, Foreign Corrupt Practices Act, and United Kingdom Bribery Act of 2010, as well as state and international anti-bribery and anti-corruption legislation, regulate the conduct of medical device companies’ interactions with the healthcare industry. Among other things, these laws and others generally: (1) prohibit the provision of anything of value in exchange for the referral of patients for, or the purchase, order, or recommendation of, any item or service reimbursed by a federal healthcare program, (including Medicare and Medicaid); (2) require that claims for payment submitted to federal healthcare programs be truthful; and (3) prohibit inappropriate payment to foreign officials for the purpose of obtaining or retaining business. We maintain a Compliance Program that incorporates the seven fundamental elements as set forth by the Office of the Inspector General within the U.S. Department of Health and Human Services. This facilitates our compliance with requirements regarding the prohibition of inappropriate transfers of value in exchange for referrals or obtaining or retaining foreign business engagements, prohibition regarding the submission of inappropriate claims for reimbursement to federal healthcare programs, as well as generally ensuring ethical interactions with the healthcare industry both domestically and internationally.
Under Section 6002 of The Patient Protection and Affordable Care Act of 2010 (known as the Physician Payment Sunshine Act) and similar state and international transparency reporting legislation, we are required to collect and report data regarding payments or other transfers of value to physicians, teaching hospitals, and other persons in the healthcare industry. Our Compliance Program ensures all such payments and transfers of value are appropriate per the requirements of applicable anti-bribery or anti-corruption legislation and that all required data is reported to relevant governmental entities as called for by applicable transparency reporting legislation.
In addition, U.S. federal, state, and international laws protect the confidentiality of certain health and other personal information, in particular individually identifiable information such as medical records and other protected health information (“PHI”), and restrict the use and disclosure of such information. In administering our employee health plan, we comply with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). In our dealing with customers such as health care providers or hospitals, we are not a Covered Entity or Business Associate as defined by the HIPAA Privacy Rule, but we voluntarily incorporate applicable HIPAA standards in our corporate policies regarding handling of PHI we receive. We are also subject to the California Consumer Privacy Act. At the international level, the General Data Protection Regulation (EU 2016/679) (“GDPR”) applies to our processing of personal data of EU residents. This law regulates and protects the collection, use, processing and disclosure of personal information, including by imposing privacy and security requirements and penalties for violations. We comply with this regulation for both general personal data as well as the higher sensitivity standards for health and financial data and are implementing the standards of this regulation as part of our corporate policy for processing personal data from all U.S. and international jurisdictions.
During the third quarter of 2018, we decided to stop procurement, manufacturing and distributing the map3
®
implants. This activity was completed in the fourth quarter of 2018. The map3
®
product is now off the market.

Corporate Compliance
We have a comprehensive compliance program. It is a fundamental policy of our company to conduct business in accordance with the highest ethical and legal standards. Our corporate compliance and ethics program is designed to promote legal compliance and ethical business practices throughout our domestic and international businesses.
Our compliance program is designed to substantially meet the U.S. Sentencing Commission’s guidelines for effective organizational compliance and ethics programs and to detect and prevent violations of applicable federal, state and local laws and regulations. Our compliance program is global in nature; designed and operationalized to ensure compliance with relevant international laws and multi-jurisdictional legislation, including, but not limited to, OFAC, FCPA, UK Bribery Act, UK Modern Slavery Act, HIPAA and GDPR.
Key elements of our compliance program include:

•	Organizational oversight by senior-level personnel responsible for the compliance functions within our company;

•	Written standards and procedures, including a Code of Conduct;

•	Methods for communicating compliance concerns, including anonymous reporting mechanisms;

•	Investigation and remediation measures to ensure prompt response to reported matters and timely corrective action;

•	Compliance education and training for employees and contracted business associates such as distributors;

•	Auditing and monitoring controls to promote compliance with applicable laws and assess program effectiveness;

•
Oversight of interactions with healthcare professionals to ensure compliance with healthcare fraud & abuse laws, including mandated reporting of transfers of value to healthcare professionals under the Affordable Care Act;

•	Oversight of corporate handling of personal data to ensure compliance with data protection legislation;

•	Disciplinary guidelines to enforce compliance and address violations;

•	Screening of employees and relevant contracted business associates; and

•	Risk assessments to identify areas of regulatory compliance risk.
Employees
As of December 31, 2019, we had a total of 935 employees of which 190 were employed outside of the United States included. On July 20, 2020, immediately following the consummation of the Transactions, we had a total of 154 employees of which 58 were employed outside of the United States.
Management believes its relations with its employees are good.
Seasonality
Our business is generally not seasonal in nature; however, the number of orthopedic implant surgeries and elective procedures generally declines during the summer months.
Available Information
Our Internet address is
www.surgalign.com
. Information included on our website is not incorporated by reference herein or in our Annual Report on Form
10-K
for the year ended December 31, 2019. We make available, free of charge, on or through the investor relations portion of our website, our annual reports on Form
10-K,
quarterly reports on Form
10-Q
and current reports on Form
8-K
and amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we file such material with, or furnish it to the SEC. These filings are also available on the SEC’s website at www.sec.gov. Also available on our website are our Corporate Governance Guidelines, our Code of Conduct, our Code of Ethics for Senior Financial Professionals, and the charters for our Audit Committee, Compensation Committee and Nominating and Governance Committee. Within the time period required by the SEC and Nasdaq, we will post any amendment to our Code of Ethics for our senior financial professionals and any waiver of our Code of Conduct applicable to our senior financial professionals, executive officers and directors.

Item 2.	PROPERTIES.
Continuing Operations
The following properties are included in continuing operations:
United States
The Company is headquartered in Deerfield, Illinois, in a leased space of 7,058 square feet for general and administrative functions.
In Minnetonka, Minnesota, we lease 11,419 square feet for general and administrative functions.
In Marquette, Michigan, we lease 2,755 square feet for general and administrative functions.
Germany
In Wurmlingen, Germany we lease 13,000 square feet for marketing, distribution, product development and general and administrative functions.
The Netherlands
On January 1, 2020, the Company exited the lease of the sales and distribution office in Houten consisting of approximately 10,000 square feet.
We believe that we have sufficient space and facilities to meet our current and foreseeable future needs.
Discontinued Operations
The following properties are included in discontinued operations:
United States
Our U.S. natural tissue processing facilities are located in Alachua, Florida, near metropolitan Gainesville, including four buildings on approximately 21 acres of property that we own.
Processing, Manufacturing and Laboratory Facilities
In Alachua, Florida, we own a 65,500 square foot processing facility and lease an 8,000 square foot facility for the processing of natural tissues utilizing our BioCleanse
®
, TUTOPLAST
®
and CANCELLE
®
SP sterilization processes. In addition, we also own a 42,000 square foot logistics and technology center.
In Marquette, Michigan, we own a 106,000 square foot facility for manufacturing metal and synthetic implants and instruments that also houses laboratory facilities. This facility is primarily used for our OEM Businesses.
In Greenville, North Carolina, we lease a 15,500 square foot facility for manufacturing synthetic implants. This facility is primarily used for our OEM Businesses.
Our processing and manufacturing facilities meet the cGMPs requirements and allow us to meet the requirements of an
FDA-approved
medical device manufacturer.
Administrative, Distribution and Marketing Offices
In Alachua, Florida, we own two buildings totaling 71,000 square feet which house administrative, distribution, product development and marketing functions.
Germany
In Neunkirchen, Germany we own six buildings totaling approximately 60,000 square feet on approximately two acres of land, including 11,000 square feet of area for processing natural tissues utilizing the TUTOPLAST
®
sterilization process.

PART II

Item 6.	SELECTED FINANCIAL DATA.
The statement of operations data set forth below for the years ended December 31, 2019, 2018 and 2017, and selected balance sheet data as of December 31, 2019 and 2018 have been derived from our audited consolidated financial statements and accompanying notes. The consolidated financial statements as of December 31, 2019 and 2018 and for the three years ended December 31, 2019, 2018 and 2017 are included elsewhere herein. The selected consolidated financial data for 2019, 2018 and 2017 set forth below has been recast for discontinued operations. The selected consolidated financial data set forth below should be read along with “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which includes accounting changes and business combinations, and our consolidated financial statements and accompanying notes included elsewhere herein.
The statement of operations data set forth below for the years ended December 31, 2016 and 2015, and the balance sheet data set forth as of December 31, 2016 and 2015, have not been recast for discontinued operations, are unaudited and have been derived from our accounting records. There is sufficient information regarding the trend of income from continuing operations and the future cash flows in the presentation of the first three years, as well as throughout the financial statements where discontinued operations is presented, which would preclude the need to recast the 2016 and 2015 financial statement data. Accordingly, such data set forth below is not comparable to the subsequent periods presented.
The selected financial data as of and for the years ended December 31, 2019 and 2018 reflect our adoption of Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
2014-09,
Revenue from Contracts with Customers
(“Topic 606”). The selected financial data as of and for the year ended December 31, 2019 also reflects our adoption of the FASB issued ASU
2016-02,
Leases
(“Topic 842”). We have not adjusted the selected financial data for any other period or as of any other date presented. See Note 4, Leases, and Note 6, Revenue from Contracts with Customers.

	Year Ended December 31,
	2019	2018	2017	2016	2015
	(Amounts in thousands, except share and per share data)
				(unaudited)	(unaudited)
Statements of Operations Data:
Revenues	$117,423	$92,112	$90,281	$275,984	$283,131
Costs of processing and distribution	32,777	33,593	36,441	142,657	133,460

Gross profit	84,646	58,519	53,840	133,327	149,671

Expenses:
Marketing, general and administrative	135,396	98,152	90,790	116,666	107,550
Research and development	16,836	14,410	13,315	16,297	15,065
Severance and restructuring costs	—	773	8,522	1,039	995
Gain on acquisition contingency	(76,033)	—	—	—	—
Strategic review costs	—	—	—	1,150	—
Executive transition costs	—	—	2,818	4,404	—
Contested proxy expenses	—	—	—	2,680	—
Asset impairment and abandonments	97,341	5,070	442	5,241	814
Goodwill impairment	140,003	—	—	1,107	—
Litigation settlement and settlement charges	—	—	—	—	804
Acquisition and integration expenses	13,999	4,928	630	—	—

Total operating expenses	327,542	123,333	116,517	148,584	125,228

Operating (loss) income	(242,896)	(64,814)	(62,677)	(15,257)	24,443

Other income (expense):
Interest expense	—	—	—	(1,655)	(1,492)
Interest income	161	35	8	8	3
Foreign exchange (loss) gain	(122)	(29)	38	(129)	78

Total other income (expense) - net	39	6	46	(1,776)	(1,411)

(Loss) income before income tax (provision) benefit	(242,857)	(64,808)	(62,631)	(17,033)	23,032
Income tax (provision) benefit	(5,921)	15,159	18,227	3,228	(8,499)

Net (loss) income from continuing operations	(248,778)	(49,649)	(44,404)	(13,805)	14,533

Discontinued operations (Note 5)
Income from operations of discontinued operations	48,452	57,417	88,886	—	—
Income tax provision	(11,316)	(10,891)	(37,576)	—	—

Net income from discontinued operations	37,136	46,526	51,310	—	—

Net (loss) income	(211,642)	(3,123)	6,906	(13,805)	14,533

Convertible preferred dividend	—	(2,120)	(3,723)	(3,508)	(3,305)

Net (loss) income applicable to common shares	$(211,642)	$(5,243)	$3,183	$(17,313)	$11,228

Net (loss) income from continuing operations per common share - basic	$(3.55)	$(0.85)	$(0.83)	$(0.30)	$0.19

Net income from discontinued operations per common share - basic	$0.53	$0.76	$0.89

Net (loss) income per common share - basic	$(3.02)	$(0.09)	$0.06	$(0.30)	$0.19

Net (loss) income from continuing operations per common share - diluted	$(3.55)	$(0.85)	$(0.81)	$(0.30)	$0.19

Net income from discontinued operations per common share - diluted	$0.53	$0.76	$0.86

Net (loss) income per common share - diluted	$(3.02)	$(0.09)	$0.05	$(0.30)	$0.19

Weighted average shares outstanding - basic	70,150,492	61,031,265	57,678,360	58,236,745	57,611,231

Weighted average shares outstanding - diluted	70,150,492	61,031,265	59,078,141	58,236,745	58,590,494

Balance Sheet Data
Cash and cash equivalents	$5,608	$10,949	$22,381	$13,849	$12,614
Working capital	31,673	31,422	51,997	120,615	130,353
Total assets	70,276	98,490	99,308	367,955	379,844
Long-term obligations - less current portion	—	—	—	77,267	73,631
Redeemable preferred stock	66,410	66,226	63,923	60,016	56,323
Total stockholders’ equity	34,564	181,531	181,517	164,060	179,908

Item 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.
You should read the following discussion of our financial condition and results of operations together with those financial statements and the notes to those statements included elsewhere in this filing. This discussion contains forward looking statements based on our current expectations, assumptions, estimates and projections about us and our industry. Our actual results could differ materially from those anticipated in these forward- looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.
Management Overview:
Surgalign Holdings Inc. is a global medical technology company advancing the science of spine care, focused on delivering innovative solutions that drive superior clinical and economic outcomes. Surgalign is building off a legacy of high quality and differentiated products and continues to invest in clinically validated innovation to deliver better surgical outcomes and improve patients’ lives. Surgalign markets products throughout the United States and in more than 50 countries worldwide through an expanding network of top independent distributors. Surgalign, a member of Advanced Medical Technology Association (“AdvaMed”), is headquartered in Deerfield, Illinois, with commercial, innovation and design centers in Marquette, Michigan, and Wurmlingen, Germany.
As described below, in July 2020 we completed the disposition of our former original equipment manufacturer businesses (“OEM Businesses”). As a result of the disposition, among other things, our OEM Businesses and our business related to processing donated human musculoskeletal and other tissue and bovine and porcine animal tissue in producing allograft and xenograft implants using BIOCLEANSE
®
, TUTOPLAST
®
and CANCELLE
®
SP sterilization processes were sold.
The OEM Businesses met the criteria within Accounting Standard Codification (“ASC”) 205-20 -
Discontinued Operations
to be reported as discontinued operations because the sale was a strategic shift in business that had a major effect on our operations and financial results. Therefore, we are reporting the historical results of the OEM Businesses including the results of operations and cash flows as discontinued operations, and related assets and liabilities have been retrospectively reclassified as assets and liabilities of discontinued operations for all periods presented herein.
Within continuing operations, domestic distributions and services accounted for 83% of total revenues in 2019. Most of our implants are distributed directly to healthcare providers, hospitals and other healthcare facilities through a direct distribution force and through various OEM relationships. International distributions and services within continuing operations accounted for 17% of total revenues in 2019.
In 2019, we continued to implement a focused strategy to expand our spine operations and create long-term, profitable growth for the Company. The core components of our strategy were:

•	Reduce Complexity. We worked to reduce complexity in our organization by divesting non-core assets and investing in core competencies.

•	Drive Operational Excellence. We worked to optimize material cost and drive operational efficiency to reduce other direct costs by pursuing world class manufacturing.

•
Accelerate Growth.
We invested in innovative, niche high growth product categories leveraging core competency in the spine market and building relevant scale in our spinal portfolio to improve our importance to the consolidating healthcare market driven increasingly by integrated delivery networks and group purchasing organizations.

In line with our strategy, on March 8, 2019, we acquired Paradigm Spine, LLC (“Paradigm”), a leader in motion preservation and non-fusion
spinal implant technology. Paradigm’s primary product is the coflex
®
Interlaminar Stabilization
®
device. Under the terms of the master transaction agreement dated March 8, 2019, we acquired Paradigm for $150.0 million in consideration paid at closing consisting of new debt financing of $100.0 million and $50.0 million of issued securities. In addition to the cash consideration amount and the stock consideration amount, we may be required to make further cash payments or issue additional shares of our common stock to Paradigm in an amount up to $50.0 million of shares of our common stock and an additional $100.0 million of cash and/or our common stock, in each case, if certain revenue targets are achieved between closing and December 31, 2022.
We believe this is a significant step toward focusing our business and advancing our efforts to generate predictable and sustainable operating results through disciplined execution and building scale to extend distribution of our products in those areas that offer the greatest opportunities to benefit our patients and stockholders.
We continue to maintain our commitment to research and development and the introduction of new strategically targeted allograft, xenograft, metal and synthetic implants as well as focused clinical efforts to support their acceptance in the marketplace. In addition, we consider strategic acquisitions from time to time for new implants and technologies intended to augment our existing implant offerings, as well as strategic dispositions from time to time in response to market trends or industry developments.
Sale of OEM Businesses, Retirement of Debt and Redemption of Preferred Stock
As noted in Item 8.01 Other Events, on July 20, 2020, pursuant to the Equity Purchase Agreement, dated as of January 13, 2020 (as amended from time to time, the “OEM Purchase Agreement”), by and between the Company and Ardi Bidco Ltd. (the “Buyer”), the Company sold the OEM Businesses to Buyer and its affiliates for a purchase price of $440 million of cash, subject to certain adjustments. In connection therewith on July 20, 2020, we (i) paid in full our $80.0 million revolving credit facility under that certain Credit Agreement dated as of June 5, 2018 (the “2018 Credit Agreement”), by and among Surgalign Spine Technologies, Inc. (formerly known as RTI Surgical, Inc. (“Legacy RTI”)), as a borrower, Pioneer Surgical Technology, Inc. (“Pioneer Surgical”), our wholly-owned subsidiary, as a borrower, the other loan parties thereto as guarantors (together, with Legacy RTI and Pioneer Surgical, the “JPM Loan Parties”), JPMorgan Chase Bank, N.A. (“JPM”), as lender (together with the various financial institutions as in the future may become parties thereto, the “JPM Lenders”) and as administrative agent for the JPM Lenders, as amended, (ii) terminated the 2018 Credit Agreement, (iii) paid in full our $100.0 million term loan and $30.0 million incremental term loan commitment under that certain Second Lien Credit Agreement, dated as of March 8, 2019 (the “2019 Credit Agreement”), by and among Surgalign Spine Technologies, Inc., as borrower, the lenders party thereto from time to time and Ares Capital Corporation (“Ares”), as administrative agent for the other lenders party thereto (the “Ares Lenders”), as amended and (iv) terminated the 2019 Credit Agreement.
On July 17, 2020, we received a notification from WSHP Biologics Holdings, LLC, an affiliate of Water Street Healthcare Partners (“WHSP”), seeking redemption on or before September 14, 2020 of all of the outstanding shares of the Series A Preferred Stock, all of which are held by WSHP. On July 24, 2020, we redeemed the Series A Preferred Stock for approximately $67 million, a Certificate of Retirement was filed with the Delaware Secretary of State retiring the Series A Preferred Stock, and the WSHP representatives on the Company’s Board of Directors, Curtis M. Selquist and Chris Sweeney resigned from the Board of Directors.
Restatement and Revision of Previously Issued Financials
As previously discussed in the Explanatory Note of our Annual Report on Form
10-K
for the year ended December 31, 2019, as originally filed, and as further discussed below in Note 30 of the Consolidated Financial Statements in Part IV, Item 15, “ Exhibits and Financial Statement Schedules” of this Exhibit, we have restated previously issued unaudited financial statements for the quarters ended March 31, 2019, June 30, 2019, and September 30, 2019, to correct certain errors.
COVID-19
As discussed in more detail above in Part I, Item 1, “Business” of this Exhibit, the coronavirus (COVID-19) pandemic, as well as the corresponding governmental response, has had significant negative effects on the majority of the U.S. economy and has adversely affected our business. The consequences of the outbreak and impact on the economy continues to evolve and the full extent of the impact is uncertain as of the date of this filing. The outbreak has already had, and continues to have, a material adverse effect on our business, operating results and financial condition and has significantly disrupted our operations.
Critical Accounting Policies
The preparation of our financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”) often requires us to make estimates and judgments that affect reported amounts. These estimates and judgments are based on historical experience and assumptions that we believe to be reasonable under the circumstances. Assumptions and judgments based on historical experience may provide reported results which differ from actual results; however, these assumptions and judgments historically have not varied significantly from actual experience and we therefore do not expect them to vary significantly in the future.

The accounting policies which we believe are “critical,” or require the most use of estimates and judgment, relate to the following items presented in our financial statements: (1)Tissue Inventory Valuation (specific to discontinued operations); (2) Accounts Receivable Allowances; (3) Long-Lived Assets; (4) Intangible Assets and Goodwill; (5) Revenue Recognition; (6) Stock-Based Compensation Plans; and (7) Income Taxes.
Due to the
COVID-19
pandemic, there has been uncertainty and disruption in the global economy and financial markets. Our estimates or judgments as of the date of issuance of this Exhibit may change as new events occur and additional information is obtained. Accordingly, actual results could differ materially from our estimates or judgements made under different assumptions or conditions.
Tissue Inventory Valuation.
For our tissue inventory, which is reported in discontinued operations, GAAP requires that inventory be stated at the lower of cost or market value. Due to various reasons, some tissue within our inventory will never become available for distribution. Therefore, we must make estimates of future distribution from existing inventory in order to write-off
inventory which will not be distributed and which therefore has reduced or no market value.
Our management reviews available information regarding processing costs, inventory distribution rates, industry supply and demand, medical releases and processed tissue rejections, in order to determine write-offs of cost above market value. For a variety of reasons, we may from time to time be required to adjust our assumptions as processes change and as we gain better information. Although we continue to refine the information on which we base our estimates, we cannot be sure that our estimates are accurate indicators of future events. Accordingly, future adjustments may result from refining these estimates. Such adjustments may be significant.
Accounts Receivable Allowances.
We maintain allowances for doubtful accounts based on our review and assessment of payment history and our estimate of the ability of each customer to make payments on amounts invoiced. If the financial condition of any of our customers were to deteriorate, additional allowances might be required. From time to time we must adjust our estimates. Changes in estimates of the collection risk related to accounts receivable can result in decreases and increases to current period net income.
Long-Lived Assets.
We periodically evaluate the period of depreciation or amortization for long-lived assets to determine whether current circumstances warrant revised estimates of useful lives. We review our property, plant and equipment for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. Recoverability is measured by a comparison of the carrying amount to the net undiscounted cash flows expected to be generated by the asset group. An impairment loss would be recorded for the excess of net carrying value over the fair value of the asset impaired. The fair value is estimated based on expected discounted future cash flows or other methods such as orderly liquidation value. The results of impairment tests are subject to management’s estimates and assumptions of projected cash flows and operating results. Changes in assumptions or market conditions could result in a change in estimated future cash flows and the likelihood of materially different reported results. Past estimates by management of the fair values and useful lives of long-lived assets and investments have periodically been impacted by one-time
events.
During the fourth quarter of 2019, we incurred an asset impairment of $11.9 million consisting of $11.7 million related to property, plant and equipment and $0.2 million of right-of-use
lease assets. The property, plant and equipment was measured utilizing an orderly liquidation value of each of the underlying assets. The right-of-
use lease assets were measured utilizing a version of the income approach that considers the present value of the market-based rent payments for the applicable properties. The impairment resulted from a change made to the internal organization of the Company in the fourth quarter of 2019 as discussed in Note 2 of the Consolidated Financial Statements in Part IV, Item 15, “Exhibits and Financial Statement Schedules” of this Exhibit. The organizational change resulted in the creation of a new Spine asset group. Prior to the fourth quarter of 2019, the Spine asset group did not exist as the related assets were included in another asset group as it had interdependencies among the utilization of the assets within the group, and therefore, there were no discrete cash flows. The newly formed Spine asset group could not support the carrying amount of the property, plant and equipment and the right of use asset, because the Spine asset group no longer has the benefit of shared resources and cashflows generated by the former asset group that it was previously included in.
Subsequent to the sale of the OEM Businesses, we have one asset group: Spine.

During the second quarter of 2018, we incurred an asset impairment of $4.5 million related to the abandonment of our map3
®
implants as a result of us phasing out and ceasing distributions effective October 31, 2018. During the fourth quarter of 2017, we ceased certain long-term projects resulting in asset abandonments of long-term assets at our U.S. facility of $3.5 million.
Intangible assets generally consist of finite-lived intangible assets, including patents, tradenames, procurement contracts, customer lists, distribution agreements and acquired exclusivity rights. Patents are amortized on the straight-line method over the shorter of the remaining protection period or estimated useful lives of between 8 and 16 years. Tradenames, procurement contracts, customer lists, acquired exclusivity rights and distribution agreements are amortized over estimated useful lives of between 5 to 25 years. As of December 31, 2019, the Company concluded, through the ASC 360
, Property, Plant and Equipment
(“ASC 360”) valuation testing, that factors existed indicating that finite-lived intangible assets in the Spine asset group were impaired. Thus, we tested the $85.1 million carrying amount of the intangible assets in the Spine asset group, for impairment on December 31, 2019. As a result, for the year ended December 31, 2019, we recorded an impairment charge for all of the finite-lived intangible assets within the Spine asset group, totaling $85.1 million. The method used to determine the fair value of the Spine asset group was based on a net asset value approach (i.e., a cost approach).
Intangible Assets and Goodwill.
ASC 350,
Goodwill and Other Intangible Assets
, requires companies to test goodwill for impairment on an annual basis at the reporting unit level (or an interim basis if an event occurs that might reduce the fair value of a reporting unit below its carrying value). The annual impairment test is performed at each year-end
unless indicators of impairment are present and require more frequent testing. In December 2019, we changed our reporting structure, as we adopted new segment reporting, which we concluded resulted in two reporting units, Global Spine (“Spine”) and Global OEM (“OEM”). Refer to Note 2 of the Consolidated Financial Statements in Part IV, Item 15 for further discussion regarding segment changes in 2019. With the change in reporting units we performed an impairment test prior to the change, on our previous one reporting unit, and then performed an impairment test immediately after the change on the two reporting units which also coincides with our annual impairment test date of December 31, 2019. Subsequent to the sale of the OEM Businesses, the Company has a single reporting unit. Spine.
Goodwill is tested for impairment by comparing the fair value of the reporting unit to its carrying amount, including goodwill. Prior to 2019, in concluding as to fair value of the reporting unit for purposes of testing goodwill, an income approach and a market approach were utilized. The conclusion from these two approaches were weighted equally and then adjusted to incorporate a control premium or acquisition premium that reflects the additional amount a buyer is willing to pay for elements of control and for a premium that reflects the buyer’s perception of its ability to add value through synergies. In 2019, since the cash flows were negative over the forecast period for the Spine reporting unit, a cost approach was used to determine the fair value of the Spine reporting unit. For the OEM reporting unit, we weighted the income approach 75% and the market approach 25%. We have chosen the weightings because the income approach more fully captures the company specific factors that would not be directly captured in the market approach, as there are no pure publicly traded comparable companies.
The income approach employs a discounted cash flow model that considers: (1) assumptions that marketplace participants would use in their estimates of fair value, including the cash flow period, terminal values based on a terminal growth rate and the discount rate; (2) current period actual results; and (3) projected results for future periods that have been prepared and approved by our senior management.
The market approach employs market multiples from guideline public companies operating in our industry. Estimates of fair value are derived by applying multiples based on revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) adjusted for size and performance metrics relative to peer companies. A control premium was included in determining the fair value under this approach.

The cost approach considers the replacement cost adjusted for certain factors. Certain balance sheet items were adjusted to fair value before being utilized in estimating the value of the reporting units under the cost approach, including inventory, property, plant and equipment, right of use assets, and other intangible assets.
All three approaches used in the analysis have a degree of uncertainty. Potential events or changes in circumstances which could impact the key assumptions used in our goodwill impairment evaluation are as follows:

•	Change in peer group or performance of peer group companies;

•	Change in the company’s markets and estimates of future operating performance;

•	Change in the company’s estimated market cost of capital; and

•	Change in implied control premiums related to acquisitions in the medical device industry.
The valuation of goodwill requires management to use significant judgments and estimates including, but not limited to, projected future revenue and cash flows, along with risk-adjusted weighted average cost of capital. Changes in assumptions or market conditions could result in a change in estimated future cash flows and the likelihood of materially different reported results.
On March 8, 2019, we acquired Paradigm for a purchase price of approximately $232.9 million and recorded goodwill of approximately $135.6 million. Paradigm was initially included in the Company’s single reporting unit. With the change in reporting units, we performed a relative fair value valuation calculation to allocate the Company’s historical goodwill (existing prior to the Paradigm acquisition) between the two reporting units. The goodwill arising from the Paradigm acquisition was specifically allocated to the Spine reporting unit. The Company concluded specific allocation was most appropriate since Paradigm was recently acquired and the benefits of the acquired goodwill were never realized by the rest of the reporting unit as Paradigm was not integrated. Based on this change in reporting units, we conducted an impairment test before and after the change, and it was concluded that the fair value of our reporting unit exceeded the carrying value under the previous reporting unit structure. On the impairment test performed immediately subsequent to the change in reporting units, on the OEM reporting unit test, it was concluded the fair value of goodwill is substantially in excess of its carrying value; on the Spine reporting unit test, it was concluded the carrying value was in excess of the fair value of goodwill. Based on several factors, we weighted the income approach at 75% and the market approach at 25% in determining the fair value of our OEM reporting unit and utilized the cost approach for the Spine reporting unit for the purpose of the impairment test. The test resulted in the fair value of the OEM reporting unit exceeding the carrying value by approximately 54%, and the fair value of the Spine reporting unit could not support the allocated goodwill. As a result, for the year ended December 31, 2019, we recorded an impairment charge of all the goodwill in the Spine reporting unit totaling $140.0 million.
Revenue Recognition.
We recognize revenue upon shipping, or receipt by our customers of our products and implants, depending on our distribution agreements with our customers or distributors. Our performance obligations consist mainly of transferring control of implants identified in our contracts. We typically transfer control at a point in time upon shipment or delivery of the implants for direct sales, or upon implantation for sales of consigned inventory. Our customer is able to direct the use of, and obtain substantially all of the benefits from, the implant at the time the implant is shipped, delivered, or implanted, respectively, based on the terms of the contract. With respect to discontinued operations, for performance obligations related to our contracts with exclusively built inventory clauses, we typically satisfy our performance obligations evenly over the contract term as inventory is built. Such exclusively manufactured inventory has no alternative use and we have an enforceable right to payment for performance to date. We use the input method to measure the manufacturing activities completed to date, which depicts the progress of our performance obligation of transferring control of exclusively built inventory. For the contracts with upfront and annual exclusivity fees, revenue related to those fees is recognized over the contract term following a consistent method of measuring progress towards satisfaction of the performance obligation. We use the method and measure of progress that best depicts the transfer of control to the customer of the goods or services to date relative to the remaining goods or services promised under the contract.

We permit returns of implants reported in discontinued operations in accordance with the terms of contractual agreements with customers if the implant is returned in a timely manner, in unopened packaging and from the normal channels of distribution. We provide allowances for returns based upon analysis of our historical patterns of returns, matched against the fees from which they originated. Historical returns have been within the amounts we reserved.
Stock-Based Compensation Plans.
We account for our stock-based compensation plans in accordance with ASC 718, Accounting for
Stock Compensation
(“ASC 718”). ASC 718 requires the measurement and recognition of compensation expense for all stock-based awards made to employees and directors, including employee stock options and restricted stock. Under the provisions of ASC 718, stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense on a straight-line basis over the requisite service period of the entire award (generally the vesting period of the award). We value restricted stock awards using the intrinsic value method, which is based on the fair market value price on the grant date. We use a Monte Carlo simulation model to estimate the fair value of restricted stock awards that contain a market condition.
Income Taxes.
We use the asset and liability method of accounting for income taxes. Deferred income taxes are recorded to reflect the tax consequences on future years for differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end
based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to amounts which are more likely than not to be realized.
Off Balance-Sheet Arrangements
As of December 31, 2019, we had no
off-balance-sheet
arrangements, as defined in Item 303(a)(4)(ii) of Regulation
S-K.
Regulatory Approvals in 2019
Americas

•	US 510(k) clearance of CervAlign TM Anterior Cervical Plate System

•	US 510(k) clearance of Streamline MIS Spinal Fixation System

•	US 510(k) clearances of Fortilink ® Interbody Fusion Device (IBF) with TETRAfuse ® 3D Technology

•	US Puros Customized Block Allograft Market Extension

•	Canada Puros Customized Block Allograft Market Extension

•	El Salvador Puros Allograft Registration (Bone)

•	Peru Puros Allograft Registration (Dermis & Pericardium)
Europe, Middle East, Africa

•	Israel Puros Allograft Registration

•	Greece CopiOs Particulate and Membrane registration

•	Spain Puros Allograft Market Extension (Dowel & Blocks)

•	France Puros Allograft Registration

•	Europe Tutobone CE line extension
Asia-Pacific

•	Singapore Licenses for various allograft products

•	Malaysia Coflex registration

•	Taiwan Coflex-F+ registration

Results of Operations
The following tables set forth, in both dollars and as a percentage of revenues, the results of our operations for the years indicated:

	Year Ended December 31,
	2019		2018		2017
	(Dollars in thousands)
Statement of Operations Data:
Revenues	$117,423	100.0%	$92,112	100.0%	$90,281	100.0%
Costs of processing and distribution	32,777	27.9	33,593	36.5	36,441	40.4

Gross profit	84,646	72.1	58,519	63.5	53,840	59.6

Expenses:
Marketing, general and administrative	135,396	115.3	98,152	106.6	90,790	100.6
Research and development	16,836	14.3	14,410	15.6	13,315	14.7
Severance and restructuring costs	—	—	773	0.8	8,522	9.4
Gain on acquisition contingency	(76,033)	(64.8)	—	—	—	—
Executive transition costs	—	—	—	—	2,818	3.1
Asset impairment and abandonments	97,341	82.9	5,070	5.5	442	0.5
Goodwill impairment	140,003	119.2	—	—	—	—
Acquisition and integration expenses	13,999	11.9	4,928	5.4	630	0.7

Total operating expenses	327,542	278.9	123,333	133.9	116,517	129.1

Operating loss	(242,896)	(206.9)	(64,814)	(70.4)	(62,677)	(69.4)

Other income (expense):
Interest income	161	0.1	35	0.0	8	0.0
Foreign exchange (loss) gain	(122)	(0.1)	(29)	(0.0)	38	0.0

Total other income - net	39	0.0	6	0.0	46	0.1

Loss before income tax (provision) benefit	(242,857)	(206.8)	(64,808)	(70.4)	(62,631)	(69.4)

Income tax (provision) benefit	(5,921)	(5.0)	15,159	16.5	18,227	20.2

Net loss from continuing operations	(248,778)	(211.9)	(49,649)	(53.9)	(44,404)	(49.2)

Discontinued operations (Note 5)
Income from discontinued operations	48,452	41.3	57,417	62.3	88,886	98.5
Income tax provision	(11,316)	(9.6)	(10,891)	(11.8)	(37,576)	(41.6)

Net income from discontinued operations	37,136	31.6	46,526	50.5	51,310	56.8

Net (loss) income	(211,642)	(180.2)	(3,123)	(3.4)	6,906	7.6

Convertible preferred dividend	—	—	(2,120)	(2.3)	(3,723)	(4.1)

Net (loss) income applicable to common shares	$(211,642)	(180.2)	$(5,243)	(5.7)	$3,183	3.5

2019 Compared to 2018
Total Revenues.
Our total revenues increased $25.3 million, or 27.5%, to $117.4 million for the year ended December 31, 2019, compared to $92.1 million for the year ended December 31, 2018 primarily as a result of increased distributions of our coflex
®
Interlaminar Stabilization
®
implants, partially offset by the abandonment of the map3
®
implant. Excluding our coflex
®
Interlaminar Stabilization
®
implants, our spine implants decreased $5.0 million, or 5.4%, to $87.1 million for the year ended December 31, 2019 compared to $92.1 million for the year ended December 31, 2018.
Costs of Processing and Distribution.
Costs of processing and distribution decreased $0.8 million, or 2.4%, to $32.8 million, or 27.9% of revenue, for the year ended December 31, 2019, from $33.6 million, or 36.5% of revenue, for the year ended December 31, 2018. Adjusted for the impact of purchase accounting step-up
of $3.2 million and $0.6 million for the years ended December 31, 2019 and 2018, respectively, and an inventory write-off
of $6.6 million related to the abandonment of our map3
®
implant for the year ended December 31, 2018, cost of processing and distribution increased $3.2 million, or 12.1%, to $29.6 million, or 25.2% of revenue, for the year ended December 31, 2019, compared to $26.4 million, or 28.7% of revenue, for the year ended December 30, 2018. The increase in costs of processing and distribution was primarily due to the increased cost of processing and distribution associated with the inclusion of the sale of our coflex
®
Interlaminar Stabilization
®
implants as a result of the acquisition of Paradigm in 2019.
Marketing, General and Administrative Expenses
. Marketing, general and administrative expenses increased $37.2 million, or 37.9%, to $135.4 million for the year ended December 31, 2019, compared to $98.2 million for the year ended December 31, 2018. Marketing, general and administrative expenses increased as a percentage of revenues from 106.6% for the year ended December 31, 2018 to 115.3% for the year ended December 31, 2019. The increase was primarily due to the Paradigm acquisition resulting in incremental headcount, marketing and administrative related expenses and increased legal cost related to patent litigation, all totaling $36.2 million.
Research and Development Expenses.
Research and development expenses increased $2.4 million, or 16.8%, to $16.8 million for the year ended December 31, 2019, compared to $14.4 million for the year ended December 31, 2018. Research and development expenses decreased as a percentage of revenues from 15.6% for the year ended December 31, 2018, to 14.3% for the year ended December 31, 2019. The increase in research and development was in support of our strategic initiative to accelerate growth resulting in increased investment in new product development and clinical studies.
Gain on Acquisition Contingency.
Gain on acquisition contingency was $76.0 million for the year ended December 31, 2019. The gain on acquisition contingency was the result of an adjustment to our estimate of obligation for future milestone payments on the Paradigm and Zyga Technology, Inc. (“Zyga”) acquisitions. There was no gain on acquisition contingency for the year ended December 31, 2018.
Asset Impairment and Abandonments.
Asset impairment and abandonments was $97.3 million for the year ended December 31, 2019, related to the impairment of long-lived and other intangible assets compared to $5.1 million for the year ended December 31, 2018, primarily related to the abandonment of the map3
®
implant. During 2019, the Company concluded, through the ASC 350
, Intangibles - Goodwill and other
(“ASC 350”) valuation testing, that factors existed at
year-end
indicating that long-lived assets were indicating impairment. As a result, for the year ended December 31, 2019, we recorded impairment charges to other intangible assets totaling $85.1 million, to property, plant and equipment, totaling $11.7 million, and to right-of-use
assets totaling $0.2 million. In addition, for the year ended December 31, 2019, another $0.3 million in other intangible assets were disposed of separately from the ASC 350 valuation testing.
Goodwill Impairment.
Goodwill impairment was $140.0 million for the year ended December 31, 2019, which was recorded as a result of the change in segment structure. There was no goodwill impairment for the year ended December 31, 2018.

Acquisition and Integration Expenses
. Acquisition and integration expenses related to the purchase of Paradigm including $0.9 million of severance expense and $5.9 million in other business development costs resulted in $14.0 million of expenses for the year ended December 31, 2019, compared to $4.9 million of expenses related to the purchase of Paradigm and Zyga for the year ended December 31, 2018.
Total Other Income, net.
Total other income, net, which includes interest expense, interest income, loss on extinguishment of debt and foreign exchange loss increased $0.1 million, to $0.1 million for the year ended December 31, 2019, compared to less than $0.1 million for the year ended December 31, 2018. The increase in total other income, net is primarily due to interest income partially offset by an increase in foreign exchange loss as a result of increases in interest income and activity related to the purchase of Paradigm in 2019 compared to no activity in the prior year.
Income Tax (Provision) Benefit.
Income tax provision for the year ended December 31, 2019 was $5.9 million compared to an income tax benefit of $15.2 million for the year ended December 31, 2018. Our effective tax rate for the year ended December 31, 2019 and 2018 was (2.4)% and 23.4% respectively. Our effective tax rate for the year ended December 31, 2019, was primarily impacted by a non-deductible
goodwill impairment and valuation allowances established offset by non-taxable
gain on acquisition contingency.
Net loss from Continuing Operations
.
Net loss from continuing operations for the year ended December 31, 2019 was $248.8 million, including $5.9 million of income taxes. Net loss from continuing operations for the year ended December 31, 2018 was $49.6 million, net of $15.2 million of income tax benefit.
Net income from Discontinued Operations
.
Net income from discontinued operations for the year ended December 31, 2019 was $37.1 million, net of $11.3 million of income taxes. Net income from discontinued operations for the year ended December 31, 2018 was $46.5 million, net of $10.9 million of income taxes. The decrease in net income from discontinued operations is the result of an increase in interest expense to $12.6 million for the year ended December 31, 2019 from $2.8 million for the year ended December 31, 2018.
2018 Compared to 2017
Total Revenues.
 Our revenues increased $1.8 million or 2.0%, to $92.1 million for the year ended December 31, 2018, compared to $90.3 million for the year ended December 31, 2017 due to increased distributions of our spine hardware implants, primarily as a result of our new SImmetry
®
 implants, acquired through the acquisition of Zyga.
Costs of Processing and Distribution.
 Costs of processing and distribution decreased $2.8 million, or 7.8%, to $33.6 million for the year ended December 31, 2018 from $36.4 million for the year ended December 31, 2017. Costs of processing and distribution decreased as a percentage of revenues from 40.4% for the year ended December 31, 2017 to 36.5% for the year ended December 31, 2018. In 2018, the costs of processing and distribution were negatively impacted by an inventory write-off of
$6.6 million related to abandonment of our map3
®
 implant; purchase accounting step up adjustments to Zyga inventory of $0.6 million charged to costs of processing and distribution as inventory was sold for the impact of the inventory write-off.
Marketing, General and Administrative Expenses.
 Marketing, general and administrative expenses increased $7.4 million, or 8.1%, to $98.2 million for the year ended December 31, 2018, compared to $90.8 million for the year ended December 31, 2017. Marketing, general and administrative expenses increased as a percentage of revenues from 100.6% for the year ended December 31, 2017 to $106.6% for the year ended December 31, 2018. The increase was primarily due to the Zyga acquisition resulting in incremental headcount and marketing and administrative related expenses.
Research and Development Expenses.
 Research and development expenses increased $1.1 million, or 8.2%, to $14.4 million for the year ended December 31, 2018, compared to $13.3 million for the year ended December 31, 2017. As a percentage of revenues, research and development expenses increased from 14.7% for the year ended December 31, 2017, to 15.6% for the year ended December 31, 2018. The increase is in support of our strategic initiative to accelerate growth and was primarily due to the Zyga acquisition resulting in higher compensation and project related expenses.

Severance and Restructuring Costs.
Severance and restructuring costs related to the reduction of our organizational structure resulted in $0.8 million of expenses for the year ended December 31, 2018, compared to $8.5 million for the year ended December 31, 2017.
Executive Transition Costs.
 Executive transition costs related to hiring a new Chief Executive Officer and Chief Financial and Administrative Officer resulted in $2.8 million of an inducement award and stock-based compensation expenses for the year ended December 31, 2017. No executive transition costs were incurred for the year ended December 31, 2018.
Asset Impairment and Abandonments.
 Asset impairment and abandonment costs, primarily related to lower distributions of our map3
®
 implant, were $5.1 million for the year ended December 31, 2018, compared to $0.4 million related to asset abandonments of certain long-term assets primary at our U.S. facility for the year ended December 31, 2017.
Acquisition and Integration Expenses.
Acquisition and integration expenses related to the purchase of Zyga and the agreement to acquire Paradigm resulted in $4.9 million of expenses for the year ended December 31, 2018, compared to $0.6 million of expenses related to the purchase of Zyga for the year ended December 31, 2017.
Total Other Income, net.
Total other income, net, which includes interest expense, interest income, loss on extinguishment of debt and foreign exchange loss decreased $0.1 million, to less than $0.1 million for the year ended December 31, 2018, compared to a total other income, net of $0.1 million for the year ended December 31, 2017.
Income Tax Benefit.
 Income tax benefit for the year ended December 31, 2018 was $15.2 million compared to an income tax benefit of $18.2 million for the year ended December 31, 2017. Our effective tax rate for the year ended December 31, 2018 and 2017 was 23.4% and 29.0% respectively. Our effective tax rate for the year ended December 31, 2018, was primarily impacted due to a tax benefit recognized related to our accounting for the Tax Cuts and Jobs Act of 2017 (the “Tax Legislation”), changes in valuation allowances, and previously unrecorded tax benefits recognized. Our effective tax rate for the year ended December 31, 2017, was primarily impacted due to non-deductible goodwill
and a tax provision recognized related to our accounting for the Tax Legislation.
Net loss from Continuing Operations
.
Net loss from continuing operations for the year ended December 31, 2018 was $49.6 million, net of $15.2 million of income tax benefit. Net loss from continuing operations for the year ended December 31, 2017 was $44.4 million, net of $18.2 million of income tax benefit.
Net income from Discontinued Operations
.
Net income from discontinued operations for the year ended December 31, 2018 was $46.5 million, net of $10.9 million of income taxes. Net income from discontinued operations for the year ended December 31, 2017 was $51.3 million, net of $37.6 million of income taxes.
Non-GAAP
Financial Measures
We utilize certain financial measures that are not calculated based on GAAP. Certain of these financial measures are considered
“non-GAAP”
financial measures within the meaning of Item 10 of Regulation
S-K
promulgated by the SEC. We believe that
non-GAAP
financial measures provide an additional way of viewing aspects of our operations that, when viewed with the GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business. These non-GAAP
financial measures are also used by our management to evaluate financial results and to plan and forecast future periods. However, non-GAAP
financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
Non-GAAP
financial measures used by us may differ from the
non-GAAP
measures used by other companies, including our competitors.

To supplement our consolidated financial statements presented on a GAAP basis, we disclose non-GAAP
net income applicable to common shares and
non-GAAP
gross profit adjusted for certain amounts. The calculation of the tax effect on the adjustments between GAAP net loss applicable to common shares and non-GAAP
net income applicable to common shares is based upon our estimated annual GAAP tax rate, adjusted to account for items excluded from GAAP net loss applicable to common shares in calculating non-GAAP
net income applicable to common shares. Reconciliations of each of these non-GAAP
financial measures to the most directly comparable GAAP measures are included in the reconciliations below:

	For the Year Ended December 31,
	2019	2018	2017
Net loss from continuing operations, as reported	$(248,778)	$(49,649)	$(44,404)
Severance and restructuring costs	—	773	8,522
Executive transition costs	—	—	2,818
Gain on acquisition contingency	(76,033)	—	—
Asset impairment and abandonments	97,341	5,070	442
Goodwill Impairment	140,003	—	—
Inventory purchase price adjustment	3,225	594	—
Inventory write-off	361	7,582	—
Acquisition and integration expenses	13,999	4,928	630
Net change in valuation allowance	48,115	3,093	—
Tax effect on new tax legislation	—	(650)	2,187
Tax effect on other adjustments	(45,907)	(4,862)	(3,185)

Non-GAAP net (loss) income applicable to common shares, adjusted	$(67,674)	$(33,121)	$(32,990)

	For the Year Ended December 31,
	2019	2018	2017
Gross profit - continuing operations, as reported	$84,646	$58,519	$53,840
Inventory write-off	361	7,582	—
Inventory purchase price adjustment	3,225	594	—

Non-GAAP gross profit - continuing operations, adjusted	$88,232	$66,695	$53,840

The following are explanations of the adjustments that management excluded as part of the non-GAAP
measures for the years ended December 31, 2019, 2018 and 2017. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.
2018 and 2017 Severance and restructuring costs – These costs relate to the reduction of our organizational structure, primarily driven by simplification of our international operating infrastructure, specifically our distribution model.
2017 Executive transition costs – This adjustment represents charges relating to hiring a new Chief Executive Officer and Chief Financial and Administrative Officer.
2019 Gain on acquisition contingency – The gain on acquisition contingency relates to an adjustment to our estimate of obligation for future milestone payments on the Paradigm and Zyga acquisition.
2019, 2018 and 2017 Asset impairment and abandonments – These costs relate to asset impairment and abandonment, lower distributions and ultimate discontinuation of our map3
®
implant and certain long-term assets at our U.S. facilities.

2019 Goodwill impairment – These costs relate to goodwill impairment.
2019 and 2018 Inventory purchase price adjustment – These costs relate to the purchase price effects of acquired inventory in connection with the acquisitions of Paradigm and Zyga, respectively, that was sold during the years ended December 31, 2019 and 2018, respectively.
2019 and 2018 Inventory
write-off
– These costs relate to an inventory
write-off
due to the rationalization of our international distribution infrastructure and an inventory write-off
related to lower distributions and ultimate discontinuation of our map3
®
implant.
2019, 2018 and 2017 Acquisition and integration expenses – These costs relate to acquisition and integration expenses due to the purchase of Paradigm and Zyga.
2019 and 2018 Net change in valuation allowance – This adjustment represents a net change in valuation allowance relating to foreign and certain state deferred tax assets.
2018 and 2017 Tax effect on new tax legislation – This adjustment represents charges relating to the Tax Legislation which was enacted on December 22, 2017.
Liquidity and Capital Resources
Continuing Operations
As of December 31, 2019, we had cash of $5.6 million, working capital of $31.7 million and an accumulated deficit of $451.2 million. We had a loss from operations of $242.9 million and a net loss of $248.8 million for the year ended December 31, 2019. We have suffered losses from operations in the previous two fiscal years and did not generate positive cash flows from operations in fiscal year 2019. As of May 29, 2020 our cash balance was approximately $2.7 million and the remaining availability on our revolving credit facility was $10.3 million.
Discontinued Operations
On April 27, 2020, we entered into an amendment to the 2019 Credit Agreement. The amendment amended the 2019 Credit Agreement to: (i) establish an incremental term loan commitment in an aggregate principal amount not to exceed $30 million (the “Second Amendment Incremental Loan Commitments”); and (ii) provide for a portion of the Second Amendment Incremental Loan Commitments up to $13.5 million be available on a delayed-draw basis at any time after the effective date of the amendment and on or prior to August 31, 2020, subject to certain conditions as set forth in the amendment and the 2019 Credit Agreement. The maturity of the loans advanced under the Second Amendment Incremental Loan Commitments had a maturity date of April 27, 2021.
Absent the closing of the Contemplated Transactions, which is contingent upon a number of factors and expected to close in the third quarter of 2020, the Company has limited financial resources available to support its ongoing operations and pay its obligations as they become due. These factors raise substantial doubt concerning the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern. The Company’s ability to continue as a going concern is largely dependent upon the consummation of the Pending Transaction, the ongoing support of its stockholders, creditors, and certain key customers, and/or its ability to successfully develop and market its spinal and OEM products at economically feasible levels in a highly competitive and rapidly changing healthcare environment.
Should the Pending Transaction not be consummated, the Company will continue to attempt to raise additional debt and/or equity financing to fund future operations and to provide additional working capital. However, there is no assurance that such financing will be consummated or obtained in sufficient amounts necessary to meet the Company’s liquidity needs. If cash resources are insufficient to satisfy the Company’s ongoing cash requirements, the Company will be required to scale back or discontinue its operations entirely.

No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing. We note also that there is significant uncertainty of the effect that the novel coronavirus may have on the availability, cost and type of financing. If the Pending Transaction is not consummated, there will be an elevated risk that the Company will not comply with its loan covenants. Current forecasted results project violation of covenant ratios within the next year. Failure to comply with these loan covenants may result in a default on the Company’s debt obligations and a possible acceleration of these obligations.
As of December 31, 2019, the Company had two credit instruments outstanding that are reported in discontinued operations and include various financial and administrative covenant requirements. Covenant requirements include, but are not limited to, fixed charge coverage ratios and total net leverage ratios. Some covenants were based on annual financial metric measurements whereas others were based on monthly and quarterly financial metric measurements. The Company routinely tracked and monitored its compliance with its covenant requirements. The fixed charge coverage ratio for both credit instruments remained constant throughout the term of the agreements. The total net leverage ratio covenant for the Ares Term Loan (as defined below) was adjusted on a quarterly basis.
As of May 29, 2020, the Company was in compliance with its loan covenants; however, based on current financial trends relating to the fiscal year ending December 31, 2020 the Company does not expect to meet its covenant requirements as of the next measurement period, June 30, 2020. If these trends continue, the Company intends to seek a waiver with the issuers. The table below shows the covenant calculations for the Company’s credit instruments reported in discontinued operations as of the balance sheet date and the most recent measurement period, March 31, 2020.

Credit Facility	Balance as of 12/31/2019 (000s)	Financial Covenant	Measurement Period	Financial Covenant Required	Financial Covenant Metric as of 12/31/2019	Financial Covenant Metric as of 3/31/2020
JPM Revolver	$71,000	Fixed Charge Coverage Ratio	Quarterly	>1.00:1.00	1.88:1.00	1.37:1.00
Ares Term Loan	$104,406	Fixed Charge Coverage Ratio	Quarterly	>0.91:1.00	1.88:1.00	1.37:1.00
Ares Term Loan	$104,406	Total Net Leverage Ratio*	Quarterly	<5.00:1.00	4.96:1.00	5.51:1.00

*
As described in the Note 18 - Short and Long-Term Obligations - to the consolidated financial statements, the Ares Term Loan agreement steps down the original 9.00 : 1.00 Total Net Leverage Ratio each quarter, ending at a 3.50:1.00 ratio on September 30, 2021. The required ratio at December 31, 2019 was 5.00:1.00. At March 31, 2020 and June 30, 2020, the required ratio is 5.75:1.00 per the terms of the 2019 Credit Agreement.

On April 9, 2020 and on May 8, 2020, the Company received waivers and consent agreements with respect to certain financial statement delivery requirements extending the due dates for delivering the required financial statements under the credit facilities. Further, Pursuant to two Consent Agreements, dated June 1, 2020, one with respect to the JPM Facility (as defined below) and one for the Ares Term Loan (as defined below), each of JPM and Ares, respectively, agreed to extend the deadline for the delivery of the fiscal year end 2019 financial statements to June 8, 2020. Further, each of JPM and Ares also agreed to waive the requirement with respect to the going concern qualification.

In view of the matters described above, management has concluded that substantial doubt exists with respect to the Company’s ability to continue as a going concern within one year after the date the financial statements are issued and our independent registered public accounting firm have included in their report relating to our 2019 financial statements a “going concern” explanatory paragraph as to substantial doubt of our ability to continue as a going concern.
Going Concern
In connection with the preparation of the consolidated financial statements for the year ended December 31, 2019, the Company conducted an evaluation as to whether there were conditions and events, considered in the aggregate, which raised substantial doubt as to the Company’s ability to continue as a going concern within one year after the date of the issuance, or the date of availability of the financial statements to be issued, noting that there did appear to be evidence of substantial doubt of the Company’s ability to continue as a going concern as further discussed in Note 1 to the consolidated financial statements.
Sale of the OEM Businesses
As noted above, in connection with the sale of the OEM Businesses in July 2020, we (i) paid in full our $80.0 million revolving credit facility under the 2018 Credit Agreement, (ii) terminated the 2018 Credit Agreement, (iii) paid in full our $100.0 million term loan and $30.0 million incremental term loan commitment under the 2019 Credit Agreement and (iv) terminated the 2019 Credit Agreement. Accordingly, the following obligations under the 2018 Credit Agreement and the 2019 Credit Agreement are included in discontinued operations.
2019 Compared to 2018
Continuing Operations
Our working capital at December 31, 2019 increased $0.3 million to $31.7 million from $31.4 million at December 31, 2018, primarily as a result of the purchase of Paradigm. As of December 31, 2019, we had $5.6 million of cash and cash equivalents. For the year ended December 31, 2019, the Company used approximately $9.5 million of cash in its operations, including $17.1 million used for Paradigm acquisition expenses and other business development, which contributes to the Company’s current liquidity position.
At December 31, 2019, we had 72 days of revenues outstanding in trade accounts receivable, an increase of 6 days compared to December 31, 2018. The increase is primarily driven by the longer period receivables remain outstanding for contracts with customers where inventory is exclusively built with no alternative use to us, and where revenue is recognized over time under ASC 606,
Revenue from Contracts with Customers
(“ASC 606”). While we previously recorded revenue and receivables at the time of shipment, they are now recorded over time. The customer, however, is only billed at the time of shipment.
At December 31, 2019, excluding the purchase accounting
step-up
of Paradigm inventory, we had 282 days of inventory on hand, an increase of 75 days compared to December 31, 2018. The increase in inventory days is primarily driven by increased inventory on hand as a result of the Paradigm acquisition.
We had $5.6 million of cash and cash equivalents at December 31, 2019. At December 31, 2019, our foreign subsidiaries held $0.9 million in cash. We intend to indefinitely reinvest the earnings of our foreign subsidiaries. If we were to repatriate indefinitely reinvested foreign funds, we would not be subject to additional U.S. federal income tax, however, we would be required to accrue and pay any applicable withholding tax and U.S. state income tax liabilities. We do not believe that this policy of indefinitely reinvesting the earnings of our foreign subsidiaries will have a material adverse effect on the business as a whole.
Discontinued Operations
Our working capital at December 31, 2019 for discontinued operations, decreased $162.9 million to a deficit of $76.2 million from $86.7 million at December 31, 2018, primarily as a result of the reclassification of debt balances to current. As of December 31, 2019, we had $9.0 million of availability under the revolving JPM Facility (as defined below).
2018 Compared to 2017
Continuing Operations
Our working capital at December 31, 2018 decreased $20.6 million to $31.4 million from $52.0 million at December 31, 2017, primarily as a result of the purchase of Zyga. We acquired Zyga for $21.0 million in consideration paid at closing.
At December 31, 2018, we had 66 days of revenues outstanding in trade accounts receivable, an increase of 8 days compared to December 31, 2017. The increase is primarily driven by the longer period receivables remain outstanding for contracts with customers where inventory is exclusively built with no alternative use to us, and where revenue is recognized over time under ASC 606. Whereas previously, revenue and receivables were recorded at the time of shipment, they are now recorded over time. The customer, however, is only billed at the time of shipment.

At December 31, 2018, we had 207 days of inventory on hand, an increase of 11 days compared to December 31, 2017. The increase in the inventory days is primarily driven by the increased inventory on hand as a result of the Zyga acquisition. We believe that our inventory levels will be adequate to support our ongoing operations for the next twelve months.
We had $10.9 million of cash and cash equivalents at December 31, 2018. At December 31, 2018, our foreign subsidiaries held $2.5 million in cash. We intend to indefinitely reinvest the earnings of our foreign subsidiaries. If we were to repatriate indefinitely reinvested foreign funds, we would not be subject to additional U.S. federal income tax, however, we would be required to accrue and pay any applicable withholding tax and U.S. state income tax liabilities. We do not believe that this policy of indefinitely reinvesting the earnings of our foreign subsidiaries will have a material adverse effect on the business as a whole.
On March 8, 2019, we acquired Paradigm, as discussed above under “Management Overview.”
Discontinued Operations
Our working capital at December 31, 2018 increased $5.6 million to $86.7 million from $81.1 million at December 31, 2017, primarily as a result of increased accounts receivable primarily driven by the longer period receivables remain outstanding for contracts with customers where inventory is exclusively built with no alternative use to us, and where revenue is recognized over time under ASC 606. Whereas previously, revenue and receivables were recorded at the time of shipment, they are now recorded over time. The customer, however, is only billed at the time of shipment.
On June 5, 2018, Legacy RTI, along with its wholly-owned subsidiary, Pioneer Surgical, entered into the 2018 Credit Agreement, reported in discontinued operations, as borrowers, with JPM, as lender and as administrative agent for the JPM Lenders. The 2018 Credit Agreement provides for a revolving credit facility in the aggregate principal amount of up to $100.0 million (the “JPM Facility”) (subsequently reduced to $75.0 million, as described below). Legacy RTI and Pioneer Surgical will be able to, at their option, and subject to customary conditions and JPM Lender approval, request an increase to the JPM Facility in an amount not to exceed $50.0 million.
The JPM Facility is guaranteed by the Legacy RTI’s domestic subsidiaries and is secured by: (i) substantially all of the assets of Legacy RTI and Pioneer Surgical; (ii) substantially all of the assets of each of Legacy RTI’s domestic subsidiaries; and (iii) 65% of the stock of the Company’s foreign subsidiaries.
The CBFR Loans Borrowings made under the 2018 Credit Agreement will bear interest at a rate per annum equal to the monthly REVLIBOR30 Rate (“CBFR Loans”) plus an adjustable margin of up to 2.00% the (the “CBFR Rate”). The Company may elect to convert the interest rate for the Eurodollars Loans initial borrowings to a rate per annum equal to the adjusted LIBOR Rate (“LIBOR”) plus an adjustable margin of up to 2.00% (the “JPM Eurodollar Rate”). For all subsequent borrowings, Legacy RTI may elect to apply either the CBFR Rate or JPM Eurodollar Rate. The applicable margin is subject to adjustment after the end of each fiscal quarter, based upon Legacy RTI’s average quarterly availability. The maturity date of the JPM Facility is June 5, 2023. Legacy RTI may make optional prepayments on the JPM Facility without penalty. Legacy RTI paid certain customary closing costs and bank fees upon entering into the 2018 Credit Agreement.
Legacy RTI is subject to certain affirmative and negative covenants, including (but not limited to), covenants limiting Legacy RTI’s ability to: incur certain additional indebtedness; create certain liens; enter into sale and leaseback transactions; and consolidate or merge with, or convey, transfer or lease all or substantially all of its assets to another person. Legacy RTI is required to maintain a minimum fixed charge coverage ratio of at least 1.00:1.00 (the “JPM Required Minimum Fixed Charge Coverage Ratio”) during either of the following periods (each, a “JPM Covenant Testing Period”): (i) a period beginning on a date that a default has occurred and is continuing under the loan documents entered into by the Company in conjunction with the 2018 Credit Agreement through the first date on which no default has occurred and is continuing; or (ii) a period beginning on a date that availability under the JPM Facility is less than the specified covenant testing threshold and continuing until availability under the JPM Facility is greater than or equal to the specified covenant testing threshold for thirty consecutive days. The JPM Required Minimum Fixed Charge Coverage Ratio is measured on the last day of each calendar month during the JPM Covenant Testing Period (each a “JPM Calculation Date”), and is calculated using the minimum fixed charge coverage ratio for the twelve consecutive months ending on each JPM Calculation Date. The amounts owed under the 2018 Credit Agreement may be accelerated upon the occurrence of certain events of default customary for facilities for similarly rated borrowers.

First Amendment to Credit Agreement and Joinder Agreement
On March 8, 2019, Legacy RTI entered into a First Amendment to the 2018 Credit Agreement and Joinder Agreement (the “2019 First Amendment”), which is reported in discontinued operations, and among other things: (i) reduced the aggregate revolving commitments available to Legacy RTI and Pioneer Surgical from $100.0 million to $75.0 million; (ii) joined the Company and Paradigm, and its domestic subsidiaries as guarantors and loan parties to the 2018 Credit Agreement; (iii) permitted the Ares Term Loan (as defined below); and (iv) made certain other changes to the 2018 Credit Agreement consistent with the foregoing including pro rata reductions to certain thresholds that were based on the aggregate commitments under the 2018 Credit Agreement.
Second Amendment to Credit Agreement and Joinder Agreement
On December 9, 2019, Legacy RTI entered into a Second Amendment to Credit Agreement and Joinder Agreement (the “2019 Second Amendment”), reported in discontinued operations. The 2019 Second Amendment amended the 2018 Credit Agreement by increasing the aggregate revolving commitments available to Legacy RTI and Pioneer Surgical from $75.0 million to $80.0 million.
Third Amendment to Credit Agreement and Joinder Agreement
On April 9, 2020, Legacy RTI entered into a Consent and Third Amendment to Credit Agreement and Joinder Agreement (the “Third Amendment to the 2018 Credit Agreement”), reported in discontinued operations, by and among the JPM Loan Parties and the JPM Lenders. The Third Amendment to the 2018 Credit Agreement amended the 2018 Credit Agreement by: (i) extending the deadline for delivery of certain annual audited financial statements of the Company from March 30, 2020 to April 30, 2020; (ii) modifying certain interest rates contained therein to contain a 1.00% floor;(iii) requiring the Company and each other Loan Party to close all of its deposit accounts and securities accounts at Wells Fargo Bank, N.A. or any affiliates thereof; and (iv) making certain other changes to the 2018 Credit Agreement consistent with the foregoing.
Fourth Amendment to Credit Agreement and Joinder Agreement
On April 27, 2020, Legacy RTI entered into a Fourth Amendment to Credit Agreement (the “Fourth Amendment to the 2018 Credit Agreement”), reported in discontinued operations, by and among the JPM Loan Parties and the JPM Lenders. The Fourth Amendment to the 2018 Credit Agreement amends the 2018 Agreement to: (i) provide for a $8,000,000 block on availability under the 2018 Credit Agreement until the earlier of: (a) the date upon which at least $25,000,000 of the Second Amendment Incremental Term Loan Commitments (as defined below) have been funded to Legacy RTI in accordance with the 2019 Credit Agreement and evidence of such funding, in form and substance satisfactory to JPM, shall have been received by JPM; and (b) the date upon which (1) no default or event of default exists under the 2018 Credit Agreement; and (2) Ares notifies Legacy RTI that, for any reason, Second Amendment Incremental Term Loan Commitments have been terminated in accordance with the terms of the 2019 Credit Agreement and evidence of such termination, in form and substance satisfactory to JPM, shall have been delivered to JPM; (ii) amend the applicable rate with respect to any loan to 2.75% per annum; and (iii) amend the maturity date to the earlier to occur of: (a) June 5, 2023, or any earlier date on which the commitments are reduced to zero or otherwise terminated pursuant to the terms of the 2018 Credit Agreement; and (b) the date that is 30 days prior to the maturity date of the Second Amendment Incremental Term Loan Commitments, as the same may be extended from time to time pursuant to the terms of the 2019 Credit Agreement and such extension is agreed to by the JPM Lenders.
At December 31, 2019, the interest rate for the JPM Facility was 3.69%. As of December 31, 2019, there was $71.0 million outstanding, reported in discontinued operations, on the JPM Facility and total remaining available credit on the JPM Facility was $9.0 million. The Company’s ability to access the JPM Facility is subject to and can be limited by the Company’s compliance with the Company’s financial and other covenants. The Company was in compliance with the financial covenants related to the JPM Facility as of December 31, 2019.

Second Lien Credit Agreement and Term Loan
On March 8, 2019, Legacy RTI entered a Second Lien Credit Agreement dated as of March 8, 2019 (the “2019 Credit Agreement”), reported in discontinued operations , among Legacy RTI, as a borrower, the other loan parties thereto as guarantors (together with Legacy RTI, the “Ares Loan Parties”), Ares, as lender and as administrative agent for the Ares Lenders. The 2019 Credit Agreement provides for a term loan in the principal amount of up to $100.0 million (the “Ares Term Loan”). The Ares Term Loan was advanced in a single borrowing on March 8, 2019.
The Ares Term Loan is guaranteed by the Company and each of the Company’s domestic subsidiaries and is secured by: (i) substantially all of the assets of Legacy RTI; (ii) substantially all of the assets of the Company; (iii) substantially all of the assets of the Company’s domestic subsidiaries; and (iv) 65% of the stock of the Company’s foreign subsidiaries.
The Ares Term Loan will bear interest at a rate per annum equal to, at the option of Legacy RTI: (i) the monthly Base Rate plus an adjustable margin of up to 7.50% (the “Base Rate”); or (ii) the LIBOR plus an adjustable margin of up to 8.50% (the “Ares Eurodollar Rate”). Subject to customary notices, Legacy RTI may elect to convert the Ares Term Loan from Base Rate to Ares Eurodollar Rate or from Ares Eurodollar Rate to Base Rate. The applicable margin is subject to adjustment after the end of each fiscal quarter, based upon the Ares Loan Parties’ total net leverage ratio. At any time during the period commencing on March 8, 2019 and ending on March 8, 2021, if the Ares Loan Parties’ total net leverage ratio is greater than 5.75:1.00, Legacy RTI shall have the option (the “PIK Option”) to elect to pay 50% of the interest that will accrue in the subsequent quarterly period in kind by capitalizing it and adding such amount to the principal balance of the Ares Term Loan. If Legacy RTI exercises the PIK Option, the adjustable margin applicable to the Ares Term Loan shall be increased by 0.75%.
The maturity date of the Ares Term Loan is December 5, 2023. Legacy RTI may make optional prepayments on the Ares Term Loan, provided that any such optional prepayments made on or prior to March 8, 2022, shall be subject to a make whole premium or a prepayment price, as the case may be. Legacy RTI is required to make mandatory prepayments of the Ares Term Loan based on excess cash flow and the Ares Loan Parties’ total net leverage ratio, upon the incurrence of certain indebtedness not otherwise permitted under the 2019 Credit Agreement, upon consummation of certain dispositions, and upon the receipt of certain proceeds of casualty events. Legacy RTI was required to pay certain customary closing costs and bank fees upon entering into the 2019 Credit Agreement.
Legacy RTI is subject to certain affirmative and negative covenants, including (but not limited to), covenants limiting Legacy RTI’s ability to: incur certain additional indebtedness; create certain liens; enter into sale and leaseback transactions; and consolidate or merge with, or convey, transfer or lease all or substantially all of its assets to another person. During any period beginning on a date that either: (i) a default has occurred and is continuing under the loan documents entered into by Legacy RTI in conjunction with the Credit Agreement (the “Ares Loan Documents”); or (ii) availability under the Ares Term Loan is less than the specified covenant testing threshold, and continuing until either (a) no default has occurred and is continuing under the Ares Loan Documents or (b) availability under the Ares Term Loan is greater than or equal to the specified covenant testing threshold for thirty consecutive days, respectively, (the “Ares Covenant Testing Period”) Legacy RTI is required to maintain a minimum fixed charge coverage ratio of at least 0.91:1.00 (the “Ares Required Minimum Fixed Charge Coverage Ratio”). The Ares Required Minimum Fixed Charge Coverage Ratio is measured on the last day of each calendar month during the Ares Covenant Testing Period (each a “Ares Calculation Date”), and is calculated using the minimum fixed charge coverage ratio for the twelve consecutive months ending on each Ares Calculation Date. The Ares Loan Parties are required to maintain an initial total net leverage ratio of 9.00:1.00, which ratio steps down each fiscal quarter of Legacy RTI resulting in a requirement that the Ares Loan Parties maintain a total net leverage ratio of 3.50:1.00 for the fiscal quarter ending June 30, 2021, and each fiscal quarter ending thereafter.

The amounts owed under the 2019 Credit Agreement may be accelerated upon the occurrence of certain events of default customary for facilities for similarly rated borrowers.
First Amendment to Second Lien Credit Agreement
On March 3, 2020, the Company entered into a First Amendment to Second Lien Credit Agreement, dated March 3, 2020 (the “2020 First Amendment”), reported in discontinued operations, by and among the Ares Loan Parties and the Ares Lenders. The 2020 First Amendment amended the 2019 Credit Agreement: (a) amending the definition of “EBITDA” contained therein; (b) modifying the total net leverage ratio covenant contained therein; and (c) making certain other changes to the 2019 Credit Agreement consistent with the foregoing. These amendments will allow the Company to, among other things, support the investment being made to separate the OEM and Spine businesses in anticipation of the sale of the Company’s OEM Businesses.
Second Amendment to Second Lien Credit Agreement
On April 27, 2020, the Company entered into a Second Amendment to Second Lien Credit Agreement (the “Second Amendment to the 2019 Agreement”), reported in discontinued operations, by and among the Ares Loan Parties and the Ares Lenders. The Second Amendment to the 2019 Agreement amended the 2019 Credit Agreement to: (i) establish an incremental term loan commitment; (ii) provide for certain incremental term loans in an aggregate principal amount not to exceed $30,000,000 (the “Second Amendment Incremental Loan Commitments”); (iii) provide for a portion of the Second Amendment Incremental Loan Commitments up to $13,500,000 be available on a delayed-draw basis at any time after the effective date of the Ares Amendment and on or prior to August 31, 2020, subject to certain conditions; (iv) increase the Base Rate applicable margin with respect to all Term Loans (other than the Second Amendment Incremental Term Loans) to 12.5% effective on September 1, 2020; and (v) make certain other changes to the 2019 Credit Agreement consistent with the foregoing. Pursuant to the terms of the Ares Amendment, Legacy RTI agreed pay to Ares, for the ratable benefit of each incremental term lender, a fee in an amount equal to 5.0% of the principal amount of the incremental term loan commitments provided by such lender on the effective date of the Ares Amendment. The maturity of the loans advanced under the Second Amendment Incremental Term Commitments (the “Second Amendment Incremental Term Loans”) have a maturity date of April 27, 2021. The Second Amendment Incremental Term Loans must be repaid in their entirety, at which time a takeout fee ranging from $11,250,000 to $25,500,000 shall be due and payable (the “Takeout Fee”). The Takeout Fee is inclusive of all interest accruing due and payable with respect to the Second Amendment Incremental Term Loans. The interest rate on the Second Amendment Incremental Term Loans is 12.50% and, commencing on September 1, 2020 and on the first day of each of the next four calendar months thereafter, the interest in respect of the Second Amendment Incremental Term Loans shall increase on each such date, on a cumulative basis, by an additional 1.00% per annum (such that, after the fifth such increase, the Base Rate with respect to the Second Amendment Incremental Term Loans shall equal 17.50% per annum).
At December 31, 2019, the interest rate for the Ares Term Loan was 10.49%. The Company was in compliance with the financial covenants related to the Ares Term Loan as of December 31, 2019.
For the years ended December 31, 2019, 2018 and 2017, interest expense associated with the amortization of debt issuance costs, reported in discontinued operations, was $0.5 million, $0.5 million and $0.4 million, respectively. Included in the year ended December 31, 2019, was $0.2 million of accelerated amortization of debt issuance costs reported in discontinued operations, associated with the modification of the 2018 Credit Agreement. For the year ended December 31, 2019, the Company incurred total debt issuance cost of $0.8 million.
As of December 31, 2019, the Company had approximately $5.6 million of cash and cash equivalents and $9.0 million of availability under its revolver agreement.

The Company’s debt agreements contain a leverage to EBITDA covenant, which as of December 31, 2019, required the Company to maintain a 5.0:1 leverage to trailing twelve-month adjusted EBITDA ratio. The debt agreement provides for an increase in the covenant ratio to 5.75:1 for each quarter end during 2020, then reduces to 5.25:1 for the quarters ending March 31, 2021 and June 30, 2021, with a final reduction to 3.50 for each quarter ending thereafter. The Company’s leverage ratio as of December 31, 2019 is approximately 5.51:1. If the Company is unable to execute on its acquisition integration plans or achieve its projected growth and cash flow targets, its available liquidity could be further limited, and its operations may lead to defaults under the borrowing agreements.
To maintain an adequate amount of available liquidity and execute on our current business plan, we intend to utilize cash flow from operations to fund business expenses. In addition, we intend to manage the timing and payment of variable expenditures and utilize available working capital. As of March 31, 2020, we believe that our working capital, together with our borrowing ability under the revolving JPM Facility, will be adequate to fund ongoing operations through the OEM Closing. However, if the OEM Closing does not occur in the third quarter of 2020, the Company is likely to be in default under its borrowing arrangements unless waivers can be obtained.
Certain Commitments
As noted above, on July 20, 2020, pursuant to the OEM Purchase Agreement by and between the Company and the Buyer, the Company sold the OEM Businesses to Buyer and its affiliates for a purchase price of $440 million of cash, subject to certain adjustments.
On March 8, 2019, pursuant to the Master Transaction Agreement, the Company acquired Paradigm in a cash and stock transaction valued at up to $300.0 million, consisting of $150.0 million on March 8, 2019, plus potential future milestone payments. Established in 2005, Paradigm’s primary product is the coflex
®
Interlaminar Stabilization
®
device, a differentiated and minimally invasive motion preserving stabilization implant that is FDA premarket approved for the treatment of moderate to severe lumbar spinal stenosis in conjunction with decompression.
Under the terms of the agreement, the Company paid $100.0 million in cash and issued 10,729,614 shares of the Company’s common stock. The shares of Company common stock issued on March 8, 2019, were valued based on the volume weighted average closing trading price for the five trading days prior to the date of execution of the definitive agreement, representing $50.0 million of value. In addition, the Company may be required to pay up to an additional $150.0 million in a combination of cash and Company common stock based on a revenue earnout consideration. Further, pursuant to the Master Transaction Agreement, we will be obligated to pay some or all of the milestone payments thereunder that remain unpaid – whether or not we have achieved the milestones – upon a change in control of our company prior to December 31, 2022. Based on a probability weighted model, the Company estimates a contingent liability related to the revenue based earnout of zero.
On January 4, 2018, the Company acquired Zyga, a leading spine-focused medical device company that develops and produces innovative minimally invasive devices to treat underserved conditions of the lumbar spine. Zyga’s primary product is the SImmetry
®
Sacroiliac Joint Fusion System. Under the terms of the merger agreement dated January 4, 2018, the Company acquired Zyga for $21.0 million in consideration paid at closing (consisting of borrowings of $18.0 million on its revolving credit facility and $3.0 million cash on hand), $1.1 million contingent upon the successful achievement of a clinical milestone, and a revenue based earnout consideration of up to an additional $35.0 million. Based on a probability weighted model, the Company estimates a contingent liability related to the clinical and revenue milestones of $1.1 million. On August 3, 2017, we completed the sale of substantially all of the assets related to our CT Business, reported in discontinued operations, to A&E pursuant to the Asset Purchase Agreement between us and A&E. The total cash consideration received by us under the Asset Purchase Agreement was composed of $54.0 million, $3.0 million of which was held in escrow (the “Escrow Amount”) to satisfy possible indemnification obligations, of which there were none. As such, we earned and received the $3.0 million cash consideration in the third quarter of 2018. An additional $5.0 million in contingent cash consideration is earned if A&E reaches certain revenue milestones (the “Contingent Consideration”). We also earned and received an additional $1.0 million in consideration for successfully obtaining certain FDA regulatory clearance. As a part of the transaction, we also entered into a multi-year Contract Manufacturing Agreement with A&E (the “Contract Manufacturing Agreement”). Under the Contract Manufacturing Agreement, we agreed to continue to support the CT Business by manufacturing existing products and engineering, developing, and manufacturing potential future products for A&E. We elected to account for the Contingent Consideration arrangement including the Escrow Amount, as a gain contingency in accordance with ASC 450, Contingencies. As such, the Contingent Consideration and Escrow Amount were excluded in measuring the fair value of the consideration to be received in connection with the transaction.
On September 3, 2010, we entered into an exclusive distribution agreement, reported in discontinued operations, with Zimmer Dental, Inc. (“Zimmer Dental”), a subsidiary of Zimmer, with an effective date of September 30, 2010, as amended from time to time. The agreement was assigned to Biomet 3i, LLC (“Biomet”), an affiliate of Zimmer Dental, on January 1, 2016. The agreement had an initial term of ten years and in 2019 was extended at the option of Biomet until 2026. Under the terms of this distribution agreement, we agreed to supply sterilized allograft and xenograft implants at an agreed upon transfer price, and Biomet has agreed to be the exclusive distributor of the implants for dental and oral applications worldwide (except Ukraine), subject to certain Company obligations under an existing distribution agreement with a third party with respect to certain implants for the dental market. In consideration for Biomet’s exclusive distribution rights, Biomet agreed to the following: (1) payment to us of $13.0 million within ten days of the effective date (the “Upfront Payment”); (2) annual exclusivity fees (“Annual Exclusivity Fees”) paid annually as long as Biomet maintains exclusivity for the term of the contract to be paid at the beginning of each calendar year; and (3) annual purchase minimums to maintain exclusivity. Upon occurrence of an event that materially and adversely affects Biomet’s ability to distribute the implants, Biomet may be entitled to certain refund rights with respect to the then current Annual Exclusivity Fee, where such refund would be in an amount limited by a formula specified in this agreement that is based substantially on the occurrence’s effect on Biomet’s revenues. The Upfront Payment, the Annual Exclusivity Fees and the fees associated with distributions of processed tissue are considered to be a single performance obligation. Accordingly, the Upfront Payment and the Annual Exclusivity Fees are deferred as received and are being recognized as other revenues over the term of this distribution agreement based on the expected contractual annual purchase minimums relative to the total contractual minimum purchase requirements in this distribution agreement. Additionally, we considered the potential impact of this distribution agreement’s contractual refund provisions and does not expect these provisions to impact future expected revenue related to this distribution agreement.
Our debt obligations reported in discontinued operations and availability of credit as of December 31, 2019 are as follows:

	Outstanding Balance	Available Credit
	(In thousands)
Ares Term Loan	$104,406
JPM Facility	71,000	$9,000
Less unamortized debt issuance costs	(1,229)

Total	$174,177

The following table provides a summary of our operating lease obligations and other significant obligations as of December 31, 2019.

	Contractual Obligations Due by Period
Continuing operations	Total	Less than 1 Year	1-3 Years	4-5 Years	More than 5 Years
	(In thousands)
Operating lease obligations	$2,824	$1,064	$725	$319	$716

Impact of Inflation
Inflation generally affects us by increasing our cost of labor, equipment and processing tools and supplies. We do not believe that the relatively low rates of inflation experienced in the United States since the time we began operations have had any material effect on our business.

Item 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.
The value of the U.S. dollar compared to the Euro affects our financial results. Changes in exchange rates may positively or negatively affect revenues, gross margins, operating expenses and net income. Our international operations currently transact business primarily in the Euro. Assets and liabilities of foreign subsidiaries are translated at the period end exchange rate while revenues and expenses are translated at the average exchange rate for the period. Intercompany transactions are translated from the Euro to the U.S. dollar. Based on December 31, 2019 outstanding intercompany balances, a 1% change in currency rates would have had a de-minimis
impact on our results of operations. We do not expect changes in exchange rates to have a material adverse effect on our income or our cash flows in 2020. However, we can give no assurance that exchange rates will not significantly change in the future.

Item 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.
Our consolidated financial statements and supplementary data required in this item are set forth on the pages indicated in Item 15(a)(1).
PART IV

Item 15.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(a) (1)
Financial Statements
:
See “Index to Consolidated Financial Statements and Financial Statement Schedule” on page 38, the Independent Registered Public Accounting Firm’s Report on pages 39 to 42 and the Consolidated Financial Statements on pages 43 to 101, all of which are incorporated herein by reference.
(2)
Financial Statement Schedule
:
The following Financial Statement Schedule is filed as part of this Report:
Schedule II, Valuation and Qualifying Accounts for the years ended December 31, 2019, 2018 and 2017 is included in the Consolidated Financial Statements of Surgalign Holdings, Inc. on page 102. All other financial statement schedules are omitted because they are inapplicable, not required or the information is indicated elsewhere in the consolidated financial statements or the notes thereto.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
AND FINANCIAL STATEMENT SCHEDULE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
Surgalign Holdings, Inc.
Deerfield, Illinois
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Surgalign Holdings, Inc. (formerly known as RTI Surgical Holdings, Inc.) and subsidiaries (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of comprehensive (loss) income, stockholders’ equity, and cash flows, for each of the three years in the period ended December 31, 2019, and the related notes and the schedule listed in the Index at Item 15 (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of operations and its cash flows for each of the three years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
We have also audited, in accordance with the standards of Public Company Accounting Oversight Board (“PCAOB”), the Company’s internal control over financial reporting as of December 31, 2019, based on criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated June 8, 2020, expressed an adverse opinion on the Company’s internal control over financial reporting because of material weaknesses.
Emphasis of Matter
As discussed in Note 3 to the financial statements, effective January 1, 2018, the Company adopted Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 606,
Revenues from Contracts with Customers,
using the modified retrospective method and effective January 1, 2019, the Company adopted ASC 842,
Leases
, using the optional transition method. As discussed in Note 5 to the financial statements, the accompanying financial statements have been retrospectively adjusted for discontinued operations.
Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, recurring negative operating cash flows, and is projecting it will not be able to maintain compliance with its financial covenants. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ DELOITTE & TOUCHE LLP
Tampa, Florida
June 8, 2020 (December 30, 2020 as to the effects of discontinued operations discussed in Note 5)
We have served as the Company’s auditor since 1998.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
Surgalign Holdings, Inc.
Deerfield, Illinois
Opinion on Internal Control over Financial Reporting
We have audited the internal control over financial reporting of Surgalign Holdings, Inc. (formerly known as RTI Surgical Holdings, Inc.) and subsidiaries (the “Company”) as of December 31, 2019, based on criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). In our opinion, because of the effect of the material weaknesses identified below on the achievement of the objectives of the control criteria, the Company has not maintained effective internal control over financial reporting as of December 31, 2019, based on criteria established in Internal Control — Integrated Framework (2013) issued by COSO.
We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), the consolidated financial statements as of and for the year ended December 31, 2019, of the Company and our report dated June 8, 2020 (December 30, 2020 as to the effects of discontinued operations discussed in Note 5), expressed an unqualified opinion on those financial statements and included explanatory paragraphs regarding the adoption of Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 606,
Revenues from Contracts with Customers,
utilizing the modified retrospective method, ASC 842,
Leases
, using the optional transition method, the effects of discontinued operations, and substantial doubt about the Company’s ability to continue as a going concern.
As described in Management’s Report on Internal Control over Financial Reporting (not presented herein), management excluded from its assessment the internal control over financial reporting at Paradigm Spine, LLC, which was acquired on March 8, 2019, and whose financial statements constitute 4% and 10% of total assets and revenues, respectively. of the consolidated financial statement amounts as of and for the year ended December 31, 2019. Accordingly, our audit did not include the internal control over financial reporting at Paradigm Spine, LLC.
Basis for Opinion
The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control over Financial Reporting (not presented herein). Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
Definition and Limitations of Internal Control over Financial Reporting
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
Material Weaknesses
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. The following material weaknesses have been identified and included in management’s assessment:

•
The Company did not maintain an effective control environment based on the criteria established in the COSO framework and identified deficiencies in the principles associated with the control environment of the COSO framework. Specifically, control deficiencies constituted material weaknesses, either individually or in the aggregate, relating to: (i) appropriate organizational structure, reporting lines, and authority and responsibilities in pursuit of objectives, (ii) the Company’s commitment to attract, develop, and retain competent individuals, and (iii) holding individuals accountable for their internal control related responsibilities.

•
The Company did not design and implement an effective risk assessment based on the criteria established in the COSO framework, and identified deficiencies in the principles associated with the risk assessment component of the COSO framework. Specifically, control deficiencies constituted material weaknesses, either individually or in the aggregate, relating to: (i) identifying, assessing, and communicating appropriate objectives, (ii) identifying and analyzing risks to achieve these objectives, (iii) considering the potential for fraud in assessing risks, and (iv) identifying and assessing changes in the business that could impact the Company’s system of internal controls.

•
The Company did not design and implement effective control activities based on the criteria established in the COSO framework, and identified deficiencies in the principles associated with the control activities component of the COSO framework. Specifically, control deficiencies constituted material weaknesses, either individually or in the aggregate, relating to: (i) selecting and developing control activities and information technology that contribute to the mitigation of risks and support achievement of objectives and (ii) deploying control activities through policies that establish what is expected and procedures that put policies into action.

•
The Company did not consistently generate or provide adequate quality supporting information and communication based on the criteria established in the COSO framework, and identified deficiencies in the principles associated with the information and communication component of the COSO framework. Specifically, control deficiencies constituted material weaknesses, either individually or in the aggregate, relating to: (i) obtaining, generating, and using relevant quality information to support the function of internal control, and (ii) communicating accurate information internally and externally, including providing information pursuant to objectives, responsibilities, and functions of internal control.

•
The Company did not design and implement effective monitoring activities based on the criteria established in the COSO framework, and identified deficiencies in the principles associated with the monitoring component of the COSO framework. Specifically, control deficiencies constituted material weaknesses, either individually or in the aggregate, relating to: (i) selecting, developing, and performing ongoing evaluation to ascertain whether the components of internal controls are present and functioning, and (ii) evaluating and communicating internal control deficiencies in a timely manner to those parties responsible for taking corrective action.

These material weaknesses were considered in determining the nature, timing, and extent of audit tests applied in our audit of the financial statements of the Company, and this report does not affect our report on such financial statements.
/s/ DELOITTE & TOUCHE LLP
Tampa, Florida
June 8, 2020

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES (FORMERLY KNOWN AS RTI SURGICAL
HOLDINGS, INC.)
Consolidated Balance Sheets
(In thousands, except share data)

	December 31,
	2019	2018
Assets
Current Assets:
Cash and cash equivalents	$5,608	$10,949
Accounts receivable - less allowances of $4,803 at December 31, 2019 and $1,865 at December 31, 2018	23,216	16,781
Inventories - net	24,574	19,055
Prepaid and other current assets	4,034	5,221
Current assets of discontinued operations	138,382	123,107

Total current assets	195,814	175,113
Non-current inventories - net	6,637	—
Property, plant and equipment - net	789	11,421
Deferred tax assets - net	—	13,771
Goodwill	—	4,414
Other intangible assets - net	—	13,504
Other assets - net	5,418	3,374
Non-current assets of discontinued operations	135,851	138,588

Total assets	$344,509	$360,185

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$10,236	$7,555
Accrued expenses	15,099	13,029
Accrued income taxes	424	—
Current liabilities of discontinued operations	214,629	36,408

Total current liabilities	240,388	56,992
Deferred tax liability	—	—
Acquisition contingencies	1,130	4,986
Other long-term liabilities	1,732	439
Non-current liabilities of discontinued operations	285	50,011

Total liabilities	243,535	112,428
Commitments and contingencies (Note 26 )
Preferred stock Series A, $ .001 par value: 5,000,000 shares authorized; 50,000 shares issued and outstanding	66,410	66,226
Stockholders’ equity:
Common stock, $ .001 par value: 150,000,000 shares authorized; 75,213,515 and 63,469,185 shares issued and outstanding, respectively	75	64
Additional paid-in capital	498,438	433,143
Accumulated other comprehensive loss	(7,629)	(7,270)
Accumulated deficit	(451,179)	(239,537)
Less treasury stock, 1,285,224 and 1,221,180 shares, respectively, at cost	(5,141)	(4,869)

Total stockholders’ equity	34,564	181,531

Total liabilities and stockholders’ equity	$344,509	$360,185

See notes to consolidated financial statements.

4
3

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES (FORMERLY KNOWN AS RTI SURGICAL
HOLDINGS, INC.)
Consolidated Statements of Comprehensive (Loss) Income
(In thousands, except share and per share data)

	Year Ended December 31,
	2019	2018	2017
Revenues	$117,423	$92,112	$90,281
Costs of processing and distribution	32,777	33,593	36,441

Gross profit	84,646	58,519	53,840

Expenses:
Marketing, general and administrative	135,396	98,152	90,790
Research and development	16,836	14,410	13,315
Severance and restructuring costs	—	773	8,522
Gain on acquisition contingency	(76,033)	—	—
Executive transition costs	—	—	2,818
Asset impairment and abandonments	97,341	5,070	442
Goodwill impairment	140,003	—	—
Acquisition and integration expenses	13,999	4,928	630

Total operating expenses	327,542	123,333	116,517

Operating loss	(242,896)	(64,814)	(62,677)

Other income (expense):
Interest income	161	35	8
Foreign exchange (loss) gain	(122)	(29)	38

Total other income - net	39	6	46

Loss before income tax (provision) benefit	(242,857)	(64,808)	(62,631)
Income tax (provision) benefit	(5,921)	15,159	18,227

Net loss from continuing operations	(248,778)	(49,649)	(44,404)

Discontinued operations (Note 5 )
Income from operations of discontinued operations	48,452	57,417	88,886
Income tax provision	(11,316)	(10,891)	(37,576)
Net income from discontinued operations	37,136	46,526	51,310

Net (loss) income	(211,642)	(3,123)	6,906

Convertible preferred dividend	—	(2,120)	(3,723)

Net (loss) income applicable to common shares	$(211,642)	$(5,243)	$3,183

Other comprehensive (loss) income:
Unrealized foreign currency translation ( loss ) gain	(351)	(941)	1,987

Comprehensive (loss) income	$(211,993)	$(6,184)	$5,170

Net loss from continuing operations per common share - basic	$(3.55)	$(0.85)	$(0.83)

Net income from discontinued operations per common share - basic	$0.53	$0.76	$0.89

Net (loss) income per common share - basic	$(3.02)	$(0.09)	$0.06

Net loss from continuing operations per common share - diluted	$(3.55)	$(0.85)	$(0.81)

Net income from discontinued operations per common share - diluted	$0.53	$0.76	$0.86

Net (loss) income per common share - diluted	$(3.02)	$(0.09)	$0.05

Weighted average shares outstanding - basic	70,150,492	61,031,265	57,678,360

Weighted average shares outstanding - diluted	70,150,492	61,031,265	59,078,141

See notes to consolidated financial statements.

4
4

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES (FORMERLY KNOWN AS RTI SURGICAL
HOLDINGS, INC.)
Consolidated Statements of Stockholders’ Equity
(In thousands)

	Common Stock	Additional Paid- In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Treasury Stock	Total
Balance, January 1, 2017	$58	$417,428	$(8,316)	$(244,192)	$(916)	$164,062
Net income	—	—	—	6,906	—	6,906
Foreign currency translation adjustment	—	—	1,987	—	—	1,987
Exercise of common stock options	5	9,176	—	—	—	9,181
Stock-based compensation	—	6,762	—	—	—	6,762
Purchase of treasury stock	—	—	—	—	(3,474)	(3,474)
Amortization of preferred stock Series A issuance costs	—	(184)	—	—	—	(184)
Preferred stock Series A dividend	—	(3,723)	—	—	—	(3,723)

Balance, December 31, 2017	$63	$429,459	$(6,329)	$(237,286)	$(4,390)	$181,517
Accumulated effect of adoption of the revenue recognition standard	—	—	—	872	—	872
Net loss	—	—	—	(3,123)	—	(3,123)
Foreign currency translation adjustment	—	—	(941)	—	—	(941)
Exercise of common stock options	1	1,242	—	—	—	1,243
Stock-based compensation	—	4,745	—	—	—	4,745
Purchase of treasury stock	—	—	—	—	(479)	(479)
Amortization of preferred stock Series A issuance costs	—	(183)	—	—	—	(183)
Preferred stock Series A dividend	—	(2,120)	—	—	—	(2,120)

Balance, December 31, 2018	$64	$433,143	$(7,270)	$(239,537)	$(4,869)	$181,531
Net loss	—	—	—	(211,642)	—	(211,642)
Foreign currency translation adjustment	—	—	(359)	—	—	(359)
Exercise of common stock options	—	395	—	—	—	395
Equity instruments issued in connection with Paradigm Spine acquisition - net of fees	11	60,719	—	—	—	60,730
Stock-based compensation	—	4,367	—	—	—	4,367
Purchase of treasury stock	—	—	—	—	(272)	(272)
Amortization of preferred stock Series A issuance costs	—	(186)	—	—	—	(186)

Balance, December 31, 2019	$75	$498,438	$(7,629)	$(451,179)	$(5,141)	$34,564

See notes to consolidated financial statements.

4
5

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES (FORMERLY KNOWN AS RTI SURGICAL
HOLDINGS, INC.)
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2019	2018	2017
Cash flows from operating activities:
Net (loss) income	$(211,642)	$(3,123)	$6,906
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	22,675	14,579	14,233
Provision for bad debts and product returns	2,937	1,721	946
Provision for inventory write-downs	8,493	15,122	5,066
Revenue recognized due to change in deferred revenue	(4,906)	(4,958)	(4,744)
Deferred income tax provision (benefit)	17,066	(4,692)	13,573
Stock-based compensation	4,367	4,745	6,660
Asset impairment and abandonments	97,341	5,070	4,034
Cardiothoracic closure business divestiture contingency consideration	—	(3,000)	(34,090)
Goodwill impairment	140,003	—	—
Gain on acquisition contingency	(76,033)	—	—
Paid in kind interest expense	4,408	—	—
Other	1,673	1,330	2,392
Change in assets and liabilities:
Accounts receivable	(9,013)	(10,829)	5,116
Inventories	(14,219)	(11,957)	1,610
Accounts payable	(974)	8,035	(12,936)
Accrued expenses	4,489	(827)	5,667
Deferred revenue	2,000	2,000	2,000
Other operating assets and liabilities	1,879	4,036	(10,645)

Net cash (used in) provided by operating activities	(9,456)	17,252	5,788

Cash flows from investing activities:
Purchases of property, plant and equipment	(14,426)	(11,042)	(12,301)
Patent and acquired intangible asset costs	(2,007)	(3,695)	(2,266)
Proceeds from sale of building	—	—	1,818
Acquisition of Zyga Technology	—	(21,000)	—
Acquisition of Paradigm Spine	(99,692)	—	—
Cardiothoracic closure business divestiture	—	3,000	51,000

Net cash (used in) provided by investing activities	(116,125)	(32,737)	38,251

Cash flows from financing activities:
Proceeds from exercise of common stock options	395	2,356	5,060
Proceeds from long-term obligations	121,500	74,425	6,000
Payments of debt issuance costs	(826)	—	—
Payments on long-term obligations	(500)	(71,171)	(43,000)
Payments for treasury stock	(273)	(478)	(3,474)
Other financing activities	—	(1,039)	(317)

Net cash provided by (used in) financing activities	120,296	4,093	(35,731)

Effect of exchange rate changes on cash and cash equivalents	(56)	(40)	224

Net (decrease) increase in cash and cash equivalents	(5,341)	(11,432)	8,532
Cash and cash equivalents, beginning of period	10,949	22,381	13,849

Cash and cash equivalents, end of period	$5,608	$10,949	$22,381

Supplemental cash flow disclosure:
Cash paid for interest	$7,121	$3,047	$3,023
Cash paid for income taxes, net of refunds	(1,994)	(6,403)	12,142
Non-cash acquisition of property, plant and equipment	1,468	1,217	593
Receivable for executive stock option exercise	—	—	1,234
Stock-based compensation related to sale of CT business	—	—	102
Increase in accrual for dividend payable	—	2,120	3,723
See notes to consolidated financial statements.

4
6

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES (FORMERLY KNOWN AS RTI SURGICAL
HOLDINGS, INC.)

Notes to Consolidated Financial Statements
Years Ended December 31, 2019, 2018 and 2017
(In thousands, except share and per share data)
1. Business
Surgalign Holdings Inc. (formerly known as RTI Surgical Holdings, Inc. (“RTI”)) and its subsidiaries (“Surgalign” or the “Company”), is a global medical technology company advancing the science of spine care, focused on delivering innovative solutions that drive superior clinical and economic outcomes. Surgalign is building off a legacy of high quality and differentiated products and continues to invest in clinically validated innovation to deliver better surgical outcomes and improve patients’ lives. Surgalign markets products throughout the United States, and in more than

50
countries worldwide through an expanding network of top independent distributors. Surgalign, a member of Advanced Medical Technology Association (“AdvaMed”), is headquartered in Deerfield, Illinois, with commercial, innovation and design centers in Marquette Michigan and Wurmlingen, Germany.
On July 20, 2020, pursuant to the Equity Purchase Agreement, dated as of January 13, 2020 (as amended from time to time, the “
OEM

Purchase Agreement”), by and between the Company and Ardi Bidco Ltd. (the “Buyer”), the Company sold its original equipment manufacturing business and business related to processing donated human musculoskeletal and other tissue and bovine and porcine animal tissue in producing allograft and xenograft implants using BIOCLEANSE
®
, TUTOPLAST
®
and CANCELLE
®
SP sterilization processes (collectively, the “OEM Businesses”) to Buyer and its affiliates for a purchase price of $440 million of cash, subject to certain adjustments (the “Transactions”). More specifically, pursuant to the terms of the

OEM
Purchase Agreement, the Company sold to the Buyer and its affiliates all of the issued and outstanding shares of RTI OEM, LLC (which, prior to the Transactions, was converted to a corporation and changed its name to “RTI Surgical, Inc.”), RTI Surgical, LLC (which, prior to the Transactions, was converted to a corporation and changed its name to “Pioneer Surgical Technology, Inc.”), Tutogen Medical (United States), Inc. and Tutogen Medical GmbH. The Transactions were previously described in the Proxy Statement filed by the Company with the SEC on June 18, 2020. Subsequent to the Transactions, the Company
changed its name
to Surgalign Holdings, Inc, operating as Surgalign Spine Technologies. Where obvious and appropriate from the context, references herein to Surgalign or the Company refer to the Company including the disposed OEM Businesses.
Prior to the sale of the OEM Businesses, the Company operated two reportable segments: Spine and OEM. Subsequent to the sale of the OEM Businesses, the Company operates one reportable segment
: Spine
.
Going Concern
The accompanying consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern and in accordance with generally accepted accounting principles in the United States of America. The going concern basis of presentation assumes that we will continue in operation one year after the date these financial statements are issued, and we will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. As of December 31, 2019, we had cash of $5,608, working capital of $31,673 and an accumulated deficit of $451,179. We had a loss from operations of $242,896 and a net loss from continuing operations of
 $248,778 for the year ended December 31, 2019. We have suffered losses from operations in the previous two fiscal years and did not generate positive cash flows from operations in fiscal year 2019.
The Company is currently projecting that it will not be able to maintain compliance with its financial covenants (fixed charge coverage ratio and leverage ratio) for the quarter ended June 30, 2020, as well as in future periods, in relation to both the JPM Facility and Ares Term Loan agreements. This would constitute an event of default for which the Company’s lenders could demand repayment of these obligations at any time.

4
7

Should the sale of the OEM Businesses, as discussed in Note 29, Subsequent Events, not be consummated, the Company will continue to attempt to raise additional debt and/or equity financing to fund future operations and to provide additional working capital. However, there is no assurance that such financing will be consummated or obtained in sufficient amounts necessary to meet the Company’s needs. The Company’s ability to raise additional capital may be adversely impacted by potential worsening global economic conditions and the recent disruptions to, and volatility in, financial markets in the United States and worldwide resulting from the ongoing COVID-19 pandemic. If cash resources are insufficient to satisfy the Company’s ongoing cash requirements, the Company will be required to scale back or discontinue its operations entirely. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.
In view of the matters described above, management has concluded that substantial doubt exists with respect to the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. The recoverability of a major portion of the recorded asset amounts shown in the Company’s accompanying consolidated balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its funding requirements on a continuous basis, to maintain existing financing and to succeed in its future operations. The Company’s financial statements do not include any adjustment relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.
2. Summary of Significant Accounting Policies
Principles of Consolidation
—The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, RTI Surgical, Inc. (referred to as “Legacy RTI” for matters occurring after March 8, 2019, and as the “Company” for matters occurring before March 8, 2019), Paradigm Spine, LLC (“Paradigm”), Pioneer Surgical Technology, Inc. (“Pioneer Surgical”), Tutogen Medical, Inc. (“TMI”), and Zyga Technology, Inc. (“Zyga”). The consolidated financial statements also include the accounts of RTI Donor Services, Inc. (“RTIDS”), which is a controlled entity. Prior to the completion of the acquisition of Paradigm, the financial statements were that of RTI Surgical, Inc. and subsidiaries. Subsequently, RTI Surgical Holdings, Inc. and Subsidiaries is the successor reporting company. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All intercompany balances and transactions have been eliminated in consolidation.
RTIDS is a taxable
not-for-profit
entity organized and controlled by the Company. RTIDS is the corporate entity that is responsible for procuring tissue for the Company. Expenses incurred by RTIDS to procure tissue are passed on through to the Company. RTIDS has no significant assets or liabilities except for its intercompany accounts receivable and accounts payable to tissue recovery agencies. The Company pays all expenses of RTIDS.
TMI and RTIDS have been recast into discontinued operations, as these entities were sold in the sale of the OEM
Businesses
.
Use of Estimates
—The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions relating to inventories, receivables, long-lived assets and litigation are made at the end of each financial reporting period by management. Actual results could differ from those estimates.
Foreign Currency Translation
—The functional currency of the Company’s foreign subsidiaries is the Euro. Assets and liabilities of the foreign subsidiaries are translated at the period end exchange rate while revenues and expenses are translated at the average exchange rate for the period. The resulting translation adjustments, representing unrealized, noncash gains and losses are recorded and presented as a component of comprehensive (loss) income. Gains and losses resulting from transactions of the Company and its subsidiaries, which are made in currencies different from their own, are included in income or loss as they occur and are included in other expense in the consolidated statements of comprehensive (loss) income.

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8

Fair Value of Financial Instruments
—The estimated fair value of financial instruments disclosed in the consolidated financial statements
has been determined by using available market information and appropriate valuation methodologies. The carrying value of all current assets and current liabilities approximates fair value because of their short-term nature. The carrying value of the long-term debt obligations approximates fair value.
Cash and Cash Equivalents
—The Company considers all funds in banks and short-term highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. Cash equivalents comprise overnight repurchase agreements. Cash balances are held at a few financial institutions and usually exceed insurable amounts. The Company mitigates this risk by depositing its uninsured cash in major well capitalized financial institutions. At December 31, 2019 and 2018, the Company had no cash equivalents.
Accounts Receivable Allowances
—The Company maintains allowances for doubtful accounts based on the Company’s review and assessment of payment history and its estimate of the ability of each customer to make payments on amounts invoiced. If the financial condition of any of its customers were to deteriorate, additional allowances might be required. From time to time the Company must adjust its estimates. Changes in estimates of the collection risk related to accounts receivable can result in decreases and increases to current period net income.
Inventories
—Inventories are state
d
at the lower of cost or market, with cost determined using the first-in,
first-out
method. Inventory is evaluated for obsolescence and excess quantities by analyzing inventory levels, historical loss trends, expected product lives, product at risk of expiration, sales levels by product and projections of future sales demand.
Inventory
is evaluated for obsolescence and excess quantities by analyzing inventory levels, historical loss trends, expected product lives, product at risk of expiration, sales levels by product and projections of future sales.
Property, Plant and Equipment
—Property, plant and equipment are stated at cost less accumulated depreciation. The cost of leasehold improvements is amortized on the straight-line method over the shorter of the lease term or the estimated useful life of the asset. Software costs are also included and relate to purchased software that are capitalized. Surgical instruments which are included in property, plant and equipment are handheld devices used by surgeons during implant procedures. The Company retains title to the surgical instruments. Depreciation for surgical instruments is included in selling and marketing expenses in the accompanying Consolidated Statements of Comprehensive (loss) income.
Depreciation is computed on the straight-line method over the following estimated useful lives of the assets:

Buildings	25 to 40 years
Building improvements and leasehold improvements	8 to 40 years
Processing equipment	7 to 10 years
Office equipment, furniture and fixtures	5 to 7 years
Computer hardware and software	3 to 7 years
Surgical instruments	3 to 5 years
Debt Issuance Costs—
Debt issuance costs include costs incurred to obtain financing and are amortized using the straight-line method, which approximates the effective interest method, over the life of the related debt. Debt issuance costs related to a recognized debt liability are presented in the balance sheet as a direct deduction from the carrying amount of that debt liability.
Long-Lived Assets
—The Company reviews its property, plant and equipment for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. Recoverability is measured by a comparison of the carrying amount to the net undiscounted cash flows expected to be generated by the asset. An impairment loss would be recorded for the excess of net carrying value over the fair value of the

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9

asset impaired. The fair value is estimated based on expected discounted future cash flows. The results of impairment tests are subject to management’s estimates and assumptions of projected cash flows and operating results. Changes in assumptions or market conditions could result in a change in estimated future cash flows and the likelihood of materially different reported results
.
Goodwill
—Accounting Standards Codification (“ASC”) 350,
Goodwill and Other Intangible Assets
(“ASC 350”) requires companies to test goodwill for impairment on an annual basis at the reporting unit level (or an interim basis if an event occurs that might reduce the fair value of a reporting unit below its carrying value). The annual impairment test is performed at each year- end unless indicators of impairment are present and require more frequent testing. In December 2019, we changed our reporting structure, as we adopted new segment reporting, which we concluded resulted in two
reporting units, Global Spine (“Spine”) and Global OEM (“OEM”). With the change in reporting units we performed the annual impairment test prior to the change, on our previous one
reporting unit, and then performed the annual impairment test after the change on the two reporting units. Subsequent to the sale of the OEM
Businesses
, we have one reporting unit
: Spine
.
Goodwill is tested for impairment by comparing the fair value of the reporting unit to its carrying amount, including goodwill. Prior to 2019, in concluding as to fair value of the reporting unit for purposes of testing goodwill, an income approach and a market approach were utilized. The conclusion from these two approaches were weighted equally and then adjusted to incorporate a control premium or acquisition premium that reflects the additional amount a buyer is willing to pay for elements of control and for a premium that reflects the buyer’s perception of its ability to add value through synergies. In 2019, since the cash flows were negative over the forecast period for the Spine reporting unit, a cost approach was used to determine the fair value of the Spine reporting unit. For the OEM reporting unit, we weighted the income approach 75% and the market approach 25%. We have chosen the weightings because the income approach more fully captures the company specific factors that would not be directly captured in the market approach, as there are no pure publicly traded comparable companies.
The income approach employs a discounted cash flow model that considers: 1) assumptions that marketplace participants would use in their estimates of fair value, including the cash flow period, terminal values based on a terminal growth rate and the discount rate; 2) current period actual results; and 3) projected results for future periods that have been prepared and approved by senior management of the Company.
The market approach employs market multiples from guideline public companies operating in our industry. Estimates of fair value are derived by applying multiples based on revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) adjusted for size and performance metrics relative to peer companies.
The cost approach considers the replacement cost adjusted for certain factors. Certain balance sheet items were adjusted to fair value before being utilized in estimating the value of the reporting unit under the cost approach, including inventory, property, plant and equipment, right of use assets, and other intangible assets.
All three approaches used in the analysis have a degree of uncertainty. Potential events or changes in circumstances which could impact the key assumptions used in our goodwill impairment evaluation are as follows:

•	Change in peer group or performance of peer group companies

•	Change in the Company’s markets and estimates of future operating performance

•	Change in the Company’s estimated market cost of capital

•	Change in implied control premiums related to acquisitions in the medical device industry

Other Intangible Assets
—Intangible assets generally consist of finite-lived intangible assets, including patents, tradenames, procurement contracts, customer lists, distribution agreements and acquired exclusivity rights. Patents are amortized on the straight-line method over the shorter of the remaining protection period or estimated useful lives of between 8 and 16 years. Tradenames, procurement contracts, customer lists, acquired exclusivity rights and distribution agreements are amortized over estimated useful lives of between 5 to 25 years.
As of December 31, 2019, the Company concluded, through the ASC 360
,
Property, Plant and Equipment
(“ASC 360”)
valuation testing, that factors existed indicating that finite-lived intangible assets were impaired. The factors included a change made to the internal organization of the Company in the fourth quarter of 2019. The organizational change resulted in the creation of a new Spine asset group. Prior to the fourth quarter of 2019, the Spine asset group did not exist as the related assets were included in another asset group as it had interdependencies among the utilization of the assets within the group, and therefore, there were no discrete cash flows. The asset group representing the Spine asset group could not support the carrying amount of the finite-lived intangible assets, because the Spine asset group no longer has the benefit of shared resources and cashflows generated by the former asset group that it was previously included in. Thus, we tested the $85,096 carrying amount of intangible assets in the Spine asset group for impairment on December 31, 2019. As a result, for the year ended December 31, 2019, we recorded an impairment charge for all of the finite-lived intangible assets within Spine asset group, totaling $85,096.
Subsequent to the sale of the OEM
Businesses
, we have one asset group
: Spine
.
Revenue Recognition
—The Company recognizes revenue upon shipment, or receipt by the Company’s customers of its products and implants, when control transfers to the customer in accordance with the Company’s distribution agreements with its customers. The Company’s performance obligations consist mainly of transferring control of products and implants identified in the contracts. The Company typically transfers control at a point in time upon shipment or delivery of the implants for direct sales, or upon implantation for sales of consigned inventory. The customer is able to direct the use of, and obtain substantially all of the benefits from, the implant at the time the implant is shipped, delivered, or implanted, respectively based on the terms of the contract. With respect to discontinued operations, for performance obligations related to the Company’s contracts with exclusively built inventory clauses, the Company typically satisfies its performance obligations evenly over the contract term as inventory is built. Such exclusively built inventory has no alternative use and the Company has an enforceable right to payment for performance to date. The Company uses the input method to measure the manufacturing activities completed to date, which depicts the progress of the Company’s performance obligation of transferring control of exclusively built inventory. For the contracts with upfront and annual exclusivity fees, revenue related to those fees is recognized over the contract term following a consistent method of measuring progress towards satisfaction of the performance obligation. The Company uses the method and measure of progress that best depicts the transfer of control to the customer of the goods or services to date relative to the remaining goods or services promised under the contract.
The Company permits returns of implants in accordance with the terms of contractual agreements with customers if the implant is returned in a timely manner, in unopened packaging, and from the normal channels of distribution. Allowances for returns are provided based upon analysis of the Company’s historical patterns of returns matched against the revenues from which they originated.
The Company records estimated implant returns, discounts, rebates and other distribution incentives as a reduction of revenue in the same period revenue is recognized. Estimates of implant returns are recorded for anticipated implant returns based on historical distributions and returns information. Estimates of discounts, rebates and other distribution incentives are recorded based on contractual terms, historical experience and trend analysis.
Other revenues, which are predominantly in the discontinued operations, consist of service processing, tissue recovery fees, biomedical laboratory fees, shipping fees, distribution of reproductions of our allografts to distributors for demonstration purposes and restocking fees which is included in revenues.

Stock-Based Compensation Plans
—The Company accounts for its stock-based compensation plans in accordance
with ASC 718,
Accounting for Stock Compensation
(“ASC 718”). ASC 718 requires the measurement and recognition of compensation expense for all stock-based awards made to employees and directors, including employee stock options and restricted stock. Under the provisions of ASC 718, stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense on a straight-line basis over the requisite service period of the entire award (generally the vesting period of the award). The Company uses the Black-Scholes model to value its stock option grants under ASC 718 and expenses the related compensation cost using the straight-line method over the vesting period. The fair value of stock options is determined on the grant date using assumptions for the expected term, expected volatility, dividend yield, and the risk free interest rate. The term assumption is primarily based on the contractual vesting term of the option and historic data related to exercise and post-vesting cancellation history experienced by the Company. The Company uses the simplified method for estimating the expected term used to determine the fair value of options under ASC 718. The expected term is determined separately for options issued to the Company’s directors and to employees. The Company’s anticipated volatility level is primarily based on the historic volatility of the Company’s common stock. The Company’s model includes a zero dividend yield assumption, as the Company has not historically paid nor does it anticipate paying dividends on its common stock. The risk free interest rate approximates recent U.S. Treasury note auction results with a similar life to that of the option. The Company’s model does not include a discount for post-vesting restrictions, as the Company has not issued awards with such restrictions. The period expense is then determined based on the valuation of the options, and at that time an estimated forfeiture rate is used to reduce the expense recorded. The Company’s estimate of pre-vesting
forfeitures is primarily based on the recent historical experience of the Company, and is adjusted to reflect actual forfeitures as the options vest. The Company uses a Monte Carlo simulation model to estimate the fair value of restricted stock awards that contain a market condition.
Research and Development Costs
—Research and development costs, including the cost of research and development conducted for others and the cost of contracted research and development, are expensed as incurred.
Income Taxes
—The Company uses the asset and liability method of accounting for income taxes. Deferred income taxes are recorded to reflect the tax consequences on future years for differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end
based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to amounts which are more likely than not to be realized.
Treasury Stock
—The Company may periodically repurchase shares of its common stock from employees for the satisfaction of their individual payroll tax withholding upon vesting of restricted stock awards in connection with the Company’s incentive plans. The Company’s repurchases of common stock are recorded at the stock price on the vesting date of the common stock. The Company repurchased 64,044, 107,109, and 745,122 shares of its common stock for $272, $479, and $3,474 for the years ended December 31, 2019, 2018, and 2017, respectively.
Earnings Per Share
—Basic
earnings
per share (“EPS”) is
computed

using
the
weighted
-average number of
common
shares outstanding
during
the period. Diluted EPS reflects the
incremental shares issuable upon the assumed exercise
of securities that could share in earnings. A
reconciliation
of the number of common shares used in the calculation of basic and diluted EPS is presented below:

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2

	Year Ended December 31,
	2019	2018	2017
Weighted average basic shares	70,150,492	61,031,265	57,678,360
Effect of dilutive securities:
Stock options	—	—	915,664
RSA and RSU	—	—	484,117

Weighted average diluted shares	70,150,492	61,031,265	59,078,141

Options to purchase 4,536,461 shares of
common
stock at prices ranging from $2.09 to $5.23 per share which were outstanding as of December 31, 2019, were not included in the computation of diluted EPS because dilutive shares are not factored into the calculation of EPS when a loss applicable to common shares is reported as they would be anti-
dilutive
.
Options to purchase 4,275,744 shares of common stock at prices ranging from $2.69 to $5.23 per share which were outstanding as of December 31, 2018, were not included in the computation of diluted EPS because
dilutive shares are not factored into the calculation of EPS when a loss applicable to common shares is reported as they would be anti-dilutive.
Options to purchase 4,662,037 shares of common stock at prices ranging from $2.69 to $8.20 per share which were outstanding as of December 31, 2017, were included in the computation of diluted EPS because dilutive shares are factored into the calculation of EPS when income applicable to common shares is reported.
For the years ended December 31, 2019, and 2018, 50,000 shares of convertible preferred stock or 15,152,761 of converted common stock and accrued but unpaid dividends were anti-dilutive on an as
-
if

converted basis and were not included in the computation of diluted net (loss)
income
per common share.
3. Recently Issued and Adopted Accounting
Standards
.
Financial Instruments
—In May 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASU”)
No. 2019-05
Financial Instruments—Credit Losses (Topic 326)
which provides relief to certain entities adopting ASU
2016-13
(discussed below). The amendments accomplish those objectives by providing entities with an option to irrevocably elect the fair value option in Subtopic
825-10,
applied on an
instrument-by-instrument
basis for eligible instruments, that are within the scope of Subtopic
326-20,
upon adoption of Topic 326. The fair value option election does not apply to held-to-maturity
debt securities. ASU
2019-05
has the same transition as ASU
2016-13
and is effective for periods beginning after December 15, 2019, with adoption permitted after this update. The Company does not expect the impact of adoption to have an impact on the consolidated financial statements.
In April 2019, the FASB issued ASU
No. 2019-04
Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments
, which provides updates and clarifications to three previously-issued ASUs:
2016-01
Financial Instruments—Overall (Subtopic
825-10):
Recognition and Measurement of Financial Assets and Financial Liabilities;
2016-13
Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,
described further above and which the Company has not yet adopted; and
2017-12
Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities,
which the Company early adopted effective January 1, 2018. The updates related to ASU
2016-13
have the same transition as ASU
2016-13
and are effective for periods beginning after December 15, 2019, with adoption permitted after the issuance of ASU
2019-04.
The updates related to ASU
2017-12
are effective for the Company on January 1, 2020. The updates related to ASU
2016-01
are effective for fiscal years beginning after December 15, 2019. The Company does not expect the impact of adoption to have an impact on the consolidated financial statements.

I
n
June 2016, the FASB issued ASU
No. 2016-13,
Financial Instruments—Credit Losses
. ASU
2016-13

introduces a new model for
estimating
credit losses for certain types of financial instruments, including loans receivable, held-to-maturity
debt securities, and net investments in direct financing leases, amongst other financial instruments. ASU
2016-13
also modifies the impairment model for
available-for-sale
debt securities and expands the disclosure requirements regarding an entity’s assumptions, models, and methods for estimating the allowance for losses. ASU
2016-13
is effective for periods beginning after December 15, 2019. Retrospective adjustments shall be applied through a cumulative-effect adjustment to retained earnings. The Company does not expect the adoption to have a material impact on the consolidated financial statements.
Fair Value Measurement
—In August 2018, the FASB issued ASU
2018-13,
“Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement.”
This ASU modifies the disclosure requirements on fair value measurements by removing, modifying, or adding certain disclosures. ASU
2018-13
is effective for the Company beginning after December 31, 2019. Certain disclosures in ASU
2018-13
are required to be applied on a retrospective basis and others on a prospective basis. The Company does not expect the impact of adoption to have an impact on the consolidated financial statements.

Leases
—In February 2016, the FASB issued ASU
2016-02,
Leases
(Topic 842), which supersedes existing guidance on accounting for leases in “Leases (Topic 840).” ASU
2016-02
establishes a
right-of-use
(“ROU”) model that requires operating leases be recorded on the balance sheet through recognition of a liability for the discounted present value of future lease payments and a corresponding ROU asset. The ROU asset recorded at commencement of the lease represents the right to use the underlying asset over the lease term in exchange for the lease payments. The Company has adopted a policy for which leases with an initial term of
12 months
or less and do not have an option to purchase the underlying asset that is deemed reasonably certain to exercise are not recorded on the balance sheet; rather, rent expense for these leases is recognized on a straight-line basis over the lease term. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement.
Effective January 1, 2019, the Company adopted Topic 842 using the optional transition method which allowed us to continue to apply Topic 840 in the comparative periods presented. In addition, the Company elected the package of practical expedients, which allowed us to not reassess whether any existing contracts contain a lease, to not reassess historical lease classification as operating or finance leases, and to not reassess initial direct costs. The Company has not elected the practical expedient to use hindsight to determine the lease term for its leases at transition. The Company has also elected the practical expedient allowing us to not separate the lease and non-lease
components for all classes of underlying assets. Adoption of Topic 842 resulted in the recording of operating lease ROU assets and corresponding operating lease liabilities of $3,164 and $3,155
, of which, $783 and $783 are included in discontinued operations, respectively, as of January 1, 2019 with no impact on accumulated deficit. Financial position for reporting periods beginning on or after January 1, 2019, are presented under Topic 842, while prior period amounts are not adjusted and continue to be reported in accordance with Topic 840.
Revenue from Contracts with Customers
—On January 1, 2018, the Company adopted a new accounting standard issued by the FASB on revenue recognition using the modified retrospective method. This new accounting standard outlines a single comprehensive model to use in accounting for revenue arising from contracts with customers. This standard supersedes existing revenue recognition requirements and eliminates most industry-specific guidance from GAAP. The core principle of the new accounting standard is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the adoption of this new accounting standard resulted in increased disclosure, including qualitative and quantitative disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The new accounting standard was applied to all contracts, apart from contracts for which all or substantially all revenue was recognized before January 1, 2018. Additionally, the Company elected to account for shipping and handling activities as a fulfillment cost rather than a separate performance obligation
.

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4

4. Leases
The Company’s leases are classified as operating leases and includes office space, automobiles, and copiers. The Company does not have any finance leases, and the Company’s operating leases do not have any residual value guarantees, restrictions or covenants. The Company does not have any leases that have not yet commenced as of December 31, 2019. The majority of our leases have remaining lease terms of 1 to 14 years, some of which include options to extend or terminate the leases. The option to extend or terminate is only included in the lease term if the Company is reasonably certain of exercising that option. Operating lease ROU assets are presented within other assets-net
on the consolidated balance sheet. The current portion of operating lease liabilities are presented within accrued expenses, and the non-current
portion of operating lease liabilities are presented within other long-term liabilities on the consolidated balance sheet.
A subset of the Company’s automobile and copier leases contain variable payments. The variable lease payments for such automobile leases are based on actual mileage incurred at the standard contractual rate. The variable lease payments for such copier leases are based on actual copies incurred at the standard contractual rate. The variable lease costs for all leases are immaterial.

The components of operating lease expense were as follows:

For the Year Ended December 31, 2019
Operating lease cost	$1,108
Short-term operating lease cost	36
Total operating lease cost	1,144

Supplemental cash flow information related to operating leases was as follows:

For the Year Ended December 31, 2019
Cash paid for amounts included in the measurement of lease liabilities	$1,007
ROU assets obtained in exchange for lease obligations	103
Supplemental balance sheet information related to operating leases was as follows:

	Balance Sheet Classification	Balance at December 31, 2019
Assets:
Right-of-use assets	Other assets - net	$1,903

Liabilities:
Current	Accrued expenses	$967
Noncurrent	Other long-term liabilities	1,487

Total operating lease liabilities		$2,454

As of December 31, 2019, the weighted-average remaining lease term was
5.4
 years. The rate implicit on the Company’s leases are not readily determinable nor is it available to the Company from its lessors. Thus, the Company estimates its incremental borrowing rate based
on information available at
lease commencement in order to discount lease payments to present value.

5
5

The weighted-average discount rate of the Company’s operating leases was
4.8
%, as of December 31, 2019. Based on the income approach, including consideration of present value of market-based rent payments for the applicable properties of the Spine segment leases, the Company recorded a write down of $
201
related to a right of use assets.
Maturities of operating lease liabilities were as follows:

Maturity of Operating Lease Liabilities	Balance at December 31, 2019
2020	$1,064
2021	509
2022	216
2023	160
2024	159
2025 and beyond	716
Total future minimum lease payments	2,824

Less imputed interest	(370)

Total operating lease liabilities	$2,454

As previously disclosed in our 2018 Annual Report on Form
10-K/A,
which followed the lease accounting under Topic 840, future commitments relating to operating leases for the five years and period thereafter as of December 31, 2018 were as follows:

Maturity of Operating Lease Liabilities	Balance at December 31, 2018
2019	$523
2020	394
2021	277
2022	162
2023	166
2024 and beyond	882
Total future minimum lease payments	$2,404

5. Discontinued Operations
In connection with the Transactions, on July 20, 2020, the Company completed the disposition of its OEM Businesses. Accordingly, the OEM Businesses are reported as discontinued operations in accordance with ASC
205-20,
Discontinued Operations
(“ASC
205-20”).
The related assets and liabilities of the OEM Businesses are classified as assets and liabilities of discontinued operations in the Consolidated Balance Sheets and the results of operations from the
OEM Businesses as discontinued operations in the Consolidated Statements of Comprehensive (Loss) Income. Applicable amounts in the prior year have been recast to conform to this discontinued operations presentation.
The following table presents the assets and liabilities of the discontinued operations:

	December 31,
	2019	2018

Carrying amounts of the major classes of assets included in discontinued operations:
Accounts receivable - net	$36,072	$31,315
Inventories - net	99,575	88,600
Prepaid and other current assets	2,735	3,192

Total current assets	138,382	123,107
Property, plant and equipment - net	69,102	66,533
Deferred tax assets - net	—	3,989
Goodwill	55,384	55,384
Other intangible assets - net	10,492	12,053
Other assets - net	873	629

Total noncurrent assets	135,851	138,588

Total assets of discontinued operations	$274,233	$261,695

Carrying amounts of the major classes of liabilities included in discontinued operations:

Accounts payable	$19,890	$18,664
Accrued expenses	17,814	12,836
Current portion of deferred revenue	2,748	4,908
Current portion of long-term obligations	174,177	—

Total current liabilities	214,629	36,408

Long-term obligations - less current portion	—	49,073
Other long-term liabilities	285	194
Deferred revenue	—	744

Total noncurrent liabilities	285	50,011

Total liabilities of discontinued operations	$214,914	$86,419

5
6

The current portion of the long-term obligations relates to the 2018 Credit Agreement and 2019 Credit Agreement.
In accordance with the terms and conditions in the

OEM

Purchase

Agreement and approved by respective lenders, on July 20, 2020, the Company (i) paid in full its

$
80.0
 million revolving credit facility under the 2018 Credit Agreement, (ii) terminated the 2018 Credit Agreement, (iii) paid in full its $
100.0
 million term loan and $
30.0
 million incremental term loan commitment under the 2019 Credit Agreement, and (iv) terminated the 2019 Credit Agreement. The related obligations as of December 31, 2019 and 2018
,
as well as the related interest expense and debt issuance costs related to these loans
,
have been included in the discontinued operations
 as noted in Note 18.
The following table presents the financial results of the discontinued operations:

	Year Ended December 31,
	2019	2018	2017
Major classes of line items constituting net income from discontinued operations:
Revenues	$190,961	$188,250	$190,068
Costs of processing and distribution	104,482	107,126	100,836

Gross profit	86,479	81,124	89,232
Expenses:
Marketing, general and administrative	22,279	21,572	24,219
Severance and restructuring costs	—	2,035	3,494
Asset impairment and abandonments	—	—	3,592
Acquisition and integration expenses	3,160	15	—
Cardiothoracic closure business divestiture contingency consideration	—	(3,000)	—
Gain on cardiothoracic closure business divestiture	—	—	(34,090)

Total operating expenses (income)	25,439	20,622	(2,785)

Operating income	61,040	60,502	92,017
Other (expense) income:
Interest expense	(12,571)	(2,771)	(3,180)
Loss on extinguishment of debt	—	(309)	—
Foreign exchange (loss) gain	(17)	(5)	49

Total other expense - net	(12,588)	(3,085)	(3,131)

Income from operations of discontinued operations	48,452	57,417	88,886
Income tax provision	(11,316)	(10,891)	(37,576)

Net income from discontinued operations	$37,136	$46,526	$51,310

In accordance with ASC
205-20,
only expenses specifically identifiable and related to a business to be disposed may be presented in discontinued operations. As such, the marketing and general and administrative expenses in discontinued operations include corporate costs incurred directly to solely support the Company’s OEM Businesses.
Pursuant to the OEM Purchase Agreement, the Company and the Buyer have also entered into a Transition Services Agreement, through which the disposed OEM Businesses will provide to the Company transitional services related to IT support, customer and vendor management, procurement and other services for periods ranging from
3 to 12 months after the
disposal.

The Company applied the “Intraperiod Tax Allocation” rules under ASC 740,
Income Taxes
(“ASC 740”), which requires the allocation of an entity’s total annual income tax provision among continuing operations and, in the Company’s case, discontinued operations.
Total operating and investing cash flows of discontinued operations for the years ended December 31, 2019, 2018 and 2017 are comprised of the following, which exclude the effect of income taxes:

	Year Ended December 31,
	2019	2018	2017
Significant operating non-cash reconciliation items:
Depreciation and amortization expense	$4,466	$5,120	$5,770
Provision for bad debts and product returns	$101	$857	$676
Provision for inventory write-downs	$6,340	$7,142	$4,155
Revenue recognized due to change in deferred revenue	$(4,906)	$(4,958)	$(4,744)
Deferred income tax (benefit) provision	$(3,989)	$3,682	$307
Stock-based compensation	$540	$374	$154
Paid in kind interest expense	$4,408	$—	$—
Cardiothoracic closure business divestiture contingency consideration	$—	$(3,000)	$(34,090)
Significant investing items:
Purchases of property, plant and equipment	$(6,866)	$(6,200)	$(6,161)
Patent and acquired intangible asset costs	$(578)	$(1,028)	$(215)
Proceeds from cardiothoracic closure business divestiture	$—	$3,000	$51,000
Immaterial restatement of earnings per share (EPS)
- The Company identified errors in the calculation of its historical basic and diluted EPS. In the historical periods presented in the filing, the weighted average basic and diluted shares incorrectly included treasury stock, restricted stock awards, and restricted stock units. The weighted average shares used in the restated basic and diluted EPS from continuing operations and discontinued operation has been corrected in the accompanying consolidated statement of Comprehensive (Loss) Income.
6. Revenue from Contracts with Customers
The following table presents revenues by geographical region for the years ended December 31, 2019, 2018 and 2017:

	Year Ended
	December 31, 2019	December 31, 2018	December 31, 2017
Revenues:
Domestic	$97,703	$78,580	$77,590
International	19,720	13,532	12,691

Total revenues from contracts with customers	$117,423	$92,112	$90,281
The Company’s performance obligations consist mainly of transferring control of implants identified in the contracts. Some of the Company’s contracts offer assurance-type warranties in connection with the sale of a product to a customer. Assurance-type warranties provide a customer with assurance that the related product will function as the parties intended because it complies with agreed-upon specifications. Such warranties do not represent a separate performance obligation and are not material to the consolidated financial statements.

5
8

7. Acquisition of Paradigm Spine, LLC
On March 8, 2019, pursuant to the Master Transaction Agreement (the “Master Transaction Agreement”), dated as of November 1, 2018, by and among Legacy RTI, PS Spine Holdco, LLC, a Delaware limited liability company (“PS Spine”), the Company, and Bears Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub”), the Company acquired all of the outstanding equity interests of Paradigm, through a transaction in which: (i) PS Spine contributed all of the issued and outstanding equity interests in Paradigm to the Company (the “Contribution”); (ii) Merger Sub merged with and into Legacy RTI (the “Merger”), with Legacy RTI surviving as a wholly owned direct subsidiary of the Company; and (iii) the Company was renamed “RTI Surgical Holdings, Inc.” (collectively, the “Transaction”). Legacy RTI retained its existing name “RTI Surgical, Inc.”
Pursuant to the Master Transaction Agreement: (i) each share of common stock, par value $0.001 per share, of Legacy RTI issued and outstanding immediately prior to the Transaction (other than shares held by Legacy RTI as treasury shares or by the Company or Merger Sub immediately prior to the Transaction, which were automatically cancelled and ceased to exist) was converted automatically into one fully paid and non-assessable
share of Company common stock , par value $0.001 per share; (ii) each share of Series A convertible preferred stock, par value $0.001 per share, of Legacy RTI issued and outstanding immediately prior to the Transaction (other than shares held by Legacy RTI as treasury shares or by the Company or Merger Sub immediately prior to the Transaction, which were automatically cancelled and ceased to exist) was converted automatically into one fully paid and non-assessable
share of Series A convertible preferred stock, par value $0.001 per share, of the Company; and (iii) each stock option and restricted stock award granted by Legacy RTI was converted into a stock option or restricted stock award, as applicable, of the Company with respect to an equivalent number of shares of the Company common stock on the same terms and conditions as were applicable prior to the closing.
The consideration for the Contribution was $100,000 (the “Cash Consideration Amount”) in cash and 10,729,614 shares of Company common stock (the “Stock Consideration Amount”). The Cash Consideration Amount was adjusted lower by Paradigm’s working capital of $7,000.
In addition to the Cash Consideration Amount and the Stock Consideration Amount, the Company may be required to make further cash payments or issue additional shares of Company common stock to PS Spine in an amount up to $50,000 of shares of Company common stock to be valued based upon the Legacy RTI Price and an additional $100,000 of cash and/or Company common stock to be valued at the time of issuance, in each case, if certain revenue targets are achieved between closing, March 8, 2019, and December 31, 2022. The Company estimates the fair value of the contingent liability at acquisition date related to the revenue based earnout to be $72,177 utilizing a Monte-Carlo simulation model. A Monte-Carlo simulation is an analytical method used to estimate fair value by performing a large number of simulations or trial runs and thereby determining a value based on the possible outcomes. Accounted for as a liability to be revalued at each reporting period, the fair value of the contingent liability was measured using Level 3 inputs, which includes weighted average cost of capital and projected revenues and costs. Acquisition and integration related costs, specific to Paradigm, were approximately $15,537, of which approximately $4,143 was incurred during 2018, $11,394 (which includes integration costs of business development expenses of $462 and severance expense of $896) was incurred for the year ended December 31, 2019 and is reflected separately in the accompanying consolidated statements of comprehensive gain (loss).

The Company has accounted for the acquisition of Paradigm under ASC 805,
Business Combinations
(“ASC 805”). Paradigm’s results of operations are included in the consolidated financial statements beginning after March 8, 2019, the acquisition date.
The purchase price was comprised as follows:

Cash proceeds from second lien credit agreement	$100,000
Fair market value of securities issued	60,730
Fair market value of contingent earnout	72,177

Total purchase price	$232,907

5
9

In the first quarter of 2019, the Company completed its valuations and purchase price allocations. The table below represents the final allocation of the total purchase price to Paradigm’s tangible and intangible assets and liabilities fair values as of March 8, 2019.

Balance at March 8, 2019
Cash	$307
Accounts receivable	5,220
Inventories	17,647
Other current assets	934
Property, plant and equipment	379
Other non-current assets	1,079
Current liabilities	(6,169)
Lease liabilities	(1,079)

Net tangible assets acquired	18,318
Other intangible assets	79,000
Goodwill	135,589

Total net assets acquired	$232,907

As of March 8, 2019, the inventory fair value was composed of current inventory of $7,122 and non-current
inventory of $10,525.
Total net assets acquired as of March 8, 2019, were included in the Company’s only operating segment at that time. Fair values are based on management’s estimates and assumptions including variations of the income approach, the cost approach and the market approach.
The Company believes that the acquisition of Paradigm, a spine focused business, offers the potential for substantial strategic and financial benefits. The transaction further advances the Company’s strategic transformation focused on reducing complexity, driving operational excellence and accelerating growth. The Company believes the acquisition will enhance stockholder value through, among other things, enabling the Company to capitalize on the following strategic advantages and opportunities:

•
Paradigm will strengthen the Company’s spine portfolio with the addition of the coflex
®
Interlaminar Stabilization
®
device. Coflex
®
is a differentiated and minimally invasive motion preserving stabilization implant that is FDA
PMA-approved
for the treatment of moderate to severe lumbar spinal stenosis (“LSS”) in conjunction with decompression.

•	Coflex ® allows the Company to provide surgeons who treat patients with moderate to severe LSS with a PMA-approved device supported by more than 12 years of clinical data.
These potential benefits resulted in the Company paying a premium for Paradigm resulting in the recognition of $135,589 of goodwill.
The following unaudited pro forma information shows the results of the Paradigm’s operations as though the acquisition had occurred as of the beginning of the prior comparable period, January 1, 2018:

	For the Year Ended December 31,
	2019	2018
Revenues	$37,374	$40,810
Net loss	(16,547)	(42,550)

The pro forma results have been
prepared
for comparative purposes only and are not necessarily indicative of the actual results of operations had the acquisition taken place as of the beginning of the periods presented, or the results that may occur in the future.
8. Acquisition of Zyga Technology, Inc.
On January 4, 2018, the Company acquired Zyga Technology, Inc. (“Zyga”), a spine-focused medical device company that develops and produces innovative minimally invasive devices to treat underserved conditions of the lumbar spine. Zyga’s primary product is the SImmetry
®
Sacroiliac Joint Fusion System. Under the terms of the merger agreement dated January 4, 2018, the Company acquired Zyga for $21,000 in consideration paid at closing (consisting of borrowings of $18,000 on the Company’s revolving credit facility and $3,000 cash on hand), $1,000 contingent upon the successful achievement of a clinical milestone, and a revenue based earnout consideration of up to $35,000. Based on a probability weighted model, the Company estimates a contingent liability related to the clinical milestone and revenue based earnout of $4,986. Acquisition related costs were approximately $1,430, of which approximately $630 was incurred in 2017 and $800 was incurred for the three months ended March 31, 2018 and is reflected separately in the accompanying Consolidated Statements of Comprehensive (Loss) Gain. As of December 31, 2019, there was a $3,856 reduction in the contingent liability estimate of the Zyga acquisition revenue earnout, as the probability weighted model has been updated based on the current updated forecast for the performance of the Zyga product portfolio.
The Company has accounted for the acquisition of Zyga under ASC 805. Zyga’s results of operations are included in the consolidated financial statements beginning after January 4, 2018, the acquisition date.
The purchase price was financed as follows:

Cash proceeds from revolving credit facility	$18,000
Cash from RTI Surgical	3,000

Total purchase price	$21,000

In the fourth quarter of 2018, the Company completed its valuation of the purchase price allocation. The table below represents the final allocation of the total consideration to Zyga’s tangible and intangible assets and liabilities fair values as of January 4, 2018. Including acquisition contingencies, the total consideration for the Zyga acquisition was $25,986.

Inventories	$1,099
Accounts receivable	573
Other current assets	53
Property, plant and equipment	151
Other assets	26
Deferred tax assets	4,715
Current liabilities	(947)
Acquisition contingencies	(4,986)

Net tangible assets acquired	684
Other intangible assets	6,760
Goodwill	13,556

Total net assets acquired	$21,000

Total net assets acquired

as of January 4, 2018, are all part of the Company’s only operating segment and reporting unit. Fair values are based on management’s estimates and assumptions including variations of the income approach, the cost approach and the market approach. Other intangible assets include patents of $
6,500
with a useful life of
13
years, trademarks of $
80
with a useful life of
1
year and selling and marketing relationships of $
180
with a useful life of
7
years.
The Company believes that the acquisition of Zyga has offered and continues to offer the potential for substantial strategic and financial benefits. The transaction further advances our strategic transformation focused on reducing complexity, driving operational excellence and accelerating growth. The Company believes the acquisition will enhance stockholder value through, among other things, enabling the Company to capitalize on the following strategic advantages and opportunities:

•	Zyga’s innovative minimally invasive treatment should accentuate our spine portfolio and opens significant opportunities to accelerate our Spine-focused expansion strategy.

•	Zyga should leverage the core competencies of our Spine franchise by pursuing niche differentiated products, to gain scale and customer retention and support portfolio pull-through.
These potential benefits resulted in the Company paying a premium for Zyga resulting in the recognition of $13,556 of goodwill assigned to the Company’s only operating segment and reporting unit. For tax purposes, none of the goodwill is deductible.
The following unaudited pro forma information shows the results of the Zyga’s operations as though the acquisition had occurred as of the beginning of the prior comparable period, January 1, 2018.

For the Year Ended December 31, 2018
Revenues	$4,809
Net loss	(2,640)
The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of the actual results of operations had the acquisition taken place as of the beginning of the periods presented, or the results that may occur in the future.
9. Cardiothoracic Closure Business Divestiture
The Company completed the sale of substantially all of the assets related to its Cardiothoracic closure business (the “CT Business”) to A&E Advanced Closure Systems, LLC (a subsidiary of A&E Medical Corporation) (“A&E”) pursuant to an Asset Purchase Agreement between the Company and A&E, dated August 3, 2017 (the “Asset Purchase Agreement”). The CT Business was part of the OEM Businesses, and accordingly is presented in discontinued operations.
The total cash consideration received by the Company under the Asset Purchase Agreement was composed of $54,000, $3,000 of which was held in escrow (the “Escrow Amount”) to satisfy possible indemnification obligations, of which there were none. As such, the Company earned and received the $3,000 cash consideration in the third quarter of 2018. An additional $5,000 in contingent cash consideration is earned if A&E reaches certain revenue milestones (the “Contingent Consideration”). The Company also earned and received an additional $1,000 in consideration for successfully obtaining certain U.S. Food and Drug Administration (“FDA”) regulatory clearance. As a part of the transaction, the Company also entered into a multi-year Contract Manufacturing Agreement with A&E (the “Contract Manufacturing Agreement”). Under the Contract Manufacturing Agreement, the Company agreed to continue to support the CT Business by manufacturing existing products and engineering, developing, and manufacturing potential future products for A&E. The Company elected to account for the Contingent Consideration arrangement including the Escrow Amount, as a gain contingency in accordance with ASC 450
,
Contingencies
 (“ASC 450”).
 As such, the Contingent Consideration and Escrow Amount were excluded in measuring the fair value of the consideration to be received in connection with the transaction.

The calculation of the gain on the CT Business divestiture is as follows and is included in discontinued operations:

Proceeds from cardiothoracic closure business divestiture	$51,000
Inventories—net	(2,893)
Property, plant and equipment—net	(1,299)
Goodwill	(8,645)
Other intangible assets—net	(280)
Cardiothoracic closure business divestiture expenses	(3,793)

Gain on cardiothoracic closure business divestiture	$34,090

10. Stock-Based Compensation
The Company’s policy is to grant stock options at an exercise price equal to 100% of the market value of a share of common stock at closing on the date of the grant. The Company’s stock options generally have five to ten-year
contractual terms and vest over a one to five-year period from the date of grant. The Company’s policy is to grant restricted stock awards at a fair value equal to 100% of the market value of a share of common stock at closing on the date of the grant. The Company’s restricted stock awards generally vest over one to three-year periods.
2018 Incentive Compensation Plan
On April 30, 2018, the Company’s stockholders approved and adopted the 2018 Incentive Compensation Plan (the “2018 Plan”). The 2018 Plan provides for the grant of incentive and nonqualified stock options, restricted stock, and restricted stock units to key employees, including officers and directors of the Company. The 2018 Plan allows for up to 5,726,035 shares of common stock to be issued with respect to awards granted.
Stock Options
As of December 31, 2019, there was $1,431 of total unrecognized stock-based compensation expense related to nonvested stock options. That expense is expected to be recognized over a weighted-average period of 3.00 years.
Stock options outstanding, exercisable and available for grant at December 31, 2019, are summarized as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2019	4,275,744	$3.76
Granted	584,297	3.85
Exercised	(118,500)	3.34
Forfeited or expired	(205,080)	4.46

Outstanding at December 31, 2019	4,536,461	$3.75	4.01	$124

Vested or expected to vest at December 31, 2019	4,301,432	$3.73	3.81	$97

Exercisable at December 31, 2019	1,085,814	$4.10	2.68	$3

Available for grant at December 31, 2019	4,186,650

6
3

The aggregate intrinsic value in the table above represents the total pre-tax
intrinsic value of stock options for which the fair market value of the underlying common stock exceeded the respective stock option exercise price. Estimated forfeitures are based on the Company’s historical forfeiture activity. Stock-based compensation expense recognized for all stock option grants is net of estimated forfeitures and is recognized over the awards’ respective requisite service periods.
Other information concerning stock options are as follows:

	For the Year Ended December 31,
	2019	2018	2017
Weighted average fair value of stock options granted	$1.56	$2.05	$1.66
Aggregate intrinsic value of stock options exercised	161	349	2,786
The aggregate intrinsic value of stock options exercised in a period represents the pre-tax
cumulative difference, for the stock options exercised during the period, between the fair market value of the underlying common stock and the stock option exercise prices.
The following weighted-average assumptions were used to determine the fair value of stock options under ASC 718:

	Year Ended December 31,
	2019	2018	2017
Expected term (years)	6.50	6.50	6.50
Risk free interest rate	2.54%	2.75%	2.26%
Volatility factor	37.73%	43.74%	47.39%
Dividend yield	—	—	—
Restricted Stock Awards
The value of restricted stock awards is determined by the market value of the
Company’s
common stock at the date of grant. In 2019, restricted stock awards in the amount of 625,881 shares and 166,922 shares of restricted stock were granted to employees and non-employee
directors, respectively. As of December 31, 2019,

there was $2,357 of total unrecognized stock-based compensation expense related to unvested restricted stock awards. That expense is expected to be recognized on a straight-line basis over a weighted-average period of 1.59 years. The following table summarizes information about unvested restricted stock awards as of December 31, 2019:

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested at January 1, 2019	1,032,715	$4.32
Granted	792,803	4.38
Vested	(516,491)	4.27
Forfeited	(81,169)	4.86

Unvested at December 31, 2019	1,227,858	$4.34

Restricted Stock Units
The value of restricted stock units is determined by the market value of the Company’s common stock at the date of grant
. In 2019, restricted stock units in the amount of 226,352 units were granted to employees. As of December 31, 2019, there was $620 of total unrecognized stock-based compensation expense related to unvested restricted stock units. That expense is expected to be recognized on a straight-line basis over a weighted-average period of 2.00 years. The following table summarizes information about unvested restricted stock units as of December 31, 2019:

6
4

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested at January 1, 2019	—	$—
Granted	226,352	7.41
Vested	—	—
Forfeited	(41,770)	7.41

Unvested at December 31, 2019	184,582	$7.41

For the years ended December 31, 2019, 2018 and 2017, the Company recognized stock-based compensation as follows:

	Year Ended December 31,
	2019	2018	2017
Stock-based compensation:
Costs of processing and distribution	$144	$132	$132
Marketing, general and administrative	3,623	4,179	6,432
Research and development	60	60	44

Total	$3,827	$4,371	$6,608

Inducement Grant
President and Chief Executive Officer
On January 26, 2017, the Company issued an inducement grant to its President and Chief Executive Officer, Mr. Camille Farhat. This grant was in the form of: (1) a restricted stock award agreement (the “Restricted Stock Agreement #1”); (2) another restricted stock award agreement (the “Restricted Stock Agreement #2”); and (3) a stock option agreement. Under the Restricted Stock Agreement #1, the Company granted Mr. Farhat 850,000 shares of restricted common stock. On December 4, 2017, the Company and Mr. Farhat entered into the First Amendment to the Restricted Stock Agreement #1 (the “Amendment”). The Amendment revised the vesting conditions for the Company’s common stock (the “Common Stock”), granted under the Restricted Stock Agreement #1. Under the Restricted Stock Agreement #2, the Company granted Mr. Farhat 150,000 shares of restricted common stock. All of the shares granted to Mr. Farhat under the Restricted Stock Agreement #1, as amended, and the Restricted Stock Agreement #2 have fully vested.
Under the Option Agreement, the Company granted Mr. Farhat the option to purchase 1,950,000 shares of common stock. The exercise price for the stock options is $3.20. The stock options will expire on January 26, 2022. The stock options will vest based on the Company’s attainment of three average stock price benchmarks. The first 650,000 shares will vest if the

Company’s average publicly traded stock price is over $6.00 for a sixty-

consecutive calendar day period. The next 650,000 shares will vest if the Company’s average publicly traded stock price is over $7.00 for a sixty-consecutive calendar day period. The final 650,000 shares will vest if the

Company’s average publicly traded stock price is over $8.00 for a sixty-consecutive calendar day period. The vesting of the stock options is cumulative.
Chief Financial and Administrative Officer
On September 18, 2017, the Company issued an inducement grant to its Chief Financial and Administrative Officer, Mr. Jonathon Singer. This grant was in the form of: (1) a restricted stock award agreement (the “Restricted Stock Agreement”); and (2) a stock option agreement. This inducement grant was made under the RTI Surgical, Inc. 2015 Incentive Compensation Plan, which was filed with the SEC on
May 5, 2015.

Under the Restricted Stock Agreement, the Company granted Mr. Singer 109,890 shares of restricted stock. All of the shares granted to Mr. Singer under the Restricted Stock Agreement have fully vested.
Under the Option Agreement, the Company granted Mr. Singer the option to purchase 306,900 shares of common stock, as of the grant date. The exercise price for the stock options is $4.55 per share. The stock options will expire on September 18, 2027. The stock options will vest based the Company’s attainment of three average stock price benchmarks. The first 102,300 shares will vest if the Company’s average publicly traded stock price is over $7.00 per share for a sixty-consecutive calendar day period. The next 102,300 shares will vest if theCompany’s average publicly traded stock price is over $8.00 per share for a sixty-consecutive calendar day period. The final 102,300 shares will vest if the Company’s average publicly traded stock price is over $9.00 per share for a sixty-consecutive calendar day period. The vesting of the stock options is cumulative.
President, Global Spine
On November 29, 2019, the Company issued an inducement grant to its President of Global Spine, Mr. Terry Rich. This grant was in the form of: (1) a restricted stock award agreement (the “Restricted Stock Agreement”); and (2) a stock option agreement. This inducement grant was made under the RTI Surgical Holdings, Inc., Terry Rich Reserve Compensation Plan.
Under the Restricted Stock Agreement, the Company granted Mr. Rich 125,598 shares of restricted stock. On the first anniversary of the grant date, 41,866 shares will vest. The remaining shares will vest on the last day of each calendar quarter at a rate of 10,467 sharesper calendar quarter commencing on the fifteenth month following the grant date and continuing for two years year after. Vesting of these shares may accelerate upon the occurrence of certain conditions.
Under the Option Agreement, the Company granted Mr. Rich the option to purchase 188,397 shares of common stock (the “Stock Options”), as of the grant date. The exercise price for the Stock Options is $2.09. On the first anniversary of the grant date, 62,799 will vest. The remaining shares will vest on the last day of each calendar quarter at a rate of 15,700 sharesper calendar quarter commencing on the fifteenth month following the grant date and continuing for two years after. The vesting of the Stock Options is cumulative.
11. Inventories
The inventory balance
s
as of December 31, 2019 and 2018 consist entirely of finished goods.
For the years ended December 31, 2019, 2018, and 2017, the Company had inventory write-downs of $2,153, $7,983 and $911, respectively, relating primarily to excess quantities and obsolescence of inventories. Included in the amount above, for the year ended December 31, 2019, the Company had inventory write-downs of $513 related to the valuation of the Paradigm acquisition-related inventory. Included in the year ended December 31, 2018, are $1,023 of product obsolescence related to the rationalization of our international distribution infrastructure and $6,559 of inventory write-off
related to the abandonment of the Company’s map3
®
implant. The write downs are included in
c
osts of processing and distribution in the Consolidated Statements of Comprehensive (Loss) Income.

6
6

12. Prepaid and Other Current Assets
Prepaid and Other Current Assets are as follows:

	December 31,
	2019	2018
Income tax receivable	$2,785	$3,902
Prepaid expenses	996	855
Other	253	464
	$4,034	$5,221

13. Property, Plant and Equipment
Property, plant and equipment are as follows:

	December 31,
	2019		2018
Land	$		$
Buildings and improvements		—		77
Processing equipment		110		121
Surgical instruments		541		24,070
Office equipment, furniture and fixtures		122		597
Computer equipment and software		16		37
Construction in process		—		57
		789		24,959
Less accumulated depreciation		—		(13,538)
		$789		$11,421

For the years ended December 31, 2019, 2018, and 2017, the Company had depreciation expense in connection with property, plant and equipment of $7,670, $5,904, and $5,196, respectively. For the year ended December 31, 2019, the Company recorded asset impairment and abandonment charges of $11,655, based on impairment indicators within the Spine asset group. For the year ended December 31, 2018, the Company recorded asset impairment and abandonment charges of $1,797, relating to the abandonment of our map3
®
implant.
For the year ended December 31, 2019, the Company recorded asset impairment and abandonment charges of $11,856 consisting of $11,655 related to property, plant and equipment and $201 of right-of-use
lease assets. The organizational change in 2019 resulted in the creation of a new Spine asset group. Prior to the fourth quarter of 2019, the Spine asset group did not exist as the related assets were included in another asset group as it had interdependencies among the utilization of the assets within the group, and therefore, there were no discrete cash flows. The newly formed Spine asset group could not support the carrying amount of the property, plant and equipment and the right of use asset, because the Spine asset group no longer has the benefit of shared resources and cashflows generated by the former asset group that it was previously included in. The fair value of property and equipment was measured utilizing an orderly liquidation value of each of the underlying assets. The right-of-use
lease assets were measured utilizing a version of the income approach that considers the present value of the market based rent payments for the applicable properties.
Subsequent to the sale of the OEM Business
es
, the Company has one asset
group
: Spine
.

6
7

14. Goodwill
The change in the carrying amount of goodwill for the year ended December
31,
2019,
is as follows:

	Year Ended December 31,
	2019	2018
Balance at January 1	$4,414	$3,413
Goodwill additions related to acquisitions	135,589	1,001
Goodwill impairment	(140,003)	—

Balance at December 31	$—	$4,414

Goodwill acquired during the year ended December 31, 2019 and 2018, includes the excess of the Paradigm and Zyga, respectively, purchase price over the sum of the amounts assigned to assets acquired less liabilities assumed.
The Company considered the abandonment of our map3
®
implant to be a triggering event for long-lived asset impairment testing. As a result, the Company performed a goodwill impairment analysis on its sole reporting unit during the quarter ended June 30, 2018, and based on the analysis, the Company concluded its goodwill was not impaired.
The valuation of goodwill requires management to use significant judgments and estimates including, but not limited to, projected future revenue and cash flows, along with risk-adjusted weighted average cost of capital. Changes in assumptions or market conditions could result in a change in estimated future cash flows and the likelihood of materially different reported results.
On March 8, 2019, we acquired Paradigm for a purchase price of approximately $232,907 and recorded goodwill of approximately $135,589. Paradigm was initially included in the Company’s single reporting unit.
The
Company reorganized its segments in the fourth quarter of 2019, which resulted in the Company dividing its single reporting unit at that time into a Spine and OEM reporting unit. With the change in reporting units, we performed a relative fair value valuation calculation to allocate the Company’s historical goodwill (existing prior to the Paradigm acquisition) between the two reporting units. The goodwill arising from the Paradigm acquisition was specifically allocated to the Spine reporting unit. The Company concluded specific allocation of the Paradigm goodwill to the Spine reporting unit was most appropriate since Paradigm was recently acquired and the benefits of the acquired goodwill were never realized by the single reporting unit as Paradigm was not integrated. Based on this change in reporting units, we conducted an impairment test before and after the change, and it was concluded that the fair value of our single reporting unit exceeded the carrying value under the previous reporting unit structure. For the impairment test performed immediately subsequent to the change in reporting units on the OEM reporting unit, it was concluded the fair value of goodwill is substantially in excess of its carrying value. For the Spine reporting unit test, it was concluded the carrying value was in excess of the fair value of goodwill. Based on several factors, we weighted the income approach at 75% and the market approach at 25% in determining the fair value of our OEM reporting unit and utilized the cost approach for the Spine reporting unit for the purpose of the impairment test. The test resulted in the fair value of the OEM reporting unit exceeding the carrying value by approximately 54%, and the fair value of the Spine reporting unit could not support the allocated goodwill. As a result, for the year ended December 31, 2019, we recorded an impairment charge of all the goodwill in the
Spine
reporting unit totaling $140,003.
Subsequent to the sale of the OEM Business
es
, we have one reporting
unit
: Spine
.

6
8

15. Other Intangible Assets
Other intangible assets are as follows:

	December 31, 2018
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Patents	$10,486	$2,046	$8,440
Acquired licensing rights	9,806	5,571	4,235
Marketing and procurement intangible assets	3,817	2,988	829

Total	$24,109	$10,605	$13,504

As of December 31, 2019, the Company concluded, through the ASC 360
, Intangibles, Goodwill and Other
(“ASC 360”)
valuation testing, that factors existed indicating that long-lived assets were impaired. Thus, we tested the carrying amount of the intangibles for impairment on December 31, 2019. The method used to determine the fair value of the asset group was based on a net asset value approach (i.e. a cost approach). As a result, for the year ended December 31, 2019, we recorded an impairment charge for all of the other intangible assets totaling $85,096. Included within these impairment charges are $71,958 of other intangible assets, net of amortization, acquired as part of Paradigm. For the year ended December 31, 2018, the Company recorded asset impairment and abandonment charges of $2,718 relating to the abandonment of our map3
®
implant.
For the years ended December 31, 2019, 2018, and 2017, the Company had amortization expense of other intangible assets of $10,671, $3,555, and $3,267, respectively.
16. Fair Value Information
Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy defines a three-level valuation hierarchy for classification and disclosure of fair value measurements as follows:
Level 1—Quoted prices in active markets for identical assets or liabilities.
Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
On March 8, 2019, the Company acquired Paradigm as further explained in Note 7 above. The Company estimated a contingent liability related to the revenue-based earnout of $72,177. The fair value of the contingent liability was measured using Level 3 inputs. Unobservable inputs for the probability weighted model included weighted average cost of capital (unobservable) and company specific projected revenue and costs (unobservable). As of December 31, 2019, Management determined revenue earnout would be $0, as the probability weighted model has been updated based on the current updated forecast for the performance of the Paradigm product portfolio. Beginning in Q4 2019, in conjunction with Spine Leadership change, management reassessed the Paradigm strategy relating to roll-out
of the commercial operating model, impact of physician reimbursement and progression of third-party insurance reimbursement and its related impact on the long-term outlook for the business. These items resulted in revisions of our projections and a reduction of the fair value of the earnout liability. As a result, a gain of $72,177 was recognized and is included in gain on acquisition contingency in the consolidated statement of comprehensive (loss)
income.

6
9

On Januar
y

4,
2018,
the Company acquired Zyga as further explained in Note
8
above. The Company estimates a contingent liability related to the clinical milestone and revenue-based earnout of $
4,986
. The fair value of the contingent liability was measured using Level
3
inputs. As of December
31,
2019,
there was a $
3,856
reduction in the contingent liability estimate of the Zyga acquisition revenue-based earnout, as the probability weighted model has been updated based on the current updated forecast for the performance of the Zyga product portfolio.
Long-lived assets, including property and equipment and intangible assets subject to amortization were impaired and written down to their estimated fair values during the fourth quarter of 2019 and the second quarter of 2018. Fair value is measured as of the impairment date using Level 3 inputs. For the 2019 impairments, the long-lived asset level 3 fair value was measured base on orderly liquidation value for the Property, plant and equipment and Other assets. The Other intangible assets fair value was measured based on the income approach. Unobservable inputs for the orderly liquidation value included replacement costs (unobservable), physical deterioration estimates (unobservable) and market sales data for comparable assets and unobservable inputs for the income approach included forecasted cash flows generated from use of the intangible assets (unobservable). For the 2018 impairments, the long-lived asset level 3 fair value was determined using a market approach, which used inputs that included replacement costs (unobservable), physical deterioration estimates (unobservable), economic obsolescence (unobservable), and market sales data for comparable assets.
The following table summarizes impairments of long-lived assets and the related post impairment fair values of the corresponding assets for the years ended December 31, 2019 and 2018:

	Year Ended December 31, 2019
	Impairment	Fair Value
Property, plant and equipment - net	$11,655	$—
Other intangible assets - net	85,096	—
Other assets - net	201	—

	$96,952	$—

	Year Ended December 31, 2018
	Impairment	Fair Value
Property, plant and equipment - net	$1,797	$—
Other intangible assets - net	2,718	—

	$4,515	$—

No impairments on long-lived assets were recorded for the years ended December 31,
2
017.

17. Accrued Expenses
Accrued expenses are as follows:

	December 31,
	2019	2018
Accrued compensation	$2,911	$4,439
Accrued severance and restructuring costs	136	908
Accrued distributor commissions	4,325	3,119
Accrued business development expenses	2,555	—
Accrued leases	967	—
Other	4,205	4,563

	$15,099	$13,029

18. Short and Long-Term Obligations
Effective on July 20, 2020,
the Company
(i) paid in full
its
$80.0 million revolving credit facility under that certain Credit Agreement dated as of June 5, 2018 (the “2018 Credit Agreement”), by and among Surgalign Spine Technologies, Inc. (formerly known as RTI Surgical, Inc.), as a borrower, Pioneer Surgical Technology, Inc.,
a
wholly-owned subsidiary
of the Company
,
 as a borrower,
the other loan parties thereto as guarantors, JPMorgan Chase Bank, N.A., as lender (together with the various financial institutions as in the future may become parties thereto, the “JPM Lenders”) and as administrative agent for the JPM Lenders, as amended, (ii) terminated the 2018 Credit Agreement, (iii) paid in full its $100.0 million term loan and $30.0 million incremental term loan commitment under that certain Second Lien Credit Agreement, dated as of March 8, 2019 (the “2019 Credit Agreement”), by and among Surgalign Spine Technologies, Inc., as borrower, the lenders party thereto from time to time and Ares Capital Corporation, as administrative agent for the other lenders party thereto, as amended and (iv) terminated the 2019 Credit Agreement. Accordingly, the following short and long-term obligations are included in discontinued operations
, as discussed in Note 5:

	December 31,
	2019	2018
Ares Term L oan	$104,406	$—
JPM F acility	71,000	50,000
Less unamortized debt issuance costs	(1,229)	(927)

Total	174,177	49,073
Less current portion	174,177	—

Long-term portion	$—	$49,073

On June 5, 2018, the Company terminated its 2017 loan agreement with TD Bank, N.A. and First Tennessee Bank National Association. The 2017 loan agreement provided for a revolving credit facility in the aggregate principal amount of $42,500. Borrowings under the 2017 loan agreement had an interest rate per annum equal to monthly LIBOR plus a margin of up to 3.50%. The maturity date of the revolving credit facility was September 15, 2019.
On June 5, 2018, the Company, along with its wholly-owned subsidiary, Pioneer Surgical, entered into the 2018 Credit Agreement, as borrowers, with JP Morgan Chase Bank, N.A., as lender (together with the various financial institutions as in the future may become parties thereto, the “JPM Lenders”) and as administrative agent for the JPM Lenders. The 2018 Credit Agreement provides for a revolving credit facility in the aggregate principal amount of up to $100,000 (the “JPM Facility”) (subsequently reduced to $75,000, as described below). The Company and Pioneer Surgical will be able to, at their option, and subject to customary conditions and JPM Lender approval, request an increase to the JPM Facility in an amount not to exceed $50,000.

The JPM

Facility is guaranteed by the Company’s domestic subsidiaries and is secured by: (i) substantially all of the assets of the Company and Pioneer Surgical; (ii) substantially all of the assets of each of the Company’s domestic subsidiaries; and (iii)
65
% of the stock of the Company’s foreign subsidiaries.
The CBFR Loans will bear interest at a rate per annum equal to the monthly REVLIBOR30 Rate plus the CBFR Rate. The Company may elect to convert the interest rate for the Eurodollars Loans to a rate per annum equal to the adjusted LIBOR Rate plus the JPM Eurodollar Rate. For all subsequent borrowings, the Company may elect to apply either the CBFR Rate or JPM Eurodollar Rate. The applicable margin is subject to adjustment after the end of each fiscal quarter, based upon the Company’s average quarterly availability. The maturity date of the JPM Facility is June 5, 2023. The Company may make optional prepayments on the JPM Facility without penalty. The Company paid certain customary closing costs and bank fees upon entering into the 2018 Credit Agreement.
The Company is subject to certain affirmative and negative covenants, including (but not limited to), covenants limiting the Company’s ability to: incur certain additional indebtedness; create certain liens; enter into sale and leaseback transactions; and consolidate or merge with, or convey, transfer or lease all or substantially all of its assets to another person. The Company is required to maintain a minimum fixed charge coverage ratio of at least 1.00:1.00 (the “JPM Required Minimum Fixed Charge Coverage Ratio”) during either of the following periods (each, a “JPM Covenant Testing Period”): (i) a period beginning on a date that a default has occurred and is continuing under the loan documents entered into by the Company in conjunction with the 2018 Credit Agreement through the first date on which no default has occurred and is continuing; or (ii) a period beginning on a date that availability under the JPM Facility is less than the specified covenant testing threshold and continuing until availability under the JPM Facility is greater than or equal to the specified covenant testing threshold for thirty (30) consecutive days. The JPM Required Minimum Fixed Charge Coverage Ratio is measured on the last day of each calendar month during the JPM Covenant Testing Period (each a “JPM Calculation Date”), and is calculated using the minimum fixed charge coverage ratio for the twelve (12) consecutive months ending on each JPM Calculation Date. The amounts owed under the 2018 Credit Agreement may be accelerated upon the occurrence of certain events of default customary for facilities for similarly rated borrowers.
First Amendment to Credit Agreement and Joinder Agreement
On March 8, 2019, the Company entered into a First Amendment to Credit Agreement and Joinder Agreement dated as of March 8, 2019 (the “2019 First Amendment”), among the Company, Legacy RTI, as a borrower, Pioneer Surgical, as a borrower, the other loan parties thereto as guarantors, JP Morgan Chase Bank, N.A., as lender (together with the various financial institutions as in the future may become parties thereto) and as administrative agent for the JPM Lenders. The 2019 First Amendment amended the 2018 Credit Agreement by: (i) reducing the aggregate revolving commitments available to Legacy RTI and Pioneer Surgical from $100,000 to $75,000; (ii) joining the Company and Paradigm, and its domestic subsidiaries as guarantors and loan parties to the 2018 Credit Agreement; (iii) permitting the Ares Term Loan (as defined below); and (iv) making certain other changes to the 2018 Credit Agreement consistent with the foregoing including pro rata reductions to certain thresholds that were based on the aggregate commitments under the 2018 Credit Agreement.
Second Amendment to Credit Agreement and Joinder Agreement
The Company entered into a Second Amendment to Credit Agreement and Joinder Agreement dated as of December 9, 2019 (the “2019 Second Amendment”). The 2019 Second Amendment amended the 2018 Credit Agreement by increasing the aggregate revolving commitments available to Legacy RTI and Pioneer Surgical from $75,000 to $80,000.
At December 31, 2019, the interest rate for the JPM Facility was 3.69%. As of December 31, 2019, there was $71,000 outstanding on the JPM Facility and total remaining available credit on the JPM Facility was $9,000. The Company’s ability to access the JPM Facility is subject to and can be limited by the Company’s compliance with the Company’s financial and other covenants. The Company was in compliance with the financial covenants related to the JPM Facility as of December 31,
2019.

7
2

Second Lien Credit Agreement and Term Loan
On March 8, 2019, Legacy RTI entered into a Second Lien Credit Agreement dated as of March 8, 2019 (the “2019 Credit Agreement”), among Legacy RTI, as a borrower, the other loan parties thereto as guarantors (together with Legacy RTI, the “Ares Loan Parties”), Ares, as lender (together with the various financial institutions as in the future may become parties thereto, the “Ares Lenders”) and as administrative agent for the Ares Lenders. The 2019 Credit Agreement provides for a term loan in the principal amount of up to $100,000 (the “Ares Term Loan”). The Ares Term Loan was advanced in a single borrowing on March 8, 2019.
The Ares Term Loan is guaranteed by the Company and each of the Company’s domestic subsidiaries and is secured by: (i) substantially all of the assets of Legacy RTI; (ii) substantially all of the assets of the Company; (iii) substantially all of the assets of the Company’s domestic subsidiaries; and (iv) 65% of the stock of the Company’s foreign subsidiaries.
The Ares Term Loan will bear interest at a rate per annum equal to, at the option of Legacy RTI: (i) the monthly Base Rate plus an adjustable margin of up to 7.50% (the “Base Rate”); or (ii) the LIBOR plus an adjustable margin of up to 8.50% (the “Ares Eurodollar Rate”). Subject to customary notices, Legacy RTI may elect to convert the Ares Term Loan from Base Rate to Ares Eurodollar Rate or from Ares Eurodollar Rate to Base Rate. The applicable margin is subject to adjustment after the end of each fiscal quarter, based upon the Ares Loan Parties’ total net leverage ratio. At any time during the period commencing on March 8, 2019 and ending on March 8, 2021, if the Ares Loan Parties’ total net leverage ratio is greater than 5.75:1.00, Legacy RTI shall have the option (the “PIK Option”) to elect to pay 50% of the interest that will accrue in the subsequent quarterly period in kind by capitalizing it and adding such amount to the principal balance of the Ares Term Loan. If Legacy RTI exercises the PIK Option, the adjustable margin applicable to the Ares Term Loan shall be increased by 0.75%.

The maturity date of the Ares Term Loan is December 5, 2023. Legacy RTI may make optional prepayments on the Ares Term Loan, provided that any such optional prepayments made on or prior to March 8, 2022, shall be subject to a make whole premium or a prepayment price, as the case may be. Legacy RTI is required to make mandatory prepayments of the Ares Term Loan based on excess cash flow and the Ares Loan Parties’ total net leverage ratio, upon the incurrence of certain indebtedness not otherwise permitted under the 2019 Credit Agreement, upon consummation of certain dispositions, and upon the receipt of certain proceeds of casualty events. Legacy RTI was required to pay certain customary closing costs and bank fees upon entering into the 2019 Credit Agreement.
Legacy RTI is subject to certain affirmative and negative covenants, including (but not limited to), covenants limiting Legacy RTI’s ability to: incur certain additional indebtedness; create certain liens; enter into sale and leaseback transactions; and consolidate or merge with, or convey, transfer or lease all or substantially all of its assets to another person. During any period beginning on a date that either: (i) a default has occurred and is continuing under the loan documents entered into by Legacy RTI in conjunction with the Credit Agreement (the “Ares Loan Documents”); or (ii) availability under the Ares Term Loan is less than the specified covenant testing threshold, and continuing until either (a) no default has occurred and is continuing under the Ares Loan Documents or (b) availability under the Ares Term Loan is greater than or equal to the specified covenant testing threshold for thirty (30) consecutive days, respectively, (the “Ares Covenant Testing Period”) Legacy RTI is required to maintain a minimum fixed charge coverage ratio of at least 0.91:1.00 (the “Ares Required Minimum Fixed Charge Coverage Ratio”). The Ares Required Minimum Fixed Charge Coverage Ratio is measured on the last day of each calendar month during the Ares Covenant Testing Period (each a “Ares Calculation Date”), and is calculated using the minimum fixed charge coverage ratio for the twelve (12) consecutive months ending on each Ares Calculation Date. The Ares Loan Parties are required to maintain an initial total net leverage ratio of 9.00:1.00, which ratio steps down each fiscal quarter of Legacy RTI resulting in a requirement that the Ares Loan Parties maintain a total net leverage ratio of 3.50:1.00 for the fiscal quarter ending June 30, 2021, and each fiscal quarter ending thereafter.

7
3

The amounts

owed under the 2019 Credit Agreement may be accelerated upon the occurrence of certain events of default customary for facilities for similarly rated borrowers.
At December 31, 2019, the interest rate for the Ares Term Loan was 10.49%. The Company was in compliance with the financial covenants related to the Ares Term Loan as of December 31, 2019.
For the years ended December 31, 2019, 2018 and 2017, interest expense associated with the amortization of debt issuance costs was $524, $528 and $409, respectively, and is included in discontinued operations. Included in the year ended December 31, 2019, was $219 of accelerated amortization of debt issuance costs associated with the modification of the 2018 Credit Agreement. For the year ended December 31, 2019, the Company incurred total debt issuance cost of $826 and is included in discontinued operations.
As of December 31, 2019, the Company had approximately $5,608 of cash and cash equivalents and $9,000 of availability under its revolver agreement.
The Company’s Ares Term Loan and JPM Facility agreements both contain a leverage to EBITDA covenant, which as of December 31, 2019, required the Company to maintain a 5.0:1 leverage to trailing twelve-month adjusted EBITDA ratio. The debt agreement provides for an increase in the covenant ratio to 5.75:1 for each quarter end during 2020, then reduces to 5.25:1 for the quarters ending March 31, 2021 and June 30, 2021, with a final reduction to 3.50 for each quarter ending thereafter. The Company’s leverage ratio as of December 31, 2019 is approximately 4.96:1. If the Company is unable to execute on its acquisition integration plans or achieve its projected growth and cash flow targets, its available liquidity could be further limited, and its operations may lead to defaults under the borrowing agreements. See Note 1.
On April 9, 2020 and on May 8, 2020, the Company received waivers and consent agreements with respect to certain financial statement delivery requirements extending the due dates for delivering the required financial statements under the credit facilities. Further, Pursuant to two Consent Agreements, dated June 1, 2020, one with respect to the JPM Facility and one for the Ares

Term Loan
, each of JPM and Ares, respectively, agreed to extend the deadline for the delivery of the fiscal year end 2019 financial statements to June 8, 2020. Further, each of JPM and Ares also agreed to waive the requirement with respect to the going concern qualification.
19. Income Taxes
The Company’s
pre-tax
income consists of the following compon
e
nts:

	Year Ended December 31,
	2019	2018	2017
Pre-tax income:
Domestic (U.S., state and local)	$(242,896)	$(64,808)	$(62,631)
Foreign	39	—	—

Total pre-tax income	$(242,857)	$(64,808)	$(62,631)

7
4

The Company’s income tax benefit (provision) consists of the following components:

	Year Ended December 31,
	2019	2018	2017
Current:
Federal	$312	$398	$(804)
State	(89)	(40)	(34)
International	(138)	—	—

Total current	85	358	(838)

Deferred:
Federal	(2,456)	11,232	17,782
State	(169)	(419)	1,283
International	(3,381)	3,988	—

Total deferred	(6,006)	14,801	19,065

Total income tax benefit (provision)	$(5,921)	$15,159	$18,227

The Company’s deferred tax assets and liabilities consists of the following components:

	December 31, 2019		December 31, 2018
	Deferred Income Tax		Deferred Income Tax
	Assets	Liabilities	Assets	Liabilities
Accounts receivable	$1,184	$—	$513	$—
Accrued liabilities	3,418	—	2,118	—
Deferred compensation	1,526	—	1,372	—
Fixed assets and intangibles	16,119	—	—	(5,859)
Inventory	10,165	—	7,744	—
Net operating losses	9,342	—	4,333	—
Revenue	—	(59)	650	—
Tax credits	6,372	—	5,993	—
Lease Liability	695	—	—	—
Right of Use Asset	—	(544)	—	—
Other	—	(103)	—	—
Valuation allowance	(48,115)	—	(3,093)	—

Total	$706	$(706)	$19,630	$(5,859)

On December 22, 2017, the U
.
S
.
government enacted the Tax Cuts and Jobs Act of 2017 (the “Tax Legislation”). The Tax Legislation makes broad and complex changes to the U.S. tax code including, but not limited to the following:

•	Reduction of the U.S. federal corporate tax rate from 35% to 21%

•	Requiring a transition tax on certain unrepatriated earnings of foreign subsidiaries

•	Bonus depreciation that will allow for full expensing of qualified property

•	Elimination of the corporate alternative minimum tax

•	The repeal of the domestic production activity deduction

•	Limitations on the deductibility of certain executive compensation

•	Limitations on net operating losses generated after December 31, 2017

7
5

In addition, beginning
in 2018, the Tax Legislation includes a global intangible
low-taxed
income (“GILTI”) provision, which requires a tax on foreign earnings in excess of a deemed return on tangible assets of foreign subsidiaries. The Company has elected an accounting policy to account for GILTI as a period cost if incurred, rather than recognizing deferred taxes for temporary basis differences expected to reverse as a result of GILTI.
On December 22, 2017, the SEC staff issued SAB 118, which provides guidance on accounting for the tax effects of the Tax Legislation. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Legislation enactment date for companies to complete the accounting under ASC 740.
In 2018, the Company completed its accounting for the tax effects of the Tax Legislation. As a result, in 2018 the Company recorded a tax benefit of $650, and in 2017, the Company recorded a tax provision of $2,187, relating to the revaluation of deferred tax assets and transition tax.
Valuation allowances are established when necessary to reduce deferred tax assets to amounts which are more likely than not to be realized. As such, valuation allowances of $48,115 and $3,093 have been established at December 31, 2019 and December 31, 2018, respectively, against a portion of the deferred tax assets.
As of December 31, 2019, the Company has U.S. federal net operating loss carryforwards of $9,911 that will expire in years 2026 through 2037. In addition, the Company has U.S. federal net operating loss carryforwards of $21,950 that will carryforward indefinitely. As of December 31, 2019, the Company has U.S. state net operating loss carryforwards of $51,626, of which, $48,143 will expire in the years 2022 through 2039, and $3,443 will carryforward indefinitely.
As of December 31, 2019, the Company has research tax credit carryforwards of $7,111 that will expire in years 2029 through 2038.
U.S. income taxes have not been provided on the undistributed earnings of the Company’s foreign subsidiaries. It is not practicable to estimate the amount of tax that might be payable. The Company’s intention is to indefinitely reinvest earnings of its foreign subsidiaries outside of the U.S.
The Company evaluates the need for deferred tax asset valuation allowances based on a more likely than not standard. The ability to realize deferred tax assets depends on the ability to generate sufficient taxable income within the carryback or carryforward periods provided for in the tax law for each applicable tax jurisdiction.
The Company has evaluated all evidence, both positive and negative, and determined that its deferred tax assets are not more likely than not to be realized as of December 31, 2019. Accordingly, the Company has recorded a valuation allowance in the amount of $48,115 as of December 31, 2019. In making this determination, numerous factors were considered including the going-concern evaluation.
As of December 31, 2019, the Company has $1,088 of unrecognized tax benefits, which was recorded net against deferred tax assets in the accompanying consolidated balance sheet.

7
6

The Company’s unrecognized tax benefits are summarized as follows:

	For the Year Ended December 31,
	2019	2018	2017
Opening balance	$1,088	$1,591	$1,591
Reductions based on tax positions related to the current year	—	—	—
Additions for tax positions of prior years	—	—	—
Reductions for tax positions of prior years	—	(415)	—
Reductions for expiration of statute of limitations	—	(88)	—

	$1,088	$1,088	$1,591

The unrecognized tax benefits if recognized, would favorably impact the Company’s effective tax rate.
The Company’s policy is to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in the provision for income taxes. Interest and penalties recorded in 2019, 2018 and 2017 and interest and penalties accrued at December 31, 2019 and 2018 were inconsequential.
During the year ended December 31, 2018, the Internal Revenue Service (the “IRS”) completed its examination of the Company’s 2015 U.S. federal income tax return. No material adjustments were recorded to the Company’s consolidated financial statements as a result of the examination.
The effective tax rate differs from the statutory federal income tax rate for the following reasons:

	Year Ended December 31,
	2019	2018	2017
Statutory federal rate	21.00%	21.00%	35.00%
State income taxes—net of federal tax benefit	(0.56%)	2.34%	2.08%
Foreign rate differential	0.00%	(3.59%)	0.00%
Acquisition expenses	0.00%	(0.83%)	0.00%
Gain on acquisition contingency	6.58%	0.00%	0.00%
Goodwill impairment disposal	(11.88%)	0.00%	0.00%
Life insurance	0.00%	(0.11%)	0.58%
Officer compensation	0.00%	(0.90%)	(1.74%)
Stock-based compensation	0.00%	(0.41%)	(2.47%)
Tax credits	0.04%	0.99%	0.67%
Tax legislation	0.00%	1.05%	(3.47%)
Valuation allowances	(16.98%)	3.26%	(0.25%)
Uncertain tax positionsı	0.00%	0.78%	0.00%
Other reconciling items, net	(0.63%)	(0.17%)	(1.45%)

Effective tax rate	(2.43%)	23.41%	28.95%

7
7

20. Preferred Stock
Preferred stock is as follows:

	Preferred Stock Liquidation Value	Preferred Stock Issuance Costs	Net Total
Balance at January 1, 2017	$60,676	$(660)	$60,016
Accrued dividend	3,723	—	3,723
Amortization of preferred stock issuance costs	—	184	184

Balance at December 31, 2017	64,399	(476)	63,923
Accrued dividend	2,120	—	2,120
Amortization of preferred stock issuance costs	—	183	183

Balance at December 31, 2018	66,519	(293)	66,226
Accrued dividend	—	—	—
Amortization of preferred stock issuance costs	—	184	184

Balance at December 31, 2019	$66,519	$(109)	$66,410

On June 12, 2013, the Company and WSHP Biologics Holdings, LLC, an affiliate of Water Street Healthcare Partners, a leading healthcare-focused private equity firm (“Water Street”), entered into an investment agreement. Pursuant to the terms of the investment agreement, the Company issued $50,000 of convertible preferred equity to Water Street in a private placement which closed on July 16, 2013, with preferred stock issuance costs of $1,290. The preferred stock accrues dividends at a rate of 6% per annum. To the extent dividends are not paid in cash in any quarter, the dividends which have accrued on each outstanding share of preferred stock during such three-month period will accumulate until paid in cash or converted to common stock.
The preferred stock will be convertible at the election of the holders into shares of the Company’s common stock at an initial conversion price of $4.39 per share which would result in a conversion ratio of approximately 228 shares of common stock for each share of preferred stock. The preferred stock is convertible at the election of the Company five years after its issuance
or at any time if the Company’s common stock closes at or above $7.98 per share for at least 20 consecutive trading days.
The Company may, upon 30 days’ notice, redeem the preferred stock, in whole or in part, five years after its issuance at the initial liquidation preference of $1,000 per share of the preferred stock plus an amount per share equal to accrued but unpaid dividends (collectively, the “Liquidation Value”). The holders of the preferred stock may require the Company to redeem their preferred stock, in whole or in part, at the Liquidation Value seven years
after its issuance or upon the occurrence of a change of control.
On August 1, 2018, the Company and WSHP Biologics Holdings, LLC, a related party, entered into an Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock of RTI Surgical, Inc. (the “Amended and Restated Certificate of Designation”). Pursuant to the Amended and Restated Certificate of Designation: (1) dividends on the Series A Preferred Stock will not accrue after July 16, 2018 (in the event of a default by the Company, dividends will begin accruing and will continue to accrue until the default is cured); (2) the Company may not force a redemption of the Series A Preferred Stock prior to July 16, 2020; and (3) the holders of the Series A Preferred Stock may not convert the Series A Preferred Stock into common stock prior to July 16, 2021 (with certain exceptions). The Company evaluated and concluded on a qualitative basis that the amendment qualifies as modification accounting to the preferred shares, which did not result in a change in the valuation of the shares.
21. Stockholders’ Equity
Preferred Stock
—The Company has 5,000,000 shares of preferred stock authorized under its Certificate of Incorporation of which 50,000 are currently issued and outstanding. These shares may be issued in one or more series having such terms as may be determined by the Company’s
Board of Directors.

7
8

Common Stock
—The Company

has
150,000,000
shares of common stock authorized. The common stock’s voting, dividend, and liquidation rights presently are subject to or qualified by the rights of the holders of any outstanding shares of preferred stock.
Holders of common stock are entitled to one vote for each share held at all stockholder meetings.
 Shares of common stock do not have redemption rights. The Company is, and may in the future become, party to agreements and instruments that restrict or prevent the payment of dividends on our capital stock.
22. Executive Transition Costs
The Company recorded Chief Executive Officer retirement and transition costs related to the retirement of our former Chief Executive Officer pursuant to the Executive Transition Agreement dated August 29, 2012 (as amended and extended to date), which resulted in $4,404 of expenses for the year ended December 31, 2016. The total Chief Executive Officer retirement and transition costs were paid in full in 2019. In addition, the Company recorded executive transition costs of $2,818 as a result of hiring a new Chief Executive Officer and Chief Financial and Administrative Officer for the year ended December 31, 2017, separately disclosed on the Consolidated Statements of Comprehensive (Loss) Income. The total executive transition costs of $1,169 which is cash basis was paid in full in 2018. The following table includes a rollforward of executive transition costs included in accrued expenses, see Note 16.

Accrued executive transition costs at January 1, 2017	$2,406
Executive transition costs accrued in 2017	2,818
Stock-based compensation	(1,612)
Cash payments	(1,275)

Accrued executive transition costs at December 31, 2017	2,337

Executive transition costs accrued in 2018	—
Cash payments	(2,294)

Accrued executive transition costs at December 31, 2018	43

Executive transition costs accrued in 2019	—
Cash payments	(43)

Accrued executive transition costs at December 31, 2019	$—

23. Severance and Restructuring Costs
The Company recorded severance and restructuring costs related to the reduction of our organizational structure which resulted in $8,522 of expenses for the year ended December 31, 2017. The total severance and restructuring costs were paid in full in 2018. Severance and restructuring payments were made over periods ranging from one month to twelve months and did not have a material impact on cash flows of the Company in any quarterly period.
The Company recorded severance and restructuring costs related to the reduction of our organizational structure which resulted in $773 of expenses for the year ended December 31, 2018. The total severance and restructuring costs were paid in full in 2019. Severance and restructuring payments were made over periods ranging from one month to twelve months and did not have a material impact on cash flows of the Company in any quarterly period.
As part of the acquisition of Paradigm, management implemented a plan which resulted in $896 of severance expenses for the year ended December 31, 2019. Paradigm severance expenses were offset by previous severance accrual activity and are included in the acquisition and integration expenses within the Consolidated Statements of Comprehensive (Loss)
Income
, totaling $626 for the year ended December 31, 2019. The total severance and restructuring costs were paid in full in of 2019. Severance and restructuring payments were made over periods ranging from one month to twelve months and did not have a material impact on cash flows of the Company in any quarterly period.

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9

The following table includes a rollforward of severance and restructuring costs included in accrued expenses, see Note 16.

Accrued severance and restructuring charges at January 1, 2017	$456

Severance and restructuring expenses accrued in 2017	8,522
Severance and restructuring cash payments	(4,939)
Stock based compensation	(1,153)

Accrued severance and restructuring charges at December 31, 2017	2,886

Severance and restructuring expenses accrued in 2018	773
Severance and restructuring cash payments	(2,751)
Accrued severance and restructuring charges at December 31, 2018	908

Severance and restructuring expenses accrued in 2019	626
Severance and restructuring cash payments	(1,398)
Accrued severance and restructuring charges at December 31, 2019	$136

24. Retirement Benefits
The Company has a qualified 401(k) plan available to all U.S. employees who meet certain eligibility requirements. The 401(k) plan allows each employee to contribute up to the annual maximum allowed under the Internal Revenue Code. The Company has the discretion to make matching contributions up to 6% of the employee’s earning
s
. For the years ended December 31, 2019, 2018 and 2017, the amounts expensed under the plan were $2,908, $2,556 and $2,805, respectively.
25. Concentrations of Risk
Distribution
—The Company’s principal concentration of risk is related to its limited distribution channels in the OEM Business es
which is included in discontinued operations. The Company’s revenues include the distribution efforts of fourteen independent companies with significant revenues coming from three of the distribution companies, Zimmer Biomet Holdings Inc. (“Zimmer”), Medtronic, PLC (“Medtronic”) and DePuy Synthes (“Synthes”), a Johnson & Johnson Inc. subsidiary. The following table presents percentage of total revenues derived from the Company’s largest distributors:

	For the Year Ended December 31,
	2019	2018	2017
Percent of revenues derived from:
Distributor
Zimmer	18%	21%	17%
Medtronic	7%	8%	9%
Synthes	4%	5%	4%
The Company’s distribution agreements are subject to termination by either party for a variety of causes. No assurance can be given that such distribution agreements will be renewed beyond their expiration dates, continue in their current form or at similar
rate structures. Any termination or interruption in the distribution of the Company’s implants through one of its major distributors could have a material adverse effect on the Company’s operations.

Tissue Supply
—The Company’s OEM Busines
se
s operations which are included in discontinued operations are dependent on the availability of tissue from human donors. For all of the tissue recoveries, the Company relies on the efforts of independent procurement agencies to educate the public and increase the willingness to donate bone tissue. These procurement agencies may not be able to obtain sufficient tissue to meet present or future demands. Any interruption in the supply of tissue from these procurement agencies could have a material adverse effect on the
Company’s operations.

26. Commitments and
Contingencies
Agreement to Acquire Paradigm
—On March 8, 2019, pursuant to the Master Transaction Agreement, the Company acquired Paradigm in a cash
and stock transaction valued at up to $300,000, consisting of $150,000 on March 8, 2019, plus potential future milestone payments. Established in 2005, Paradigm’s primary product is the coflex
®
Interlaminar Stabilization
®
device, a differentiated and minimally invasive motion preserving stabilization implant that is FDA premarket approved for the treatment of moderate to severe lumbar spinal stenosis in conjunction with decompression.
Under the terms of the agreement, the Company paid $100,000 in cash and issued 10,729,614 shares of the Company’s common stock. The shares of Company common stock issued on March 8, 2019, were valued based on the volume weighted average closing trading price for the five trading days prior to the date of execution of the definitive agreement, representing $50,000 of value. In addition, the Company may be required to pay up to an additional $150,000 in a combination of cash and Company common stock based on a revenue earnout consideration. Based on a probability weighted model, the Company estimates a contingent liability related to the revenue based earnout of zero.
Acquisition of Zyga
—On January 4, 2018, the Company acquired Zyga, a leading spine-focused medical device company that develops and produces innovative minimally invasive devices to treat underserved conditions of the lumbar spine. Zyga’s primary product is the SImmetry
®
Sacroiliac Joint Fusion System. Under the terms of the merger agreement dated January 4, 2018, the Company acquired Zyga for $21,000 in consideration paid at closing (consisting of borrowings of $18,000 on its revolving credit facility and $3,000 cash on hand), $1,000 contingent upon the successful achievement of a clinical milestone, and a revenue based earnout consideration of up to an additional $35,000. Based on a probability weighted model, the Company estimates a contingent liability related to the clinical and revenue milestones of $1,130.
Distribution Agreement with A&E
—On August 3, 2017, the Company completed the sale of substantially all of the assets related to its CT Business to A&E pursuant to an Asset Purchase Agreement between the Company and A&E (the “Asset Purchase Agreement”). The total cash consideration received by the Company under the Asset Purchase Agreement was composed of $54,000. $3,000 of which was held in escrow (the “Escrow Amount”) to satisfy possible indemnification obligations, of which there were none. As such, the Company earned and received the $3,000 cash consideration in the third quarter of 2018. An additional $5,000 in contingent cash consideration is earned if A&E reaches certain revenue milestones (the “Contingent Consideration”). The Company also earned and received an additional $1,000 in consideration for successfully obtaining certain FDA regulatory clearance. As a part of the transaction, the Company also entered into a multi-year Contract Manufacturing Agreement with A&E (the “Contract Manufacturing Agreement”). Under the Contract Manufacturing Agreement, the Company agreed to continue to support the CT Business by manufacturing existing products and engineering, developing, and manufacturing
potential future products for A&E. The Company elected to account for the Contingent Consideration arrangement including the Escrow Amount, as a gain contingency in accordance with ASC 450. As such, the Contingent Consideration and Escrow Amount were excluded in measuring the fair value of the consideration to be received in connection with the transaction
.
 This distribution agreement is related to the OEM Businesses and thus relates to the discontinued operations.
Distribution Agreement with Medtronic
—On October 12, 2013, the Company entered into a replacement distribution agreement with Medtronic, plc. (“Medtronic”), pursuant to which Medtronic will distribute certain allograft implants for use in spinal, general orthopedic and trauma surgery. Under the terms of this distribution agreement, Medtronic will be a non-exclusive
distributor except for certain specified implants for which Medtronic will be the exclusive distributor. Medtronic will maintain its exclusivity with respect to these specified implants unless the cumulative fees received by us from Medtronic for these specified implants decline by a certain amount during any trailing
12-month
period. The initial term of this distribution

agreement was to have been through December 31, 2017. The term automatically renews for successive five-year periods, unless either party provides written notice of its intent not to renew at least one year prior to the expiration of the initial term or the applicable renewal period. Neither party provided notice of non-renewal
on or before December 31, 2016, thereby triggering the five-year automatic renewal period upon the expiration of the initial term. The distribution agreement will therefore continue at least through December 31, 2022. This distribution agreement is related to the OEM Businesses and thus relates to the discontinued operations.
Distribution Agreement with Zimmer Dental Inc.
—On September 3, 2010, the Company entered into an exclusive distribution agreement with Zimmer Dental, Inc. (“Zimmer Dental”), a subsidiary of Zimmer, with an effective date of September 30, 2010, as amended from time to time. The Agreement was assigned to Biomet 3i, LLC (“Biomet”), an affiliate of Zimmer Dental, on January 1, 2016. The Agreement has an initial term of ten years. Under the terms of this distribution agreement, the Company agreed to supply sterilized allograft and xenograft implants at an agreed upon transfer price, and Biomet agreed to be the exclusive distributor of the implants for dental and oral applications worldwide (except Ukraine), subject to certain Company obligations under an existing distribution agreement with a third party with respect to certain implants for the dental market. In consideration for Biomet’s exclusive distribution rights, Biomet agreed to the following: 1) payment to the Company of $13,000 within ten days of the effective date (the “Upfront Payment”); 2) annual exclusivity fees (“Annual Exclusivity Fees”) paid annually as long as Biomet maintains exclusivity for the term of the contract to be paid at the beginning of each calendar year; and 3) annual purchase minimums to maintain exclusivity. Upon occurrence of an event that materially and adversely affects Biomet’s ability to distribute the implants, Biomet may be entitled to certain refund rights with respect to the then current Annual Exclusivity Fee, where such refund would be in an amount limited by a formula specified in this agreement that is based substantially on the occurrence’s effect on Biomet’s revenues. The Upfront Payment, the Annual Exclusivity Fees and the fees associated with distributions of processed tissue are considered to be a single performance obligation. Accordingly, the Upfront Payment and the Annual Exclusivity Fees are deferred as received and are being recognized as other revenues over the term of this distribution agreement based on the expected contractual annual purchase minimums relative to the total contractual minimum purchase requirements in this distribution agreement. Additionally, the Company considered the potential impact of this distribution agreement’s contractual refund provisions and does not expect these provisions to impact future expected revenue related to this distribution agreement.
The Company’s aforementioned revenue recognition methods related to the Zimmer distribution agreements do not result in the deferral of revenue less than amounts that would be refundable in the event the agreements were to be terminated in future periods. Additionally, the Company evaluates the appropriateness of the aforementioned revenue recognition methods on an ongoing basis.

This distribution agreement is related to the OEM Businesses and thus relates to the discontinued operations.
27. Legal and Regulatory Actions
The Company is, from time to time, involved in litigation relating to claims arising out of its operations in the ordinary course of business. Based on the information currently available to the Company, the Company does not believe that any of these claims that were outstanding as of December 31, 2019 will have a material adverse impact on its financial position or results of operations. The Company’s accounting policy is to accrue for legal costs as they are incurred.
Coloplast
—The Company is presently named as
co-defendant
along with other companies in a small percentage of the transvaginal surgical mesh (“TSM”) mass tort claims being brought in various state and federal courts. The TSM litigation has as its catalyst various Public Health Notifications issued by the FDA with respect to the placement of certain TSM implants that were the subject of 510k regulatory clearance prior to their distribution. The Company does not process or otherwise manufacture for distribution in the U.S. any implants that were the subject of these FDA Public Health Notifications. The Company denies any allegations against it and intends to continue to vigorously defend itself.

8
2

In addition to claims made directly against the Company, Coloplast, a distributor of TSM’s and certain allografts processed
and private labeled for them under a contract with the Company, has also been named as a defendant in individual TSM cases in various federal and state courts. Coloplast requested that the Company indemnify or defend Coloplast in those claims which allege injuries caused by the Company’s allograft implants, and on April 24, 2014, Coloplast sued RTI Surgical, Inc. in the Fourth Judicial District of Minnesota for declaratory relief and breach of contract. On December 11, 2014, Coloplast entered into a settlement agreement with RTI Surgical, Inc. and Tutogen Medical, Inc. (the “Company Parties”) resulting in dismissal of the case.
Under

the terms of the settlement agreement, the Company Parties are responsible for the defense and indemnification of two
categories of present and future claims:
(1)
 tissue only (where Coloplast is solely the distributor of Company processed allograft tissue and no
Coloplast-manufactured or distributed synthetic mesh is identified) (“Tissue Only Claims”), and
(2)
 tissue plus
non-Coloplast
synthetic mesh
(“Tissue-Non-Coloplast
Claims”) (the Tissue Only Claims and the
Tissue-Non-Coloplast
Claims being collectively referred to as “Indemnified Claims”). As of December
31,
2019,
there are a cumulative total of
1,139
Indemnified Claims for which the Company Parties are providing defense and indemnification. The defense and indemnification of these cases are covered under the Company’s insurance policy subject to a reservation of rights by the insurer.
Based on the current information available to the Company, the impact that current or any future TSM litigation may have on the Company cannot be reasonably estimated.
LifeNet
—On June 27, 2018, LifeNet Health, Inc. (“LifeNet”) filed a patent infringement lawsuit in the United States District Court for the Middle District of Florida (since moved to the Northern District of Florida) claiming infringement of five of its patents by the Company. The suit requests damages, enhanced damages, reimbursement of costs and expenses, reasonable attorney fees, and an injunction. The asserted patents are now expired. On April 7, 2019, the Court granted the Company’s request to stay the lawsuit pending the U.S. Patent Trial and Appeal Board’s (PTAB) decision whether to institute review of the patentability of LifeNet’s patents. On August 12, 2019 the PTAB instituted review of three LifeNet patents, and on September 3 the PTAB instituted review of the remaining two. Final decisions with respect to the patentability of LifeNet’s patents (which may be appealed by either party) is expected to take place in the second half of 2020. The Company continues to believe the suit is without merit and will vigorously defend its position.
SEC Investigation
—As previously disclosed in the RTI’s Current Report on Form
8-K
filed with the SEC on March 16, 2020, the Audit Committee of the Board of Directors of RTI, with the assistance of independent legal and forensic accounting advisors, conducted an internal investigation of matters relating to the Company’s revenue recognition practices for certain contractual arrangements, primarily with OEM customers, including the accounting treatment, financial reporting and internal controls related to such arrangements (the “Investigation”). The Investigation was precipitated by an investigation by the SEC initially related to the periods 2014 through 2016. The SEC investigation is ongoing, and the Company is cooperating with the SEC in its investigation. Based on the current information available to the Company the financial or other impact of the Investigation cannot be reasonably determined.
28. Quarterly Results of Operations (Unaudited)
The following tables sets forth the results of operations for the periods indicated
.
The quarterly results of operations for the years ended December 31, 2019 and 2018 reflect
 our adoption of FASB ASU
2014-09,
Revenue from Contracts with Customers
(Topic 606). We have not adjusted the quarterly results of operations for any other period or as of any other date presented. See Note 6, Revenue from Contracts with
Customers.

8
3

	Year Ended December 31, 2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$24,400	$32,747	$28,702	$31,574
Gross profit	16,915	23,128	21,095	23,508

Loss from continuing operations	(18,212)	(14,003)	(16,972)	(199,591)
Income from discontinued operations	8,861	14,191	11,834	2,250
Net (loss) income	(9,351)	188	(5,138)	(197,341)
Net loss from continuing operations per common share - basic	$(0.29)	$(0.19)	$(0.23)	$(2.76)

Net loss from continuing operations per common share - diluted	$(0.29)	$(0.16)	$(0.23)	$(2.76)

Net income from discontinued operations per common share - basic	$0.14	$0.19	$0.16	$0.04
Net income from discontinued operations per common share - diluted	$0.14	$0.16	$0.16	$0.04
Net (loss) income per common share - basic	$(0.15)	$0.00	$(0.07)	$(2.72)

Net (loss) income per common share - diluted	$(0.15)	$0.00	$(0.07)	$(2.72)

	Year Ended December 31, 2018
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

Revenues	$22,461	$22,384	$24,142	$23,125
Gross profit	14,414	8,991	17,873	17,241
Loss from continuing operations	(10,172)	(17,124)	(13,743)	(8,610)

Income from discontinued operations	9,055	11,322	16,740	9,409
Net (loss) income	(1,117)	(5,802)	2,997	799

Net loss from continuing operations per common share - basic	$(0.18)	$(0.30)	$(0.23)	$(0.14)

Net loss from continuing operations per common share - diluted	$(0.18)	$(0.30)	$(0.18)	$(0.11)
Net income from discontinued operations per common share - basic	$0.15	$0.19	$0.28	$0.15
Net income from discontinued operations per common share - diluted	$0.15	$0.19	$0.22	$0.12
Net (loss) income per common share - basic	$(0.03)	$(0.11)	$0.05	$0.01
Net (loss) income per common share - diluted	$(0.03)	$(0.11)	$0.04	$0.01

29. Subsequent Events
The Company evaluated subsequent events as of the issuance date of the consolidated financial statements as defined by ASC 855,
Subsequent Events
.
Sale of OEM Business
es
On January 13, 2020, we entered into an Equity Purchase Agreement, as amended by that certain First Amendment to Equity Purchase Agreement dated as of March 6, 2020, and that certain Second Amendment to Equity Purchase Agreement dated as of April 27, 2020 (as amended, the “OEM Purchase Agreement”), with Ardi Bidco Ltd., a Delaware corporation and an entity affiliated with Montagu Private Equity LLP (“Montagu”), for the sale (the “Sale”) of the RTI’s business of: (a) providing original equipment manufacturing (“OEM”), including the design, development and manufacture, of private label and custom biological-, metal- and polymer-based implants and instruments that are used in spine, sport medicine, plastic and reconstructive, urology, gynecology and trauma surgical procedures, and (b)processing donated human musculoskeletal and other tissue and bovine and porcine animal tissue in producing allograft and xenograft implants using BIOCLEANSE
®
, TUTOPLAST
®
and CANCELLE
®
SP sterilization processes (i) as represented by RTI’s “Sports” line of business and (ii) as otherwise described in RTI Surgical, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 5, 2019, in each case for clauses (a) and (b), as currently produced at RTI’s facilities in Alachua, Florida; Marquette, Michigan; Greenville, North Carolina; and Tutogen Medical GmbH’s facility in Neunkirchen, Germany (together, the “OEM Businesses”; provided that the “OEM Businesses” shall not be deemed to include the marketing, sale or direct distribution of surgical implants,

8
4

instruments, or biologics used in the treatment of conditions affecting the spine (x) as represented by RTI’s “Spine” or “International” lines of business and (y) as otherwise described in RTI Surgical, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 5, 2019), for a purchase price of $440,000, subject to certain adjustments. More specifically, pursuant to the terms of the OEM Purchase Agreement, the Company will sell all of the issued and outstanding shares of RTI OEM, LLC (which, prior to the Sale, is required to convert to a corporation and change its name to “RTI Surgical, Inc.”), Tutogen Medical (United States), Inc. and Tutogen Medical GmbH (the “OEM Companies” and, together with a wholly-owned subsidiary, RTI Donor Services, Inc., the “OEM Group Companies”).
The OEM Purchase Agreement contemplates that, prior to the closing (the “OEM Closing”) of the Sale and each of the agreements ancillary to the OEM Purchase Agreement, (the “Contemplated Transactions”), we will undergo an internal reorganization, pursuant to which, in addition to certain inter-company transfers and mergers, the Company and its subsidiaries will transfer to the OEM Group Companies the assets primarily used in the operation of the OEM Businesses and the OEM Group Companies will assume certain liabilities that are related to the OEM Businesses (collectively, the “Reorganization”). In addition to the Reorganization, RTI is required to use reasonable best efforts to separate the assets and liabilities of the U.S. “metals” business and the U.S. “biologics” business into two separate companies prior to the OEM Closing. As part of such separation, another subsidiary of RTI, established to hold the assets and liabilities of the U.S. “metals” business, will constitute an OEM Company and be sold as part of the Contemplated Transactions to an affiliate of the Buyer. The affiliate of the Buyer established for this purpose would be an additional “Buyer” under the OEM Purchase Agreement.
The Contemplated Transactions are subject to customary closing conditions, including, among other things, the approval of the Contemplated Transactions by the Company’s stockholders. The parties currently expect to close the Contemplated Transactions in the third quarter of 2020. Following the OEM Closing, the Company will focus exclusively on the design, development and distribution of spinal implants to the global market.
Financing
Third Amendment to Credit Agreement and Joinder Agreement
On April 9, 2020, Legacy RTI entered into a Consent and Third Amendment to Credit Agreement and Joinder Agreement (the “Third Amendment to the 2018 Credit Agreement”), by and among the JPM Loan Parties and the JPM Lenders. The Third Amendment to the 2018 Credit Agreement amended the 2018 Credit Agreement by: (i) extending the deadline for delivery of certain annual audited financial statements of the Company from March 30, 2020 to April 30, 2020, (ii) modifying certain interest rates contained therein to contain a

1.00%
floor, (iii) requiring the Company and each other Loan Party to close all of its deposit accounts and securities accounts at Wells Fargo Bank, N.A. or any affiliates thereof, and (iv) making certain other changes to the 2018 Credit Agreement consistent with the foregoing.
Fourth Amendment to Credit Agreement and Joinder Agreement
On April 27, 2020, Legacy RTI

entered into a Fourth Amendment to Credit Agreement (the “Fourth Amendment to the 2018 Credit Agreement”), by and among the JPM Loan Parties and the JPM Lenders. The Fourth Amendment to the 2018 Credit Agreement amends the 2018 Agreement to: (i) provide for a $8,000 block on availability under the 2018 Credit Agreement until the earlier of: (a) the date upon which at least $25,000 of the Second Amendment Incremental Term Loan Commitments (as defined below) have been funded to Legacy RTI in accordance with the 2019 Credit Agreement and evidence of such funding, in form and substance satisfactory to JPM, shall have been received by JPM.; and (b) the date upon which (1) no default or event of default exists under the 2018 Credit Agreement; and (2) Ares notifies Legacy RTI that, for any reason, Second Amendment Incremental Term Loan Commitments have been terminated in accordance with the terms of the 2019 Credit Agreement and evidence of such termination, in form and substance satisfactory to JPMorgan Chase Bank, N.A., shall have been delivered to JPM; (ii) amend the applicable rate with respect to any loan to 2.75% per annum; and (iii) amend the maturity date to the earlier to occur of: (a) June 5, 2023, or any earlier date on which the commitments are reduced to zero or otherwise terminated pursuant to the terms of the 2018 Credit Agreement; and (b) the date that is 30 days prior to the maturity date of the Second Amendment Incremental Term Loan Commitments, as the same may be extended from time to time pursuant to the terms of the 2019 Credit Agreement and such extension is agreed to by the JPM Lenders.

8
5

First Amendment to Second Lien Credit Agreement
On March 3, 2020, the Company entered into a First Amendment to Second Lien Credit Agreement, dated March 3, 2020 (the “2020 First Amendment”), by and among the Ares Loan Parties and the Ares Lenders. The 2020 First Amendment amended the 2019 Credit Agreement: (a) amending the definition of “EBITDA” contained therein; (b) modifying the total net leverage ratio covenant contained therein; and (c) making certain other changes to the 2019 Credit Agreement consistent with the foregoing. These amendments will allow the Company to, among other things, support the investment being made to separate the OEM and Spine businesses in anticipation of the sale of the Company’s OEM Businesses.
Second Amendment to Second Lien Credit Agreement
On April 27, 2020, the Company entered into a Second Amendment to Second Lien Credit Agreement (the “Second Amendment to the 2019 Agreement”), by and among the Ares Loan Parties and the Ares Lenders. The Second Amendment to the 2019 Agreement amended the 2019 Credit Agreement to: (i) establish an incremental term loan commitment; (ii) provide for certain incremental term loans in an aggregate principal amount not to exceed $30,000 (the “Second Amendment Incremental Loan Commitments”); (iii) provide for a portion of the Second Amendment Incremental Loan Commitments up to $13,500 be available on a delayed-draw basis at any time after the effective date of the Ares Amendment and on or prior to August 31, 2020, subject to certain conditions; iv) increase the Base Rate applicable margin with respect to all Term Loans (other than the Second Amendment Incremental Term Loans) to 12.5% effective on September 1, 2020; and (v) make certain other changes to the 2019 Credit Agreement consistent with the foregoing. Pursuant to the terms of the Ares Amendment, Legacy RTI agreed pay to Ares, for the ratable benefit of each incremental term lender, a fee in an amount equal to 5.0% of the principal amount of the incremental term loan commitments provided by such lender on the effective date of the Ares Amendment. The maturity of the loans advanced under the Second Amendment Incremental Term Commitments (the “Second Amendment Incremental Term Loans”) have a maturity date of April 27, 2021. The Second Amendment Incremental Term Loans must be repaid in their entirety, at which time a takeout fee ranging from $11,250 to $25,500 shall be due and payable (the “Takeout Fee”). The Takeout Fee is inclusive of all interest accruing due and payable with respect to the Second Amendment Incremental Term Loans. The interest rate on the Second Amendment Incremental Term Loans is 12.50% and, commencing on September 1, 2020 and on the first day of each of the next four calendar months thereafter, the interest in respect of the Second Amendment Incremental Term Loans shall increase on each such date, on a cumulative basis, by an additional 1.00% per annum (such that, after the fifth such increase, the Base Rate with respect to the Second Amendment Incremental Term Loans shall equal 17.50% per annum).
COVID-19
The COVID-19 pandemic has directly and indirectly adversely impacted the Company’s business, financial condition and operating results. The extent to which these adverse impacts will continue will depend on numerous evolving factors that are highly uncertain, rapidly changing and cannot be predicted with precision or certainty at this time. The spread of COVID-19 has caused many hospitals and other healthcare providers to refocus their care on the surge of the COVID-19 cases and to postpone elective and non-emergent procedures, restrict access to these facilities, and in some cases re-allocate scarce resources to their critically ill patients. These efforts have impacted and could continue to impact our business activities, including our product sales, as many of our products are used in connection with elective surgeries. Many of our employees have been furloughed and although our operations are beginning to increase towards normal levels, we continue to have many employees working remotely. Additionally, these measures are hindering our ability to recruit, vet and hire personnel for key positions. It is unknown how long these disruptions could continue. Due to the challenges created by the furloughs and remote working conditions, on May 11, 2020, we filed a Current Report on Form 8-K to avail ourselves to an extension to file our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, originally due on May 11, 2020, relying on an order issued by the Securities and Exchange Commission on March 25, 2020 pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465), regarding exemptions granted to certain public companies.
8
6

As noted above, our product sales have been materially reduced as a result of COVID-19. While we are continuing to monitor and evaluate the impact on our business of COVID-19, we have not at this point identified any material impairments, increases in allowances for credit losses, restructuring charges, other expenses, or changes in accounting judgments that have had or are reasonably likely to have a material impact on our financial statements specifically due to the COVID-19 pandemic. However, as the global outbreak of COVID-19 continues to rapidly evolve, it could continue to materially and adversely affect our revenues, financial condition, profitability, and cash flows for an indeterminate period of time.
Stockholder Litigation
There is currently ongoing stockholder litigation related to the Investigation. A class action complaint was filed by Patricia Lowry against the Company, and certain current and former officers of the Company, in the United States District Court for the Northern District of Illinois on March 23, 2020 demanding a jury trial. A shareholder derivative lawsuit was filed by David Summers on behalf of the Company against certain current and former directors and officers of the Company in the United States District Court for the Northern District of Illinois on June 5, 2020 demanding a jury trial. In the future, we may become subject to additional litigation or governmental proceedings or investigations that could result in additional unanticipated legal costs regardless of the outcome of the litigation. If we are not successful in any such litigation, we may be required to pay substantial damages or settlement costs. Based on the current information available to the Company, the impact that current or any future stockholder litigation may have on the Company cannot be reasonably estimated.
30. Restatement of Prior Period Quarterly Financial Statements (Unaudited)
As previously disclosed in RTI’s Current Report on Form
8-K
filed with the SEC on March 16, 2020, the Audit Committee of the Board of Directors of RTI, with the assistance of independent legal and forensic accounting advisors, conducted an internal investigation of matters relating to the Company’s revenue recognition practices for certain contractual arrangements, primarily with OEM customers, including the accounting treatment, financial reporting and internal controls related to such arrangements. Based on the results of the Investigation, the Company has concluded that revenue for certain invoices should have been recognized at a later date than when originally recognized. In response to binding purchase orders from certain OEM customers, goods were shipped and received by the customers before requested delivery dates and agreed-upon delivery windows. In many instances the OEM customers requested or approved the early shipments, but the Company has determined that on other occasions the goods were delivered early without obtaining the customers’ affirmative approval. Some of those unapproved shipments were shipped by employees in order to generate additional revenue and resulted in shipments being pulled from a future quarter into an earlier quarter. In addition, the Company has concluded that in July 2017 an adjustment was improperly made to a product return provision in the Direct Division. The revenue for those shipments is being restated, as well as for other orders that shipped earlier than the purchase order due date in the system for which the Company could not locate evidence that the OEM customers had requested or approved the shipments. In addition, the Company has concluded that in the periods from 2015 through the fourth quarter of 2018, certain adjustments were incorrectly or erroneously made via manual journal entries to accrual/reserve accounts, including a July 2017 adjustment to a product return provision in the Direct Division, among others.
Furthermore, certain errors were identified, separately from the Investigation, primarily related to accounting for our 2019 Acquisition of Paradigm Spine, LLC for the first three quarters of 2019.
The Company determined to restate its previously issued unaudited condensed consolidated financial statements for the quarters ended March 31, 2019, June 30, 2019, and September 30, 2019. The Company has recast each quarterly “Restated Condensed Consolidated Statements of Income Amounts (unaudited)” for discontinued operations. The quarterly “Restated Condensed Consolidated Balance Sheet Amounts (unaudited)” herein have not been recast for discontinued operations.
The following tables summarize the impacts of the results on our previously reported unaudited condensed consolidated statements of operations and balances sheets included in our Quarterly Reports on Form
10-Q
for each respective period. Certain line items in the quarterly financial data below were excluded because they were not impacted by the Restatement.

The following errors in the Company’s quarterly financial statements were identified and corrected as a result of the Investigation:

a.
Revenue
—As noted above, the Company has concluded that in some instances revenue for certain invoices should have been recognized at a later date than when originally recognized. The Company identified revenue from certain customer orders that were shipped early to customers without obtaining authorized approval, and thus was recognized in an incorrect period. There were also instances in which the Company could not locate evidence that the OEM customers had requested or approved the shipments and therefore concluded revenue related to these shipments were an error. Correction of these errors, when including the rollover effect from the immediately preceding periods, increased revenue by $0.3 million in the quarter ended March 31, 2019, decreased by $0.8 million in the quarter ended June 30, 2019 and increased by $0.6 million in the quarter ended September 30, 2019.

b.
Costs of processing and distribution
—Based on the corrections to the above revenue errors, when including the rollover effect from the immediately preceding periods, costs of processing and distribution increased by $0.1 million in the quarter ended March 31, 2019, decreased by $0.2 million in the quarter ended June 30, 2019 and increased by $0.1 million in the quarter ended September 30, 2019.

c.
Accounts receivable
—As a result of the errors corrections above, accounts receivable increased by $0.4 million in the quarter ended March 31, 2019, decreased by $0.3 million in the quarter ended June 30, 2019 and increased $0.3 million in the quarter ended September 30, 2019.

d.
Inventories, net
—As a result of the errors corrections above, net inventories decreased by $0.1 million in the quarter ended March 31, 2019, increased by $0.1 million in the quarter ended June 30, 2019 and increased by less than $0.1 million in the quarter ended September 30, 2019.

e.
Deferred tax assets
—As a result of the income tax impact of the errors corrections above, deferred tax assets decreased by $0.6 million in the quarter ended March 31, 2019, decreased by $0.5 million in the quarter ended June 30, 2019, and decreased by $0.6 million in the quarter ended September 30, 2019.

The following errors in the Company’s quarterly financial statements were identified and corrected apart from the Investigation and related to accounting for our 2019 acquisition of Paradigm Spine, LLC for the first three quarters of 2019. ASC 805 states that if the initial accounting for a business combination is incomplete by the end of the reporting period in which the combination occurs, the acquirer shall report in its financial statements the provisional amounts for the items for which the accounting is incomplete. The acquisition occurred on March 8, 2019, before the end of the first quarter of 2019. Accordingly, based on the information known or knowable in the first quarter of 2019, the Company should have performed a preliminary allocation of the purchase price to assets acquired and liabilities assumed. The Company did not appropriately prepare a preliminary estimates of the purchase price allocation resulting in errors impacting intangible assets, acquisition contingencies, inventory, and goodwill. The correction of the errors related to accounting for the acquisition of Paradigm Spine, LLC are as follows:

a.
Costs of processing and distribution
—Based on the corrections to the inventory valuation and Paradigm purchase accounting, costs of processing and distribution increased by $0.3 million in the quarter ended March 31, 2019, decreased by $1.9 million in the quarter ended June 30, 2019, and by $1.2 million in the quarter ended September 30, 2019.

b.
Marketing, general and administrative
—Based on the corrections to the amortization related to the other intangible assets’ valuation and Paradigm purchase accounting, marketing, general and administrative expenses increased by $0.7 million in the quarter ended March 31, 2019 and increased $2.1 million in each of the quarters ended June 30, and
September
30, 2019.

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8

c.
Current inventories, net
—Based on the corrections to the inventory valuation and Paradigm purchase accounting, net current inventories increased by $1.2 million in quarter ended March 31, 2019, and decreased by $12.6 million in the quarters ended June 30, and September 30, 2019.

d.
Non-current inventories, net
—Based on the corrections to the inventory valuation and Paradigm purchase accounting, net non-current
inventories increased by $10.3 million in quarter ended March 31, 2019, decreased $11.2 million in the quarter ended June 30, 2019, and decreased by $10.0 million in the quarter ended September 30, 2019.

e.
Deferred tax assets
—Based on the corrections to the Paradigm purchase accounting deferred tax assets increased by $0.2 million in quarter ended March 31, 2019, increased by $0.3 million in the quarter ended June 30, 2019, and increased by $0.5 million in the quarter ended September 30, 2019.

f.
Goodwill
—Based on the corrections to the Paradigm purchase accounting, goodwill decreased by $113.5 million in quarter ended March 31, 2019, decreased $76.4 million in the quarter ended June 30, 2019, and decreased by $41.7 million in the quarter ended September 30, 2019.

g.
Other intangible assets—net
—Based on the corrections to the Paradigm purchase accounting, net other intangible assets increased by $78.3 million in the quarter ended March 31, 2019, increased $76.2 million in the quarter ended June 30, 2019, and increased $74.1 million in the quarter ended September 30, 2019.

h.
Acquisition contingencies
—Based on the corrections to the contingent liability valuation and Paradigm purchase accounting, acquisition contingencies decreased by $22.8 million in each of the quarters ended March 31, and June 30, 2019 and increased $11.9 million in the quarter ended September 30, 2019.

In addition to the correction of the errors discussed above, the Company has voluntarily made other immaterial corrections in all periods presented
.

a.
Marketing, general and administrative
—The Company corrected certain errors which decreased marketing, general and administrative expenses by $0.5 million in the quarter ended March 31, 2019 and less than $0.1 million in each of the quarters ended June 30, and September 30, 2019.

b.
Accounts receivable
—The Company corrected certain errors which decreased accounts receivable by $0.4 million for the quarter ended March 31, 2019, and by $0.3 million for the quarters ended June 30, and September 30, 2019.

c.
Prepaid and other current assets
—The Company corrected certain errors which decreased prepaid and other current assets by $0.5 million for each of the quarters ended March 31, and June 30, 2019, and September 30, 2019.

d.	Deferred tax assets—net —The Company corrected certain errors which increased net deferred tax assets by $0.7 million for the quarters ended March 31, June 30, and September 30, 2019.

e.	Property, plant & equipment —The Company corrected certain errors which increased property, plant & equipment by $0.3 million for the quarters ended March 31, June 30, and September 30, 2019.

f.	Other intangible assets—net —The Company corrected certain errors which decreased net other intangible assets by $0.8 million for each of the quarters ended March 31, June 30, and September 30, 2019.

g.	Other assets—net —The Company corrected certain errors which decreased net other assets by $0.3 million for the quarters ended March 31, June 30, and September 30, 2019.

h.	Accounts payable —The Company corrected certain errors which decreased accounts payable by $0.2 million for the quarters ended March 31, June 30, and September 30, 2019.

i.	Accrued expenses —The Company corrected certain errors which increased accrued expenses by $0.6 million for the quarters ended March 31, June 30, and September 30, 2019.

j.
Payments for treasury stock
—The Company corrected certain errors which reclassified operating cash flows to financing cash flows for purchases of treasury stock by $0.1 million, $0.2 million, and $0.2 million for the quarters ended March 31, June 30, and September 30, 2019, respectively.

Restated Condensed Consolidated Balance Sheets (Unaudited)

	As of March 31, 2019
	As Previously Reported	Adjustments	As Restated
Assets
Current Assets:
Cash and cash equivalents	$6,043	$—	$6,043
Accounts receivable - net	55,670	39	55,709
Inventories - net	114,365	1,121	115,486
Prepaid and other current assets	9,860	(461)	9,399

Total current assets	185,938	699	186,637
Non-current inventories - net	—	10,261	10,261
Property, plant and equipment - net	79,235	265	79,500
Deferred tax assets - net	16,778	336	17,114
Goodwill	308,345	(113,548)	194,797
Other intangible assets - net	25,512	77,494	103,006
Other assets - net	7,918	(265)	7,653

Total assets	$623,726	$(24,758)	$598,968

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$23,315	$(166)	$23,149
Accrued expenses	24,992	565	25,557
Current portion of short and long-term obligations	4,825	—	4,825

Total current liabilities	53,132	399	53,531
Long-term obligations - less current portion	163,615	—	163,615
Acquisition contingencies	99,962	(22,799)	77,163
Other long-term liabilities	3,065	—	3,065
Deferred revenue	1,535	—	1,535

Total liabilities	321,309	(22,400)	298,909
Preferred stock Series A, $.001 par value: 5,000,000 shares authorized; 50,000 shares issued and outstanding	66,272	—	66,272
Stockholders’ equity:
Common stock, $.001 par value: 150,000,000 shares authorized; 75,055,225 shares issued and outstanding	75	—	75
Additional paid-in capital	495,263	—	495,263
Accumulated other comprehensive loss	(7,663)	—	(7,663)
Accumulated deficit	(246,531)	(2,358)	(248,889)
Less treasury stock, 1,250,201 shares, at cost	(4,999)	—	(4,999)

Total stockholders’ equity	236,145	(2,358)	233,787

Total liabilities and stockholders’ equity	$623,726	$(24,758)	$598,968

Restated Condensed Consolidated Balance Sheets (Unaudited)

	As of June 30, 2019
	As Previously Reported	Adjustments	As Restated
Assets
Current Assets:
Cash and cash equivalents	$4,518	$—	$4,518
Accounts receivable - net	56,163	(623)	55,540
Inventories - net	127,906	(12,452)	115,454
Prepaid and other current assets	8,733	(475)	8,258

Total current assets	197,320	(13,550)	183,770
Non-current inventories - net	20,445	(11,220)	9,225
Property, plant and equipment - net	79,691	265	79,956
Deferred tax assets - net	19,715	515	20,230
Goodwill	271,429	(76,362)	195,067
Other intangible assets - net	25,269	75,382	100,651
Other assets - net	7,542	(265)	7,277

Total assets	$621,411	$(25,235)	$596,176

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$20,766	$(166)	$20,600
Accrued expenses	24,668	644	25,312
Current portion of short and long-term obligations	4,744	—	4,744

Total current liabilities	50,178	478	50,656
Long-term obligations - less current portion	165,081	—	165,081
Acquisition contingencies	98,372	(22,799)	75,573
Other long-term liabilities	2,562	—	2,562
Deferred revenue	325	—	325

Total liabilities	316,518	(22,321)	294,197
Preferred stock Series A, $.001 par value: 5,000,000 shares authorized; 50,000 shares issued and outstanding	66,318	—	66,318
Stockholders’ equity:
Common stock, $.001 par value: 150,000,000 shares authorized; 75,159,262 shares issued and outstanding	75	—	75
Additional paid-in capital	496,596	—	496,596
Accumulated other comprehensive loss	(7,268)	—	(7,268)
Accumulated deficit	(245,787)	(2,914)	(248,701)
Less treasury stock, 1,257,949 shares, at cost	(5,041)	—	(5,041)

Total stockholders’ equity	238,575	(2,914)	235,661

Total liabilities and stockholders’ equity	$621,411	$(25,235)	$596,176

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2

Restated Condensed Consolidated Balance Sheets (Unaudited)

	As of September 30, 2019
	As Previously Reported	Adjustments	As Restated
Assets
Current Assets:
Cash and cash equivalents	$2,950	$—	$2,950
Accounts receivable - net	56,556	(11)	56,545
Inventories - net	130,913	(12,577)	118,336
Prepaid and other current assets	8,631	(475)	8,156

Total current assets	199,050	(13,063)	185,987
Non-current inventories - net	18,345	(9,971)	8,374
Property, plant and equipment - net	81,206	265	81,471
Deferred tax assets - net	20,967	609	21,576
Goodwill	236,547	(41,709)	194,838
Other intangible assets - net	24,345	73,269	97,614
Other assets - net	7,271	(265)	7,006

Total assets	$587,731	$9,135	$596,866

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$17,800	$(166)	$17,634
Accrued expenses	31,067	647	31,714
Current portion of short and long-term obligations	2,748	—	2,748

Total current liabilities	51,615	481	52,096
Long-term obligations - less current portion	169,137	—	169,137
Acquisition contingencies	63,719	11,854	75,573
Other long-term liabilities	2,271	—	2,271
Deferred revenue	1,134	—	1,134

Total liabilities	287,876	12,335	300,211
Preferred stock Series A, $.001 par value: 5,000,000 shares authorized; 50,000 shares issued and outstanding	66,364	—	66,364
Stockholders’ equity:
Common stock, $.001 par value: 150,000,000 shares authorized; 75,087,917 shares issued and outstanding	75	—	75
Additional paid-in capital	497,518	—	497,518
Accumulated other comprehensive loss	(8,390)	—	(8,390)
Accumulated deficit	(250,639)	(3,200)	(253,839)
Less treasury stock, 1,265,761 shares, at cost	(5,073)	—	(5,073)

Total stockholders’ equity	233,491	(3,200)	230,291

Total liabilities and stockholders’ equity	$587,731	$9,135	$596,866

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3

Restated Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31, 2019
		Restatement	Historical -	Discontinued	Continuing
	As Reported	Adjustments	As Restated	Operations	Operations
Revenues	$69,741	$280	$70,021	$45,621	$24,400
Costs of processing and distribution	31,737	397	32,134	24,649	7,485

Gross profit	38,004	(117)	37,887	20,972	16,915

Expenses:
Marketing, general and administrative	31,883	233	32,116	$6,495	25,621
Research and development	4,336	—	4,336	—	4,336
Asset impairment and abandonments	15	—	15	—	15
Acquisition and integration expenses	8,957	—	8,957	—	8,957

Total operating expenses	45,191	233	45,424	$6,495	38,929

Operating (loss) income	(7,187)	(350)	(7,537)	14,477	(22,014)

Other (expense) income:
Interest expense	(1,604)	—	(1,604)	(1,604)	—
Interest income	131	—	131	—	131
Foreign exchange loss	(31)	—	(31)	(8)	(23)

Total other (expense) income—net	(1,504)	—	(1,504)	(1,612)	108

Loss from continuing operations before income tax (provision) benefit	(8,691)	(350)	(9,041)	—	(21,906)
Income tax (provision) benefit	(396)	86	(310)	(4,004)	3,694

Loss from continuing operations	(9,087)	(264)	(9,351)	(4,004)	(18,212)

Income from discontinued operations before income tax provision	—	—	—	12,865	12,865
Income tax provision	—	—	—	(4,004)	(4,004)

Income from discontinued operations	—	—	—	8,861	8,861

Net loss	(9,087)	(264)	(9,351)	—	(9,351)

Convertible preferred dividend	—	—	—	—	—

Net loss applicable to common shares	$(9,087)	$(264)	$(9,351)	$	$(9,351)

Other comprehensive loss:
Unrealized foreign currency translation loss	(393)	—	(393)	—	(393)

Comprehensive loss	$(9,480)	$(264)	$(9,744)	$—	$(9,744)

Net loss from continuing operations per common share - basic	$(0.15)	$(0.00)	$(0.15)		$(0.29)

Net loss from continuing operations per common share - diluted	$(0.15)	$(0.00)	$(0.15)		$(0.29)

Net income from discontinued operations per common share - basic				$0.14	$0.14

Net income from discontinued operations per common share - diluted				$0.14	$0.14

Net loss per common share - basic	$(0.15)	$(0.00)	$(0.15)		$(0.15)

Net loss per common share - diluted	$(0.15)	$(0.00)	$(0.15)		$(0.15)

Weighted average shares outstanding - basic	63,060,939	63,060,939	63,060,939	63,060,939	63,060,939

Weighted average shares outstanding - diluted	63,060,939	63,060,939	63,060,939	63,060,939	63,060,939

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4

Restated Condensed Consolidated Statements of Income (Unaudited)

	Six Months Ended June 30, 2019
		Restatement	Historical -	Discontinued	Continuing
	As Reported	Adjustments	As Restated	Operations	Operations
Revenues	$152,048	$(473)	$151,575	$94,428	$57,147
Costs of processing and distribution	69,299	(1,735)	67,564	50,460	17,104

Gross profit	82,749	1,262	84,011	43,968	40,043

Expenses:
Marketing, general and administrative	70,876	2,348	73,224	12,021	61,203
Research and development	8,204	—	8,204	—	8,204
Gain on acquisition contingency	(1,590)	—	(1,590)	—	(1,590)
Asset impairment and abandonments	15	—	15	—	15
Acquisition and integration expenses	10,910	—	10,910	—	10,910

Total operating expenses	88,415	2,348	90,763	12,021	78,742

Operating (loss) income	(5,666)	(1,086)	(6,752)	31,947	(38,699)

Other (expense) income:
Interest expense	(5,239)	—	(5,239)	(5,239)	—
Interest income	157	—	157	—	157
Foreign exchange loss	(50)	—	(50)	(13)	(37)

Total other ( expense ) income - net	(5,132)	—	(5,132)	(5,252)	120

Loss from continuing operations before income tax benefit (provision)	(10,798)	(1,086)	(11,884)	—	(38,579)
Income tax benefit (provision)	2,455	266	2,721	(3,643)	6,364

Loss from continuing operations	(8,343)	(820)	(9,163)	(3,643)	(32,215)

Income from discontinued operations before income tax provision	—	—	—	26,695	26,695
Income tax provision	—	—	—	(3,643)	(3,643)

Income from discontinued operations	—	—	—	23,052	23,052

Net loss	(8,343)	(820)	(9,163)	—	(9,163)

Convertible preferred dividend	—	—	—	—	—

Net loss applicable to common shares	$(8,343)	$(820)	$(9,163)	—	$(9,163)

Other comprehensive income:
Unrealized foreign currency translation gain	2	—	2	—	2

Comprehensive loss	$(8,341)	$(820)	$(9,161)	$—	$(9,161)

Net loss from continuing operations per common share - basic	$(0.13)	$(0.01)	$(0.14)		$(0.48)

Net loss from continuing operations per common share - diluted	$(0.13)	$(0.01)	$(0.14)		$(0.48)

Net income from discontinued operations per common share - basic				$0.34	$0.34

Net income from discontinued operations per common share - diluted				$0.34	$0.34

Net loss per common share - basic	$(0.13)	$(0.01)	$(0.14)		$(0.14)

Net loss per common share - diluted	$(0.13)	$(0.01)	$(0.14)		$(0.14)

Weighted average shares outstanding - basic	67,737,016	67,737,016	67,737,016	67,737,016	67,737,016

Weighted average shares outstanding - diluted	67,737,016	67,737,016	67,737,016	67,737,016	67,737,016

9
5

Restated Condensed Consolidated Statements of Income (Unaudited)

	Nine Months Ended September 30, 2019
		Restatement	Historical -	Discontinued	Continuing
	As Reported	Adjustments	As Restated	Operations	Operations
Revenues	$228,177	$139	$228,316	$142,467	$85,849
Costs of processing and distribution	103,941	(2,860)	101,081	76,370	24,711

Gross profit	124,236	2,999	127,235	66,097	61,138

Expenses:
Marketing, general and administrative	107,983	4,464	112,443	16,993	95,450
Research and development	12,475	—	12,475	—	12,475
Gain on acquisition contingency	(1,590)	—	(1,590)	—	(1,590)
Asset impairment and abandonments	19	—	19	—	19
Acquisition and integration expenses	14,119	—	14,119	120	13,999
Total operating expenses	133,006	4,464	137,466	17,113	120,353

Operating (loss) income	(8,770)	(1,465)	(10,231)	48,984	(59,215)

Other (expense) income:
Interest expense	(8,957)	—	(8,957)	(8,957)	—
Interest income	161	—	161	—	161
Loss on extinguishment of debt	—	—	—	—	—
Foreign exchange loss	(128)	—	(128)	(40)	(88)

Total other ( expense ) income - net	(8,924)	—	(8,924)	(8,997)	73

Loss from continuing operations before income tax benefit (provision)	(17,694)	(1,465)	(19,155)	—	(59,142)
Income tax benefit (provision)	4,495	359	4,854	(5,101)	9,955

Loss from continuing operations	(13,199)	(1,106)	(14,301)	(5,101)	(49,187)

Income from discontinued operations before income tax provision	—	—	—	39,987	39,987
Income tax provision	—	—	—	(5,101)	(5,101)

Income from discontinued operations	—	—	—	34,886	34,886

Net loss	(13,199)	(1,106)	(14,301)	—	(14,301)

Convertible preferred dividend	—	—	—	—	—

Net loss income applicable to common shares	$(13,199)	$(1,106)	$(14,301)	—	$(14,301)

Other comprehensive loss:
Unrealized foreign currency translation loss	(1,120)	—	(1,120)	—	(1,120)

Comprehensive loss	$(14,319)	$(1,106)	$(15,421)	$—	$(15,421)

Net loss from continuing operations per common share - basic	$(0.19)	$(0.02)	$(0.21)		$(0.71)

Net loss from continuing operations per common share - diluted	$(0.19)	$(0.02)	$(0.21)		$(0.71)

Net income from discontinued operations per common share - basic				$0.50	$0.50

Net income from discontinued operations per common share - diluted				$0.50	$0.50

Net loss per common share - basic	$(0.19)	$(0.02)	$(0.21)		$(0.21)

Net loss per common share - diluted	$(0.19)	$(0.02)	$(0.21)		$(0.21)

Weighted average shares outstanding - basic	69,340,006	69,340,006	69,340,006	69,340,006	69,340,006

Weighted average shares outstanding - diluted	69,340,006	69,340,006	69,340,006	69,340,006	69,340,006

9
6

Restated Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30, 2019
		Restatement	Historical -	Discontinued	Continuing
	As Reported	Adjustments	As Restated	Operations	Operations
Revenues	$82,307	$(753)	$81,554	$48,807	$32,747
Costs of processing and distribution	37,562	(2,132)	35,430	25,811	9,619

Gross profit	44,745	1,379	46,124	22,996	23,128

Expenses:
Marketing, general and administrative	38,993	2,115	41,108	5,526	35,582
Research and development	3,868	—	3,868	—	3,868
Gain on acquisition contingency	(1,590)	—	(1,590)	—	(1,590)
Acquisition and integration expenses	1,953	—	1,953	—	1,953

Total operating expenses	43,224	2,115	45,339	5,526	39,813

Operating income (loss)	1,521	(736)	785	17,470	(16,685)

Other (expense) income:
Interest expense	(3,635)	—	(3,635)	(3,635)	—
Interest income	26	—	26	—	26
Foreign exchange loss	(19)	—	(19)	(5)	(14)

Total other ( expense ) income - net	(3,628)	—	(3,628)	(3,640)	12

Loss from continuing operations before income tax benefit	(2,107)	(736)	(2,843)	—	(16,673)
Income tax benefit	2,851	180	3,031	361	2,670

Income (loss) from continuing operations	744	(556)	188	361	(14,003)

Income from discontinued operations before income tax benefit	—	—	—	13,830	13,830
Income tax benefit	—	—	—	361	361

Income from discontinued operations	—	—	—	14,191	14,191

Net income (loss)	744	(556)	188	—	188

Net income (loss) applicable to common shares	$744	$(556)	$188	—	$188

Other comprehensive income:
Unrealized foreign currency translation gain	395	—	395	—	395

Comprehensive income (loss)	$1,139	$(556)	$583	$—	$583

Net income ( loss ) from continuing operations per common share - basic	$0.01	$(0.01)	$0.00		$(0.19)

Net income ( loss ) from continuing operations per common share - diluted	$0.01	$(0.01)	$0.00		$(0.16)

Net income from discontinued operations per common share - basic				$0.19	$0.19

Net income from discontinued operations per common share - diluted				$0.16	$0.16

Net income (loss) per common share - basic	$0.01	$(0.01)	$0.00		$0.00

Net income (loss) per common share - diluted	$0.01	$(0.01)	$0.00		$0.00

Weighted average shares outstanding - basic	72,283,451	72,283,451	72,283,451	72,283,451	72,283,451

Weighted average shares outstanding - dilute d	88,510,512	88,510,512	88,510,512	88,510,512	88,510,512

9
7

Restated Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30, 2019
		Restatement	Historical -	Discontinued	Continuing
	As Reported	Adjustments	As Restated	Operations	Operations
Revenues	$76,129	$612	$76,741	$48,039	$28,702
Costs of processing and distribution	34,642	(1,125)	33,517	25,910	7,607

Gross profit	41,487	1,737	43,224	22,129	21,095

Expenses:
Marketing, general and administrative	37,103	2,116	39,219	4,972	34,247
Research and development	4,271	—	4,271	—	4,271
Asset impairment and abandonments	4	—	4	—	4
Acquisition and integration expenses	3,209	—	3,209	120	3,089

Total operating expenses	44,587	2,116	46,703	5,092	41,611

Operating (loss) income	(3,100)	(379)	(3,479)	17,037	(20,516)

Other (expense) income:
Interest expense	(3,718)	—	(3,718)	(3,718)	—
Interest income	4	—	4	—	4
Foreign exchange loss	(78)	—	(78)	(27)	(51)

Total other expense - net	(3,792)	—	(3,792)	(3,745)	(47)

Loss from continuing operations before income tax benefit (provision)	(6,892)	(379)	(7,271)	—	(20,563)
Income tax benefit (provision)	2,040	93	2,133	(1,458)	3,591

Loss from continuing operations	(4,852)	(286)	(5,138)	(1,458)	(16,972)

Income from discontinued operations before income tax provision	—	—	—	13,292	13,292
Income tax provision	—	—	—	(1,458)	(1,458)

Income from discontinued operations	—	—	—	11,834	11,834

Net loss	(4,852)	(286)	(5,138)	—	(5,138)

Convertible preferred dividend	—	—	—	—	—

Net loss applicable to common shares	$(4,852)	$(286)	$(5,138)	—	$(5,138)

Other comprehensive loss:
Unrealized foreign currency translation loss	(1,122)	—	(1,122)	—	(1,122)

Comprehensive loss	$(5,974)	$(286)	$(6,260)	$—	$(6,260)

Net loss from continuing operations per common share - basic	$(0.07)	$(0.00)	$(0.07)		$(0.23)

Net loss from continuing operations per common share - diluted	$(0.07)	$(0.00)	$(0.07)		$(0.23)

Net income from discontinued operations per common share - basic				$0.16	$0.16

Net income from discontinued operations per common share - diluted				$0.16	$0.16

Net loss per common share - basic	$(0.07)	$(0.00)	$(0.07)		$(0.07)

Net loss per common share - diluted	$(0.07)	$(0.00)	$(0.07)		$(0.07)

Weighted average shares outstanding - basic	72,472,591	72,472,591	72,472,591	72,472,591	72,472,591

Weighted average shares outstanding - diluted	72,472,591	72,472,591	72,472,591	72,472,591	72,472,591

9
8

Restated Condensed Consolidated Statement of Cash Flows (Unaudited)

	For the Three Months Ended March 31, 2019
	As Previously	Restatement
	Reported	Adjustments	As Restated
Cash flows from operating activities:
Net loss	$(9,087)	$(264)	$(9,351)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	3,696	704	4,400
Provision for bad debts and product returns	233	—	233
Provision for inventory write-downs	1,530	—	1,530
Revenue recognized due to change in deferred revenue	(1,292)	—	(1,292)
Deferred income tax benefit	470	(86)	384
Stock-based compensation	1,163	—	1,163
Other	197	—	197
Change in assets and liabilities:
Accounts receivable	(2,422)	(295)	(2,717)
Inventories	(2,742)	552	(2,190)
Accounts payable	(7,253)	(76)	(7,329)
Accrued expenses	(1,585)	(489)	(2,074)
Deferred revenue	2,000	—	2,000
Other operating assets and liabilities	(593)	82	(511)

Net cash (used in) provided by operating activities	(15,685)	128	(15,557)

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,477)	—	(3,477)
Patent and acquired intangible asset costs	(328)	—	(328)
Acquisition of Paradigm Spine	(99,921)	—	(99,921)

Net cash used in investing activities	(103,726)	—	(103,726)

Cash flows from financing activities:
Proceeds from exercise of common stock options	284	—	284
Proceeds from long-term obligations	115,000	—	115,000
Payments of debt issuance costs	(729)	—	(729)
Payments for treasury stock	—	(128)	(128)

Net cash provided by (used in) financing activities	114,555	(128)	114,427

Effect of exchange rate changes on cash and cash equivalents	(50)	—	(50)

Net decrease in cash and cash equivalents	(4,906)	—	(4,906)

Cash and cash equivalents, beginning of period	10,949	—	10,949

Cash and cash equivalents, end of period	$6,043	$—	$6,043

Supplemental cash flow disclosure:
Cash paid for interest	$557	$—	$557
Income tax refunds, net of payments	(635)	—	(635)
Non-cash acquisition of property, plant and equipment	502	—	502
Non-cash acquisition of Paradigm	60,730	—	60,730
Non-cash common stock issuance	60,730	—	60,730

9
9

Restated Condensed Consolidated Statement of Cash Flows (Unaudited)

	For the Six Months Ended June 30, 2019
	As Previously	Restatement
	Reported	Adjustments	As Restated
Cash flows from operating activities:
Net loss	$(8,343)	$(820)	$(9,163)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	7,491	2,817	10,308
Provision for bad debts and product returns	899	—	899
Provision for inventory write-downs	3,274	—	3,274
Revenue recognized due to change in deferred revenue	(2,585)	—	(2,585)
Deferred income tax benefit	(2,703)	(266)	(2,969)
Stock-based compensation	2,430	—	2,430
Gain on acquisition contingency	(1,590)	—	(1,590)
Paid in kind interest expense	1,473	—	1,473
Other	877	—	877
Change in assets and liabilities:
Accounts receivable	(3,509)	368	(3,141)
Inventories	(1,078)	(1,580)	(2,658)
Accounts payable	(9,675)	(76)	(9,751)
Accrued expenses	(2,217)	(366)	(2,583)
Deferred revenue	2,000	—	2,000
Other operating assets and liabilities	145	95	240

Net cash (used in) provided by operating activities	(13,111)	172	(12,939)

Cash flows from investing activities:
Purchases of property, plant and equipment	(6,912)	—	(6,912)
Patent and acquired intangible asset costs	(1,126)	—	(1,126)
Acquisition of Paradigm Spine	(99,921)	—	(99,921)

Net cash used in investing activities	(107,959)	—	(107,959)

Cash flows from financing activities:
Proceeds from exercise of common stock options	395	—	395
Proceeds from long-term obligations	115,000	—	115,000
Payments of debt issuance costs	(729)	—	(729)
Payments for treasury stock	—	(172)	(172)

Net cash provided by (used in) financing activities	114,666	(172)	114,494

Effect of exchange rate changes on cash and cash equivalents	(27)	—	(27)

Net decrease in cash and cash equivalents	(6,431)	—	(6,431)

Cash and cash equivalents, beginning of period	10,949	—	10,949

Cash and cash equivalents, end of period	$4,518	$—	$4,518

Supplemental cash flow disclosure:
Cash paid for interest	$2,732	$—	$2,732
Income tax refunds, net of payments	1,982	—	1,982
Non-cash acquisition of property, plant and equipment	456	—	456
Non-cash acquisition of Paradigm	60,730	—	60,730
Non-cash common stock issuance	60,730	—	60,730

Restated Condensed Consolidated Statement of Cash Flows (Unaudited)

	For the Nine Months Ended September 30, 2019
	As Previously	Restatement
	Reported	Adjustments	As Restated
Cash flows from operating activities:
Net loss	$(13,195)	$(1,106)	$(14,301)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	11,413	4,929	16,342
Provision for bad debts and product returns	1,050	—	1,050
Provision for inventory write-downs	5,482	—	5,482
Revenue recognized due to change in deferred revenue	(3,772)	—	(3,772)
Deferred income tax benefit	(4,229)	(359)	(4,588)
Stock-based compensation	3,399	—	3,399
Gain on acquisition contingency	(1,590)	—	(1,590)
Paid in kind interest expense	2,948	—	2,948
Other	1,069	—	1,069
Change in assets and liabilities:
Accounts receivable	(4,278)	(244)	(4,522)
Inventories	(4,904)	(2,705)	(7,609)
Accounts payable	(12,608)	(76)	(12,684)
Accrued expenses	4,329	(331)	3,998
Deferred revenue	2,000	—	2,000
Other operating assets and liabilities	177	96	273

Net cash (used in) provided by operating activities	(12,709)	204	(12,505)

Cash flows from investing activities:
Purchases of property, plant and equipment	(10,882)	—	(10,882)
Patent and acquired intangible asset costs	(1,786)	—	(1,786)
Acquisition of Paradigm Spine	(99,692)	—	(99,692)

Net cash used in investing activities	(112,360)	—	(112,360)

Cash flows from financing activities:
Proceeds from exercise of common stock options	395	—	395
Proceeds from long-term obligations	118,000	—	118,000
Payments of debt issuance costs	(729)	—	(729)
Payments on long-term obligations	(500)	—	(500)
Payments for treasury stock	—	(204)	(204)

Net cash provided by (used in) financing activities	117,166	(204)	116,962

Effect of exchange rate changes on cash and cash equivalents	(96)	—	(96)

Net decrease in cash and cash equivalents	(7,999)	—	(7,999)

Cash and cash equivalents, beginning of period	10,949	—	10,949

Cash and cash equivalents, end of period	$2,950	$—	$2,950

Supplemental cash flow disclosure:
Cash paid for interest	$4,941	$—	$4,941
Income tax refunds, net of payments	1,982	—	1,982
Non-cash acquisition of property, plant and equipment	817	—	817
Non-cash acquisition of Paradigm	60,730	—	60,730
Non-cash common stock issuance	60,730	—	60,730

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES (FORMERLY KNOWN AS RTI SURGICAL HOLDINGS, INC.)
Schedule II
Valuation and Qualifying Accounts
Years Ended December 31, 2019, 2018 and 2017
(Dollars in thousands)

	Balance at	Charged to	Deductions-	Balance at
	Beginning of	Costs and	Write-offs,	End of
Description	Period	Expenses	Payments	Period
For the year ended December 31, 2019:
Allowance for doubtful accounts	$1,865	$2,541	$(397)	$4,803
Allowance for product returns	478	—	372	106
Allowance for excess and obsolescence	6,092	2,218	2,748	5,562
Deferred tax asset valuation allowance	3,093	45,022	—	48,115
For the year ended December 31, 2018:
Allowance for doubtful accounts	$1,185	$827	$147	$1,865
Allowance for product returns	441	37	—	478
Allowance for excess and obsolescence	3,293	7,980	5,181	6,092
Deferred tax asset valuation allowance	1,529	2,368	804	3,093
For the year ended December 31, 2017:
Allowance for doubtful accounts	$1,127	$155	$97	$1,185
Allowance for product returns	326	115	—	441
Allowance for excess and obsolescence	3,595	911	1,213	3,293
Deferred tax asset valuation allowance	469	1,060	—	1,529

10
2